As filed with the Securities and Exchange Commission on September 30, 2016

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FORCESHARES TRUST
(Registrant)

Delaware
(State or other jurisdiction of incorporation or organization)

6799
(Primary Standard Industrial Classification Code Number)

[•]-[•]

(I.R.S. Employer Identification No.)

c/o ForceShares LLC and ETF Managers Capital LLC
35 Beechwood Road, Suite 2B

Summit, NJ 07901
Phone: ([•])[•]
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kris Wallace, Member
ForceShares LLC
c/o ETF Managers Capital LLC
35 Beechwood Road, Suite 2B

Summit, NJ 07901
Phone: ([•])[•]
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Kathleen Moriarty, Esq. & Gregory Xethalis, Esq.
Kaye Scholer LLP
250 West 55th Street
New York, NY 10019

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company under Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Offering Price(1)	Amount of Registration Fee(2)
Common units of ForceShares Daily 4X US Market Futures Long Fund, a series of the Registrant	$1,500,000	$151.05

Common units of ForceShares Daily 4X US Market Futures Short Fund, a series of the Registrant	$1,500,000	$151.05

(1)         The proposed maximum aggregate offering price has been calculated assuming that shares are sold at a price of $[•] per share.

(2)         The amount of the registration fee of the shares is calculated in reliance upon Rule 457(o) under the Securities Act of 1933 and using the proposed maximum aggregate offering price as described above.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Trust may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated September 30, 2016

FORCESHARES TRUST
Fund		Proposed Maximum Aggregate Offering Price
FORCESHARES DAILY 4X US MARKET FUTURES LONG FUND	$	[•	]
FORCESHARES DAILY 4X US MARKET FUTURES SHORT FUND	$	[•	]

Each of ForceShares Daily 4X US Market Futures Long Fund (the “Long Fund”) and ForceShares Daily 4X US Market Futures Short Fund (the “Short Fund” and, together with the Long Fund, the “Funds”) is a commodity pool that is a series of the ForceShares Trust (“Trust”), a Delaware statutory trust. Each Fund issues common units representing fractional undivided beneficial interests in such Fund, called “Shares.” Each Fund continuously offers creation baskets consisting of 50,000 Shares (“Creation Baskets”) at their net asset value (“NAV”) per Share to “Authorized Purchasers” (as defined below). Authorized Purchasers, in turn, may offer to the public Shares of any baskets they create. Authorized Purchasers sell such Shares, which are listed on the NYSE Arca, Inc. (the “Exchange”), to the public at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the applicable Fund at the time the Authorized Purchaser purchased the Creation Baskets and the NAV of the applicable Fund at the time of the offer of the Shares to the public and the supply of and demand for Shares at the time of sale. A list of each Fund’s Authorized Purchasers as of the date of this prospectus can be found under “The Offering—Plan of Distribution”, on page [68]. A Fund’s Shares may trade in the secondary market at prices that are lower or higher than their NAV per Share. Long Fund Shares are listed on the Exchange under the symbol “UP.” Short Fund Shares are listed on the Exchange under the symbol “DOWN.” Each Fund is an “emerging growth company” as defined under the Jumpstart Our Business Startups Act.

The Funds’ sponsor is ForceShares LLC (the “Sponsor”). The primary investment objective of the Long Fund is to seek daily investment results, before fees and expenses, that correspond to approximately four times (400%) the daily performance of the closing settlement prices for lead month Standard & Poor’s 500® Stock Price Index Futures contracts (the “Benchmark”). The primary investment objective of the Short Fund is to seek daily investment results, before fees and expenses, that correspond to approximately four times the inverse (-400%) of the daily performance of the Benchmark. The principal holdings of the Funds will be long and short positions in the Standard and Poor’s 500 Stock Price Index Futures contracts and E-Mini S&P 500 Futures contracts. Each Fund’s investment strategy seeks leveraged investment results for a single day only. Each Fund is different and riskier that other exchange-traded products that do not use leverage. As a result, the Funds may not be suitable for all investors, and shareholders should actively manage and monitor their investments on a daily basis.

The initial Authorized Purchaser of Fund shares is [INITIAL AP]. An Authorized Purchaser is under no obligation to purchase Shares. This is intended to be a continuous offering and is not expected to terminate until all of the registered shares have been sold or three years from the date of the original offering, whichever is earlier, unless extended as permitted under the rules under the Securities Act of 1933, as amended, although the offering by a Fund may be temporarily suspended if and when no suitable investments for such Fund are available or practicable. See “Prospectus Summary—The Shares” and “Creation and Redemption of Shares—Rejection of Purchase Orders” below.

Investing in a Fund involves significant risks. See “What Are the Risk Factors Involved with an Investment in a Fund?” beginning on page [18]. The Funds are not mutual funds registered under the Investment Company Act of 1940, as amended (“1940 Act”), and are not subject to regulation under the 1940 Act.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

		Long Fund					Short Fund
		Per Share		Per Basket			Per Share			Per Basket
Price of the Shares(1)	$	[•]	$	[•	]	$	[•	]	$	[•	]

(1)    Based on closing net asset value on [•], 2016. The price may vary based on net asset value in effect on a particular day. No commissions or discounts are paid to Authorized Purchasers in connection with the sale of Creation Baskets. The Sponsor pays certain fees to the Marketing Agent. See “The Offering—Plan of Distribution” on page [68].

The date of this prospectus is                , 2016

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL AT PAGE [66] AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE [13].

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE [18].

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

i

FORCESHARES TRUST

FORCESHARES DAILY 4X US MARKET FUTURES LONG FUND

FORCESHARES DAILY 4X US MARKET FUTURES SHORT FUND

ii

S&P®, S&P 500®, Standard & Poor’s® and Standard & Poor’s 500® are registered trademarks of Standard & Poor’s® Financial Services LLC.

CME® and Chicago Mercantile Exchange® are registered trademarks of Chicago Mercantile® Exchange Inc. (the “CME®”).

E-Mini™ is a trademark of the CME.

iii

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the equity markets and indexes that track such movements, the Funds’ operations, the Sponsor’s plans and references to the Funds’ future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “What Are the Risk Factors Involved with an Investment in a Fund?” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, a Fund’s operations or the value of its Shares.

iv

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the ForceShares Daily 4X US Market Futures Long Fund (the “Long Fund”) and the ForceShares Daily 4X US Market Futures Short Fund (the “Short Fund” and, together with the Long Fund, the “Funds”) and the common units issued by each Fund representing fractional undivided beneficial interests in such Fund (such Fund’s “Shares”), it does not contain or summarize all of the information about the Funds and their respective Shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “What Are the Risk Factors Involved with an Investment in a Fund?” beginning on page [18], before making an investment decision about a Fund’s Shares.

Before making an investment decision, you should understand that each Fund seeks leveraged investment results for a single day only, not for longer periods. This means that the return of a Fund for a period longer than a single trading day will be the result of each day’s returns compounded over the period, which will very likely differ from four times (400%) the total performance, in the case of the Long Fund, or four times the inverse (-400%) of the total performance, in the case of the Short Fund, of the Benchmark for that period. Due to a number of reasons as described throughout this prospectus, including, but not limited to, mathematical compounding, daily rebalancing, leverage and volatility, the Long Fund will not track, and the Short Fund will not track the inverse of, movements in the Benchmark (as defined below) for a period longer than a single trading day and may experience tracking error intra-day. Further, the return for investors that invest for periods less than a full trading day or for a period different than a trading day will not be the product of the return of a Fund’s stated primary daily leveraged investment objective and the performance of the Benchmark for the full trading day. Each Fund is also riskier than similarly benchmarked exchange-traded products that do not use leverage. Accordingly, the Funds may not be suitable for all investors and should be used only by knowledgeable investors who understand the potential consequences of seeking daily leveraged investment results. Additionally, the Short Fund pursues a primary daily leveraged investment objective that is the inverse of the performance of the Benchmark, a result opposite of most mutual funds and exchange-traded products. Shareholders should actively manage and monitor their investments, as frequently as daily. Investors in the Funds should:

•	understand the risks associated with the use of leverage,

•	understand the consequences of seeking daily leveraged investment results,

•	for the Short Fund, understand the risk of shorting, and

•	intend to actively monitor and manage their investments.

Investors who do not understand the Funds or do not intend to actively manage their funds and monitor their investments should not buy the Funds.

As used in this prospectus, the terms “daily,” “day,” and “trading day,” refer to the period from the close of the markets on one trading day to the close of the markets on the next trading day.

There is no assurance that either Fund will achieve its investment objectives and an investment in a Fund could lose money. Neither Fund is a complete investment program.

1

In the absence of certain stop measures represented by options on futures contracts obtained by the Fund, if the Benchmark moves 25 percent or more on a given trading day(s) in a direction adverse to a Fund’s holdings, the Fund’s investors would lose all of their money. Therefore, the Long Fund holds “put” options, and the Short Fund holds “call” options, with respect to all or substantially all of its S&P® Interests (as defined below) with strike prices at approximately 75 percent, in the case of the Long Fund, or 125 percent, in the case of the Short Fund, of the value of the applicable underlying S&P Interest as of the end of the preceding business day (such Fund’s “Stop Options”). The Stop Options will serve primarily to a) prevent the Fund’s NAV from going to zero in the event of a 25 percent adverse move in the Benchmark and b) recoup a small portion of substantial losses of a Fund that may result from large movements in the Benchmark. The Stop Options are not expected to result in significant gains for either Fund, and will generally be considered a transaction cost for each Fund. The Stop Options will not prevent a Fund from losing money, but will permit the Fund to recoup a small percentage of its losses in the event of a large or catastrophic adverse movement in a Fund’s Benchmark. For more information, see “The Offering—Other Trading Policies of the Fund—Options on Futures Contracts”.

Principal Offices of the Funds and the Sponsor

The principal office of the ForceShares Trust (the “Trust”) and each Fund is located at [•]. The telephone number is [•]. The principal office and telephone number of the Trust’s sponsor, ForceShares LLC (the “Sponsor”), are also at [•] and [•], respectively.

Breakeven Point

The amount of trading income required for the redemption value of a Share of the Long Fund (a “Long Fund Share”) at the end of one year to equal the initial selling price of the Long Fund Share, assuming an initial selling price of $[•], is $0.[•] or 0.[•]% of the initial selling price. The amount of trading income required for the redemption value of a Share of the Short Fund (a “Short Fund Share”) at the end of one year to equal the initial selling price of the Short Fund Share, assuming an initial selling price of $[•], is $0.[•] or 0.[•]% of the initial selling price. For more information, see “Breakeven Analysis” below.

Overview of the Funds

Each of the Long Fund and the Short Fund is a commodity pool that issues Shares that may be purchased and sold on NYSE Arca, Inc. (the “Exchange”). Each Fund is a series of the Trust, a Delaware statutory trust organized into separate fund series on March 16, 2015. The Funds are the only two series of the Trust; each series operates as a separate commodity pool. Additional series of the Trust may be created in the future. The Trust and each Fund operate pursuant to the Trust’s Declaration of Trust and Trust Agreement (the “Trust Agreement”). The Funds were formed and are managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in Delaware on March 13, 2015 that will be registered as a commodity pool operator with the Commodity Futures Trading Commission (“CFTC”) and will be a member of the National Futures Association (“NFA”).

The Long Fund’s primary investment objective is to seek daily investment results, before fees and expenses, that correspond to approximately four times (400%) the daily performance, and the Short Fund’s primary investment objective is to seek daily investment results, before fees and expenses, that correspond to approximately four times the inverse (-400%) of the daily performance, of the closing settlement price for lead month (i.e., the “near month” or “next-to-expire”) Standard & Poor’s 500 Stock Price Index Futures contracts (“Big S&P Contracts”) that are traded on the Chicago Mercantile Exchange (“CME”). This closing settlement price is referred to herein as the “Benchmark,” and the Big S&P Contracts that at any given time make up the Benchmark are referred to herein as the “Benchmark Component Futures Contracts.” The Funds do not seek to achieve their respective stated primary investment objectives over a period of time greater than a single day.

2

Each Fund seeks to achieve its primary investment objective under normal market conditions primarily by investing in Big S&P Contracts such that daily changes in the Fund’s NAV are expected to closely track the changes, in the case of the Long Fund, or the inverse of the changes, in the case of the Short Fund, in the Benchmark on a leveraged basis. Each Fund will also invest in E-Mini™ S&P 500® Futures contracts (“E-Minis” and, together with Big S&P Contracts, “Primary S&P Interests”) to seek to achieve its primary investment objective where position limits prevent further purchases of Big S&P Contracts. Each Fund may also invest in other contracts, securities and instruments, such as swaps, that the Sponsor determines, in its sole discretion, further the Fund’s primary investment objective (collectively, “Other S&P Interests,” and together with Primary S&P Interests, “S&P Interests”). Permissible Other S&P Interests are the following: swap agreements (cleared and over-the-counter), over-the-counter forward contracts, and short positions on futures contracts, in each case with respect to and referencing a Primary S&P Interest or the S&P 500® (“S&P 500 Index”).

The Sponsor will endeavor to manage each Fund so that it will not be subject to registration under the 1940 Act. This requires monitoring the proportion of each Fund’s assets to be placed in various investments. For example, a Fund will not invest, in the aggregate, more than twenty percent (20%) of its assets in Other S&P Interests or Stop Options that constitute securities for the purposes of the 1940 Act.

The Sponsor expects to manage each Fund’s investments directly, although it has been authorized by the Trust to retain, establish the terms of retention for, and terminate contracts with third-party commodity trading advisors to provide such management. The Sponsor is also authorized to select futures commission merchants (“FCMs”) to execute each Fund’s transactions.

Unlike equities, which entitle the holder to a continuing stake in a corporation, commodity futures contracts specify a delivery date for the underlying physical commodity or its cash equivalent. Each Fund’s positions in S&P Interests will be changed or “rolled” on a regular basis in order to track the changing nature of the Benchmark. For example, quarterly (on the date on which a Big S&P Contract expires), the deferred month (or next-to-expire) Big S&P Contract will become the “lead” month (or front month) Big S&P Contract and will become the Benchmark Component Futures Contract, and each Fund’s investments will have to be changed accordingly. During roll periods, the Benchmark will be composed of a combination of the lead month Big S&P Contract and/or the deferred month Big S&P Contract. The Benchmark is a “rolling index,” which means that the Benchmark does not take physical possession of any commodities. An investor with a rolling futures position is able to avoid delivering (or taking delivery of) underlying physical commodities while maintaining exposure to those commodities. The Benchmark Component Futures Contract is changed from the lead month Big S&P Contract to the deferred month Big S&P Contract over a four-day period. Each quarter, the Benchmark Component Futures Contract changes start at the end of the day on the date two weeks (twelve days) prior to expiration of the lead month Big S&P Contract for that month. During the first three days of the period, the applicable value of the Benchmark is based on a combination of the lead month Big S&P Contract and the deferred month Big S&P Contract as follows:

•	On day 1, the Benchmark consists of 75% of the lead month Big S&P Contract’s price plus 25% of the deferred month Big S&P Contract’s price;

•	On day 2, the Benchmark consists of 50% of the lead month Big S&P Contract’s price plus 50% of the deferred month Big S&P Contract’s price;

•	On day 3, the Benchmark consists of 25% of the lead month Big S&P Contract’s price plus 75% of the deferred month Big S&P Contract’s price; and

•	On day 4, the Benchmark is entirely composed of the prior day’s deferred month Big S&P Contract, which now constitutes the lead month Big S&P Contract until the beginning of the following quarter’s rolling period.

3

On each day during the four-day rolling period, the Sponsor anticipates it will roll S&P Interests positions by closing, or selling, a percentage of positions in S&P Interests and reinvesting the proceeds from closing those positions in new S&P Interests that reflect the change in the Benchmark. The anticipated dates that the quarterly four-day roll period will commence are posted on the Funds’ website at www.forceshares.com, and are subject to change without notice. By remaining invested as fully as possible in S&P Interests, the Sponsor believes that the daily changes in percentage terms of the NAV will continue to closely track the daily changes in percentage terms in the price of the Benchmark. For more information about the risks associated with rolling futures positions, see “The Offering—Potential Negative Impact from Rolling Futures Positions.”

The composition of a Fund’s Stop Options positions may or may not be changed during a roll period. The Sponsor will consider whether to sell a Stop Option position based upon that Stop Option’s economic viability, which is determined by examining its strike price relative to the existing Benchmark Futures Contract value, time to expiration, market demand and any other applicable considerations. In all circumstances, including during the roll period and at the end of the roll period, the Stop Option positions will provide coverage, at an aggregate strike price of approximately 75 percent, for all of the S&P Interests held by the Fund. As a result, the Sponsor will purchase new Stop Options when required to meet the referenced coverage threshold.

Each Fund has a secondary investment objective designed prevent a Fund’s NAV from going to zero and to recoup a small portion of substantial losses a Fund will experience due to an extreme negative single-day or short-term movement, in the case of the Long Fund, or positive movement, in the case of the Short Fund, in the Benchmark. Each Fund holds Stop Options with respect to all or substantially all of its S&P Interests with strike prices at approximately 75 percent, in the case of the Long Fund, or 125 percent, in the case of the Short Fund, of the value of the applicable underlying S&P Interest as of the end of the preceding business day. The Stop Options will serve primarily to prevent the total loss of 100 percent of a Fund’s assets from adverse short-term movements of 25 percent or more in the Benchmark, and may also allow a Fund to recoup a small portion of the substantial losses that would result from a large or catastrophic adverse movement in the Benchmark. The Stop Options are not expected to result in significant gains for any Fund, and will generally be considered a transaction cost for each Fund. Stop Options are expected to prevent a Fund’s NAV from declining beyond a threshold equal to the value of the strike prices of the Stop Options and the position exposure of the Stop Options as a whole. For more information on the operation of the Stop Options, see “The Offering—Other Trading Policies of the Fund—Options on Futures Contracts”.

As a result of the Funds’ respective exposures to daily price movements of the Benchmark, combined with the Stop Option’s strategy to recoup a small portion of losses in the face of extreme negative movements, in the case of the Long Fund, or positive movements, in the case of the Short Fund, of the Benchmark, the Funds’ investment strategies may be more beneficial to investors than a direct and concentrated investment, long or short, in a single market segment.

As explained above, each Fund invests in a combination of S&P Interests that the Sponsor believes should achieve daily investment results, before fees and expenses, that correspond to approximately four times (400%) the daily performance, in the case of the Long Fund, or approximately four times the inverse (-400%) of the daily performance, in the case of the Short Fund, of the Benchmark. The Funds’ Benchmark is intended to track movements in the closing settlement price of lead month Big S&P Contracts. Big S&P Contracts are based on the value of the S&P 500 Index, a measure of large-cap U.S. stock market performance. The S&P 500 Index is a float-adjusted, market capitalization-weighted index of 500 U.S. operating companies and real estate investment trusts selected through a process that factors in criteria such as liquidity, price, market capitalization and financial viability. The S&P 500 Index is published under the Bloomberg ticker symbol “SPX.”

4

The S&P Interests that each Fund will principally invest in are futures contracts, which are standardized contracts traded on, or subject to the rules of, an exchange that call for the future delivery of a specified quantity and type of asset at a specified time and place or, alternatively, may call for cash settlement. Futures contracts, all of which held by the Fund are lead month or deferred month Primary S&P Interests, are expected to comprise approximately ten to twenty-five percent (10-25%) of the Long Fund’s portfolio and approximately ten to twenty-five percent (10-25%) of the Short Fund’s portfolio.

Cash balances arising from the use of derivatives will typically be held in money market instruments and/or cash, which are short-term cash instruments that have a remaining maturity of 397 days or less and exhibit high quality credit profiles. Money market instruments are expected to comprise approximately seventy to eighty-five percent (70-85%) of the Long Fund’s portfolio and approximately seventy to eighty-five percent (70-85%) of the Short Fund’s portfolio.

Each Fund will also invest in Stop Options, and may invest in Other S&P Interests from time to time. Stop Options are expected to average less than approximately five percent (5%) of the Long Fund’s portfolio and less than approximately five percent (5%) of the Short Fund’s portfolio. To obtain the exposure it might otherwise obtain from investing in Primary S&P Interests, the Sponsor may also invest in Other S&P Interests in an amount that may not exceed twenty-five percent (25%) of the Long Fund’s portfolio and less than approximately twenty-five percent (25%) of the Short Fund’s portfolio.

The Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of investment positions that each Fund should hold to approximate, on a daily basis, four times (400%) the daily performance, in the case of the Long Fund, or four times the inverse (-400%) of the daily performance, in the case of the Short Fund, of the Benchmark. The Sponsor does not invest the assets of the Funds in securities or financial instruments based on the Sponsor’s view of the investment merit of a particular security, instrument, or company, nor does it conduct conventional investment research or analysis or forecast market movement or trends, in managing the assets of the Funds. Each Fund seeks to remain invested at all times in securities and/or financial instruments that, in combination, provide the targeted leveraged exposure to the S&P 500 Index without regard to market conditions, trends or direction. Following determination of the Funds’ respective NAVs each business day, each Fund will seek to position its portfolio so that its exposure to the Benchmark is consistent with the Fund’s primary investment objective. The Benchmark’s price movement during the day will affect whether a Fund’s portfolio needs to be repositioned. For example, if the Benchmark has risen on a given day, the NAV of the Long Fund should rise and the NAV of the Short Fund should fall. As a result, the Long Fund’s exposure would need to be increased and the Short Fund’s exposure would need to be decreased. Conversely, if the Benchmark has fallen on a given day, the NAV of the Long Fund should fall and the NAV of the Short Fund should rise. As a result, the Long Fund’s exposure would need to be decreased and the Short Fund’s exposure would need to be increased. Because of daily rebalancing of each Fund’s Portfolio and the compounding of each day’s return over time, the return of each Fund for periods longer than a single day will be the result of each day’s returns compounded over the period, which will very likely differ from four times (400%) the total performance, in the case of the Long Fund, or four times the inverse (-400%) of the total performance, in the case of the Short Fund, of the Benchmark over the same period. Each Fund will lose money if the level of the Benchmark is flat over time, and it is possible that the Long Fund will lose money over time even if the level of the Benchmark rises, and the Short Fund will lose money over time even if the level of the Benchmark falls, as a result of daily rebalancing of the applicable Fund, the Benchmark’s volatility and the effects of compounding. See “What Are the Risk Factors Involved with an Investment in a Fund?”, below. Each Fund is rebalanced daily as of the NAV calculation time in order to continue to reflect exposures equal to approximately four times (400%) the daily performance, in the case of the Long Fund, or approximately four times the inverse (-400%) of the daily performance, in the case of the Short Fund, of the Benchmark. However, each Fund will only rebalance on business days when the Exchange and the futures exchanges are open. The Sponsor determines the type, quantity and combination of S&P Interests it believes will produce daily returns consistent with the applicable Fund’s primary investment objective. See “The Offering—Operation of the Funds” beginning on page [43] for examples illustrating the operation of the Funds.

5

Primary S&P Interests traded on the CME expire on a specified day in each calendar quarter: March, June, September and December. For example, in terms of the Benchmark, on May 1st of a given year the lead month Big S&P Contract will expire in June of that year and will be the Benchmark Component Futures Contracts. As another example, on December 31st of a given year, the Benchmark Component Futures Contracts will be the contracts expiring in March of the following year.

Each Fund incurs certain expenses in connection with its operations, including the costs of maintaining its portfolio of Stop Options, and holds most of its assets in income-producing, short-term securities for margin and other liquidity purposes and to meet redemptions that may be necessary on an ongoing basis. These expenses and income cause imperfect correlation between changes in the Fund’s NAV and changes in the Benchmark, because the Benchmark does not reflect expenses or income. Investors should be aware that because each Fund incurs certain expenses on an ongoing basis, investors in the Long Fund may incur a partial or complete loss of their investment even when the performance of the Benchmark is positive, and investors in the Short Fund may incur a partial or complete loss of their investment even when the performance of the Benchmark is negative.

Each Fund invests in S&P Interests to the fullest extent possible without exceeding the leverage necessary to implement its primary investment objective or being unable to satisfy its expected current or potential margin or collateral obligations with respect to its investments in S&P Interests. After fulfilling such margin and collateral requirements and purchasing Stop Options consistent with its secondary investment objective, each Fund invests the remainder of its proceeds from the sale of baskets in money market instruments and/or merely holds such assets in cash (generally in interest-bearing accounts). Therefore, the focus of the Sponsor in managing each Fund is investing in S&P Interests, Stop Options, money market instruments and/or cash. Each Fund earns interest income from the money market instruments that it purchases and on the cash it holds through the Fund’s custodian, U.S. Bank National Association (the “Custodian”).

The Sponsor believes that market arbitrage opportunities will cause each Fund’s Share price on the Exchange to track the Fund’s NAV per Share. The Sponsor believes that the net effect of this expected relationship and the expected relationship between each Fund’s NAV per Share and the Benchmark will be that the changes in the price of a Fund’s Shares on the Exchange will track approximately four times (400%) the daily performance, in the case of the Long Fund, or approximately four times the inverse (-400%) of the daily performance, in the case of the Short Fund, of the Benchmark. This relationship may be affected by various market factors, including but not limited to, the number of Shares of a Fund outstanding and the liquidity of the underlying holdings. The Sponsor believes that the market for Primary S&P Interests is among the more liquid futures markets and does not anticipate liquidity issues relating to the Fund’s underlying holdings, absent extraordinary circumstances or material changes to the marketplace for Primary S&P Interests. While the Benchmark is composed of Big S&P Contracts and is therefore a measure of the future value of the S&P 500 Index, there is nonetheless expected to be a reasonable degree of correlation between the Benchmark and the then-current value of the S&P 500 Index.

6

The Sponsor employs a “neutral” investment strategy intended to track the changes in the Benchmark regardless of whether the Benchmark goes up or goes down. Each Fund’s “neutral” investment strategy is designed to permit investors generally to purchase and sell the Fund’s Shares with the objective of gaining leveraged exposure to Benchmark (and the performance of the S&P 500 Index) in a cost-effective manner. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the stock market and/or the risks involved in hedging may exist. In addition, an investment in a Fund involves the risks that the changes in the price of the Fund’s Shares will not accurately track the changes in the Benchmark, and that changes in the Benchmark will not closely correlate with changes in the value of the S&P 500 Index. Furthermore, as noted above, the Fund may also elect to invest in money market instruments and/or cash to meet its current or potential margin or collateral requirements with respect to its investments in S&P Interests and to invest cash not required to be used as margin or collateral. The Funds do not expect there to be any meaningful correlation between the performance of their respective investments in money market instruments and/or cash and the changes in the value of the S&P 500 Index or S&P Interests. While the level of interest earned on or the market price of these investments may in some respects correlate to changes in the value of the S&P Index, this correlation is not anticipated as part of the Funds’ efforts to meet their respective primary investment objectives. This and certain risk factors discussed in this prospectus may cause a lack of correlation between changes in a Fund’s NAV and changes in the value of the S&P 500 Index. The Sponsor does not intend to operate the Funds in a fashion such that their respective per Share NAVs equal, in dollar terms, the value of the S&P 500 Index or the price of any particular Primary S&P Interest.

Each Fund creates and redeems its Shares only in blocks of 50,000 Shares called “Creation Baskets” and “Redemption Baskets”, respectively. Only Authorized Purchasers may purchase or redeem Creation Baskets or Redemption Baskets. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any baskets it does create. Baskets are generally created when there is a demand for Shares of a Fund, including, but not limited to, when the market price per share is at (or perceived to be at) a premium to the Fund’s NAV per Share. Similarly, baskets are generally redeemed when the market price per share is at (or perceived to be at) a discount to the Fund’s NAV per Share. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market, on the Exchange, at the market price per Share, rather than in connection with the creation or redemption of baskets. There are a minimum number of baskets and associated Shares specified for each Fund. Once a Fund’s minimum number of baskets is reached, there can be no more redemptions with respect to the Fund until there has been a new Creation Basket order. In such case, market-makers may be less willing to purchase Shares of the Fund from investors in the secondary market, which may in turn limit the ability of Shareholders of the Fund to sell their Shares in the secondary market. As of the date of this prospectus, these minimum levels for each Fund are [100,000] Shares of the Fund representing [two] baskets.

All proceeds from the sale of Creation Baskets will be invested as quickly as practicable in the investments described in this prospectus. Each Fund’s cash and investments are held through the Fund’s Custodian, in accounts with the Fund’s commodity futures brokers or in collateral accounts with respect to over-the-counter S&P Interests. There is no stated maximum time period for the Funds’ respective operations and each Fund will continue until all of its Shares are redeemed or the Fund is liquidated pursuant to the terms of the Trust Agreement.

There is no specified limit on the maximum number of Creation Baskets of a Fund that can be sold, although the Funds may not sell Shares in Creation Baskets if such Shares have not been registered with the Securities and Exchange Commission (the “SEC”) under an effective registration statement. Additionally, applicable position limits on Primary S&P Interests may practically limit the number of Creation Baskets of a Fund that will be sold if the Sponsor determines that the other investment alternatives available to the Fund at that time will not enable it to meet its stated primary investment objective.

7

Shares of each Fund may also be purchased and sold by individuals and entities that are not Authorized Purchasers in smaller increments than Creation Baskets on the Exchange. However, these transactions are effected at bid and ask prices established by a specialist firm(s). Like any listed security, Shares of each Fund can be purchased and sold at any time a secondary market is open.

In managing each Fund’s assets, the Sponsor does not use a technical trading system that automatically issues buy and sell orders. Instead, each time one or more baskets are purchased or redeemed, the Sponsor will purchase or sell S&P Interests with an aggregate market value that approximates the amount of cash received or paid upon the purchase or redemption of the basket(s).

Note to Secondary Market Investors: Shares can be directly purchased from the issuing Fund only in Creation Baskets and only by Authorized Purchasers. Each Creation Basket consists of 50,000 Shares of a Fund and therefore requires a significant financial commitment to purchase. Accordingly, investors who do not have such resources or who are not Authorized Purchasers should be aware that some of the information contained in this prospectus, including information about purchases and redemptions of Shares directly with the Funds, is only relevant to Authorized Purchasers. Long Fund Shares are listed and traded on the Exchange under the ticker symbol “UP”, and Short Fund Shares are listed and traded on the Exchange under the ticker symbol “DOWN”, and each may be purchased and sold as individual Shares. Individuals interested in purchasing Shares in the secondary market should contact their broker. Shares purchased or sold through a broker may be subject to commissions.

Except when aggregated in Redemption Baskets, Shares are not redeemable securities. There is no guarantee that Shares will trade at prices that are at or near the per-Share NAV. There are a minimum number of baskets and associated shares specified for each Fund. Once the minimum number of baskets is reached, there can be no more redemptions from the applicable Fund until there has been a new Creation Basket order. As of the date of this prospectus, these minimum levels for each Fund are [100,000] Shares representing [two] baskets, and each Fund had the minimum number of Shares outstanding on that date.

Investors purchasing Shares in the secondary market through a brokerage account or with the assistance of a broker may be subject to brokerage commissions and charges. If you purchase Shares through a broker-dealer or other financial intermediary (such as a bank), the issuing Fund, the Sponsor or an affiliate of the Sponsor may pay the intermediary for the sale of Shares and related services. These payments may create a conflict of interest by influencing broker-dealers or other intermediaries and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

The Shares

The Shares of each Fund are registered as securities under the Securities Act of 1933, as amended (“1933 Act”) and the Securities Exchange Act of 1934, as amended (the “1934 Act”) and do not provide dividend rights or conversion rights and there are no sinking funds. The Shares of a Fund may only be redeemed when aggregated in Redemption Baskets as discussed under “Creation and Redemption of Shares” and holders of Fund Shares (“Shareholders”) generally do not have voting rights as discussed under “The Trust Agreement – Voting Rights.” Cumulative voting is neither permitted nor required and there are no preemptive rights. The Trust Agreement provides that, upon liquidation of a Fund, its assets will be distributed pro rata to the Shareholders based upon the number of Shares held. Each Shareholder will receive its share of the assets in cash or in kind, and the proportion of such share that is received in cash may vary from Shareholder to Shareholder, as the Sponsor in its sole discretion may decide.

8

The offering of Shares under this prospectus is a continuous offering under Rule 415 under the 1933 Act and is not expected to terminate until all of the registered Shares have been sold or three years from the date of the original offering, whichever is earlier. The offering may be extended beyond such date as permitted under rules promulgated by the SEC under the 1933 Act, though in any case the offering will terminate before the end of any extension period if all of the registered Shares have been sold. The Sponsor expects to cause the Trust to file one or more additional registration statements as necessary to permit additional Shares to be registered and offered on an uninterrupted basis. This offering may also be suspended or terminated at any time with respect to either Fund for certain specified reasons, including if and when suitable investments for the Fund are not available or practicable. See “Creation and Redemption of Shares—Rejection of Purchase Orders” below. As discussed above, the minimum purchase requirement for Authorized Purchasers is a Creation Basket, which consists of 50,000 Shares of a Fund. Under the plan of distribution, the Funds do not require a minimum purchase amount for investors who purchase Shares from Authorized Purchasers. There are no arrangements to place funds received as proceeds from the sale of Creation Baskets of either Fund in an escrow, trust, or similar account.

U.S. Federal Income Tax Considerations

As is described more fully in “U.S. Federal Income Tax Considerations,” it is intended that each Fund be classified as a partnership that is not taxable as a corporation for U.S. federal income tax purposes. Assuming that each Fund is classified as a partnership not taxable as a corporation for U.S. federal income tax purposes, generally the Funds will not incur any U.S. federal income tax liability; rather, each Shareholder will be required to take into account its allocable share of the applicable Fund’s income, gains, losses, deductions, and other tax items. See “U.S. Federal Income Tax Considerations” for information about the U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.

The Funds’ Investments

The S&P Interests that each Fund will principally invest in are futures contracts, standardized contracts traded on, or subject to the rules of, an exchange that call for the future delivery of a specified quantity and type of asset at a specified time and place or, alternatively, may call for cash settlement. Futures contracts, all of which are lead month or deferred month Primary S&P Interests, are expected to comprise approximately ten to twenty-five percent (10-25%) of the Long Fund’s portfolio and approximately ten to twenty-five percent (10-25%) of the Short Fund’s portfolio.

Cash balances arising from the use of derivatives will typically be held in money market instruments, which are short-term cash instruments that have a remaining maturity of 397 days or less and exhibit high quality credit profiles. Money market instruments are expected to comprise approximately seventy to eighty-five percent (70-85%) of the Long Fund’s portfolio and approximately seventy to eighty-five percent (70-85%) of the Short Fund’s portfolio.

Each Fund will also invest in Stop Options, and may invest in Other S&P Interests from time to time. Stop Options are expected to average less than approximately five percent (5%) of the Long Fund’s portfolio and less than approximately five percent (5%) of the Short Fund’s portfolio. To obtain the exposure it might otherwise obtain from investing in Primary S&P Interests, the Sponsor may also invest in Other S&P Interests in an amount that may not exceed twenty-five percent (25%) of the Long Fund’s portfolio and less than approximately twenty-five percent (25%) of the Short Fund’s portfolio.

9

Unlike exchange-traded contracts, over-the-counter contracts expose the Funds to the credit risk of the other party to the contract. As discussed below, exchange-traded contracts may expose the Funds to the risk of the clearing broker’s and/or the exchange clearing house’s bankruptcy.

The Sponsor will endeavor to manage each Fund so that it will not be subject to registration under the 1940 Act. This requires monitoring the proportion of each Fund’s assets to be placed in various investments.

A more detailed description of S&P Interests and other aspects of the S&P Interest markets can be found later in this prospectus. A more detailed description of the Stop Options used by the Funds can be found later in this prospectus.

As noted, the Funds invest in Primary S&P Interests, including those traded on the CME. Each Fund expressly disclaims any association with the CME or endorsement of the Fund by such exchange and acknowledges that “CME” and “Chicago Mercantile Exchange” are registered trademarks of such exchange. Each Fund further acknowledges that “S&P”, “S&P 500”, “Standard & Poor’s” and “Standard & Poor’s 500” are registered trademarks of Standard & Poor’s Financial Services LLC, and expressly disclaims any association with Standard & Poor’s Financial Services LLC or endorsement of the Funds by such entity.

Principal Investment Risks of an Investment in the Funds

An investment in a Fund involves a degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page [18].

•	Unlike mutual funds, commodity pools and other investment pools that manage their investments so as to realize income and gains for distribution to their investors, the Funds generally do not make distributions to their respective Shareholders. You should not invest in a Fund if you will need cash distributions from the Fund to pay taxes on your share of income and gains of the Fund, if any, or for other purposes.

•	To the extent that investors use a Fund as a means of investing indirectly in the S&P 500 Index, there is the risk that the changes in the price of the Fund’s Shares on the Exchange will not closely track the changes in the value of the S&P 500 Index. This could happen if the price of Shares traded on the Exchange does not correlate closely with a Fund’s NAV per Share; the changes in a Fund’s NAV per Share do not correlate closely with changes in the Benchmark; or the changes in the Benchmark do not correlate closely with changes in the value of the S&P 500 Index. This is a risk because if these correlations are not sufficiently close, then investors may not be able to use the Funds as a cost-effective way to invest indirectly in the S&P 500 Index or as a hedge against the risk of loss in the stock market.

•	The cumulative percentage increase or decrease in the value of a Fund’s portfolio over a period of more than one day may diverge significantly from the cumulative percentage increase or decrease in approximately four times (400%) the total performance, in the case of the Long Fund, or approximately four times the inverse (-400%) of the total performance, in the case of the Short Fund, of the Benchmark over such period due to the compounding effect of losses and gains on the returns of the Fund, and this effect becomes more pronounced as the Benchmark experiences volatility.

10

•	Frequent and active trading may lead to higher transaction costs, because of increased broker commissions resulting from such transactions, as well as significantly increased short-term capital gains.

•	Intraday exposure to the Benchmark will fluctuate as a result of Benchmark performance during a trading day.

•	The Sponsor is newly formed for the purpose of operating the Funds and has no experience operating commodity pools.

•	The Funds are newly formed and, therefore, have no operating history prior to the date of this prospectus to serve as a basis for you to evaluate an investment in the Funds.

•	The price relationship between the S&P 500 Index and the Benchmark Component Futures Contracts will vary and may impact both a Fund’s total return over time and the degree to which such total return tracks the total return of the S&P 500 Index. In cases in which a lead month (i.e., the “near month” or “next-to-expire”) futures contract’s price is lower than its corresponding deferred month (i.e., “later month” or “second-to-expire”) futures contracts’ prices (a situation known as “contango” in the futures markets), then absent the impact of the overall movement in the S&P 500 Index the value of the Benchmark Component Futures Contracts would tend to decline as they approach expiration which could cause the Benchmark Component Futures Contracts, and therefore the Long Fund’s total return, to track lower. In cases in which a lead month futures contract’s price is higher its corresponding deferred month futures contracts’ prices (a situation known as “backwardation” in the futures markets), then absent the impact of the overall movement in the S&P 500 Index the value of the Benchmark Component Futures Contracts would tend to rise as they approach expiration which could cause the Benchmark Component Futures Contracts to track higher, resulting in the Short Fund’s total return tracking lower.

•	Investors may choose to use a Fund as a vehicle to hedge against the risk of loss in the stock market and there are risks involved in hedging activities. While hedging can provide protection against an adverse movement in market prices, it can also preclude a hedger’s opportunity to benefit from a favorable market movement.

•	The Funds seek to have the changes in their respective Shares’ NAV in percentage terms track approximately four times (400%) the daily performance, in the case of the Long Fund, or approximately four times the inverse (-400%) of the daily performance, in the case of the Short Fund, of the Benchmark in percentage terms rather than profit from speculative trading of S&P Interests. Each Fund obtains investment exposure in excess of its assets by utilizing leverage and may lose more money in market conditions that are adverse to its daily objective than a similar fund that does not utilize leverage. Consequently, you could lose all or substantially all of your investment if the Fund’s trading positions suddenly turn unprofitable.

•	The Short Fund may engage in short sales. If the underlying security with respect to a short sale goes up in price during the period, the Short Fund will realize a loss on the transaction. The Short Fund’s investment performance may also suffer if the Short Fund is required to close out a short position earlier than it had intended or incurs liabilities and expenses related to short sales that are not typically associated with investing in securities directly.

•	The Funds may invest in Other S&P Interests. To the extent that these Other S&P Interests are contracts individually negotiated between their parties, they may not be as liquid as Primary S&P Interests and will expose a Fund to credit risk that its counterparty may not be able to satisfy its obligations to the Fund.

11

•	The Funds invest primarily in S&P Interests that are traded or sold in the United States. However, a portion of the Funds’ trades may take place in markets and on exchanges outside the United States. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. In some of these non-U.S. markets, the performance on a contract is the responsibility of the counterparty and is not backed by an exchange or clearing corporation and therefore exposes the Funds to credit risk. Trading in non-U.S. markets also leaves the Funds susceptible to fluctuations in the value of the local currency against the U.S. dollar.

•	The structure and operation of the Funds may involve conflicts of interest. For example, a conflict may arise because the Sponsor and its principals and affiliates may trade for themselves. In addition, the Sponsor has sole current authority to manage the investments and operations of the Funds, including the authority of the Sponsor to allocate expenses to and between the Funds, and the interests of the Sponsor may conflict with a Fund’s Shareholders’ best interests.

•	You will have no rights to participate in the management of either Fund and will have to rely on the duties and judgment of the Sponsor to manage the Funds.

•	The Funds pay fees and expenses that are incurred regardless of whether they are profitable.

•	The regulation of futures markets, futures contracts, and futures exchanges has historically been comprehensive. The CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency including, for example, the retroactive implementation of speculative position limits, increased margin requirements, the establishment of daily price limits and the suspension of trading.

•	The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. There is a possibility of future regulatory changes within the United States altering, perhaps to a material extent, the nature of an investment in the Funds, or the ability of the Funds to continue to implement their respective investment strategies. In addition, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the commodities markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Funds is impossible to predict but could be substantial and adverse.

For additional risks, see “What Are the Risk Factors Involved with an Investment in a Fund?”

Financial Condition of the Funds

Each Fund’s NAV is determined as of the earlier of the close of the Exchange or 4:00 p.m. New York time on each day that the Exchange is open for trading.

Defined Terms

For a glossary of defined terms, see Appendix A.

12

Breakeven Analysis

The breakeven analysis for each Fund below indicates the approximate dollar returns and percentage returns required for the redemption value of a hypothetical $[•] initial investment in a single Share of the Fund to equal the amount invested twelve months after the investment was made. This breakeven analysis refers to the redemption of baskets by Authorized Purchasers and is not related to any gains an individual investor would have to achieve in order to break even. The breakeven analysis is an approximation only.

	Long Fund			Short Fund
Assumed initial selling price per Share	$	[•	]	$	[•	]
Sponsor’s Fee (1)	$	[•	]	$	[•	]
Creation Basket Fee (2)	$	[•	]	$	[•	]
Estimated Brokerage Fees (3)	$	[•	]	$	[•	]
Other Fund Fees and Expenses (4)	$	[•	]	$	[•	]
Interest Income (5)	$	[•	]	$	[•	]
Amount of trading income (loss) required for the redemption value at the end of one year to equal the initial selling price of the Share	$	[•	]	$	[•	]
Percentage of initial selling price per Share		[•	]%		[•	]%

(1)    Each Fund is obligated to pay the Sponsor a management fee at the annual rate of [•] percent ([•]%) of the Fund’s average daily net assets, payable monthly. The Sponsor can elect to waive the payment of the fee in any amount at its sole discretion, at any time and from time to time, in order to reduce a Fund’s expenses or for any other purpose.

(2)   Authorized Purchasers are required to pay a Creation Basket fee of $[•] for each order they place to create one or more baskets of a Fund. An order must be at least one basket, which is 50,000 Shares of the Fund. This breakeven analysis assumes a hypothetical investment in a single Share so the Creation Basket fee is $[•] ([•]/50,000).

(3)    Each Fund determined this amount as follows. [•].

(4)   Other Fund Fees and Expenses are an estimate based on an allocation to each Fund of the total estimated expenses anticipated to be incurred by the Trust on behalf of the Fund and include: Professional fees (primarily legal, auditing and tax-preparation related costs); Custodian and Administrator fees and expenses, Distribution and Marketing fees (primarily fees paid to the Marketing Agent, costs related to regulatory compliance activities and other costs related to the trading activities of the Fund); Business Permits and Licenses; General and Administrative expenses (primarily insurance and printing), and Other Expenses. The per-share cost of these fixed or estimated fees has been calculated assuming that the Long Fund has $[•] in assets, and the Short Fund has $[•] in assets. The Sponsor can elect to pay (or waive reimbursement for) certain fees or expenses that would generally be paid by a Fund, although it has no contractual obligation to do so. Any election to pay or waive reimbursement for fees and expenses that would generally be paid by a Fund can be changed at the discretion of the Sponsor.

(5)   Each Fund earns interest on funds it deposits with the FCM and the Custodian and it estimates that the interest rate will be [•] percent ([•]%) based on the interest rate on three-month Treasury Bills as of [•]. The actual rate may vary and not all assets of the Funds will earn interest.

Emerging Growth Company Status

The Trust is an “emerging growth company” as defined under the Jumpstart Our Business Startups Act (the “JOBS Act”). The Trust will remain an “emerging growth company” for up to five years, or until the earliest of:

13

•	the last day of the first fiscal year in which its total annual gross revenues exceed $1 billion,

•	the date that it becomes a “large accelerated filer” as defined in Rule 12b-2 under the 1934 Act, which would occur if the market value of its shares that are held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter, or

•	the date on which it has issued more than $1 billion in non-convertible debt during the preceding three year period.

As an “emerging growth company,” the Trust may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act of 2002 (“Sarbanes Oxley”) as long as it is a “non-accelerated filer,” which includes issuers that had a public float of less than $75 million as of the last business day of their most recently completed second fiscal quarter, issuers that have not been subject to the requirements of Section 13(a) or 15(d) of the 1934 Act for a period of at least 12 calendar months and issuers that have not filed at least one annual report pursuant thereto.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. Under this provision, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, the Trust is choosing to “opt out” of such extended transition period and, as a result, will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that this decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

14

The Offering

Offering	Each Fund will offer Creation Baskets consisting of 50,000 Shares to Authorized Purchasers. Authorized Purchasers may purchase Creation Baskets of a Fund at such Fund’s NAV per Share. Each Fund’s Shares trade on the Exchange.

Use of Proceeds	The Sponsor applies substantially all of each Fund’s assets toward investing in S&P Interests, Stop Options, money market instruments and/or cash. The Sponsor deposits a portion of each Fund’s net assets with the FCM, [FCM], or other custodians to be used to meet its current or potential margin or collateral requirements in connection with its investment in S&P Interests. Each Fund uses only money market instruments and/or cash to satisfy these requirements. The Sponsor expects that all entities that will hold or trade a Fund’s assets will be based in the United States and will be subject to United States regulations. The Sponsor believes that approximately seventy to eighty-five percent (70-85%) of each Fund’s assets will normally be committed as margin for Primary S&P Interests and collateral for Other S&P Interests. However, from time to time, the percentage of assets committed as margin/collateral may be substantially more, or less, than such range. The remaining portion of each Fund’s assets is held in Stop Options, money market instruments and/or cash by the Custodian. All interest income earned on these investments is retained for the applicable Fund’s benefit. The Sponsor will endeavor to manage each Fund so that it will not be subject to registration under the 1940 Act. This requires monitoring the proportion of each Fund’s assets to be placed in various investments.

NYSE Ticker Symbols	“UP” for the Long Fund and “DOWN” for the Short Fund.

Creation and Redemption	Authorized Purchasers pay a $[•] fee for one basket and a maximum fee of $[•] per order to create Creation Baskets of a Fund, and a $[•] fee per basket redeemed. Authorized Purchasers are not required to sell any specific number or dollar amount of Shares. The per Share price of Shares of a Fund offered in Creation Baskets is the total NAV of the Fund calculated as of the close of the Exchange on that day divided by the number of issued and outstanding Shares of the Fund.

Inter-Series Limitation on Liability	While each Fund is currently one of two separate series of the Trust, additional series may be created in the future. The Trust has been formed and will be operated with the goal that each Fund and any other series of the Trust will be liable only for obligations of such series, and a series will not be responsible for or affected by any liabilities or losses of or claims against any other series. If any creditor or shareholder in any particular series (such as a Fund) were to successfully assert against a series a claim with respect to its indebtedness or Shares, the creditor or shareholder could recover only from that particular series and its assets. Accordingly, the debts and other obligations incurred, contracted for or otherwise existing solely with respect to a particular series will be enforceable only against the assets of that series, and not against any other series or the Trust generally or any of their respective assets. The assets of each Fund and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of Shares in a series.

15

Registration Clearance and Settlement	Individual certificates will not be issued for the Shares of any Fund. Instead, each Fund’s Shares will be represented by one or more global certificates, which will be deposited by the Custodian with the Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares of the applicable Fund outstanding at any time. Beneficial interests in each Fund’s Shares will be held through DTC’s book-entry system, which means that Shareholders are limited to: (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Fund’s Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of the Fund’s Shares. DTC Participants acting on behalf of investors holding Shares through such DTC Participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares will be credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

Net Asset Value	Each Fund’s NAV will be calculated by taking the current market value of the Fund’s total assets and subtracting any liabilities and dividing the balance by the number of the Fund’s Shares. Under each Fund’s current operational procedures, the Fund’s administrator, USBancorp Fund Services, LLC (the “Administrator”) will calculate the NAV of the Fund as of the earlier of 4:00 p.m. New York time or the close of the Exchange each day. The Exchange will calculate an approximate NAV for each Fund every 15 seconds throughout each day that the Fund’s Shares are traded on the Exchange, for as long as the main pricing mechanism of the CME is open.

16

Fund Expenses

Each Fund pays the Sponsor a management fee at an annual rate of [•]% of the Fund’s average daily net assets. Each Fund is also responsible for its other ongoing fees, costs and expenses of its operations, including (i) brokerage and other fees and commissions incurred in connection with the trading activities of the Fund; (ii) expenses incurred in connection with registering additional Shares of the Fund or offering Shares of the Fund; (iii) the routine expenses associated with the preparation and, if required, the printing and mailing of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, Trust meetings and preparing, printing and mailing proxy statements to Shareholders; (iv) the payment of any distributions related to redemption of Shares; (v) payment for routine services of the trustee of the Trust (the “Trustee”), legal counsel and independent accountants; (vi) payment for routine accounting, bookkeeping, custody and transfer agency services, whether performed by an outside service provider or by affiliates of the Sponsor; (vii) postage and insurance; (viii) costs and expenses associated with investor relations and services; (ix) costs of preparation of all U.S. federal, state, local and non-U.S. tax returns and any taxes payable on the income, assets or operations of the Fund; and (x) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto). The Sponsor will bear the costs and expenses related to the initial offer and sale of each Fund’s Shares, including registration fees paid or to be paid to the SEC, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or any other regulatory or self-regulatory body. None of the costs and expenses related to the initial offer and sale of the Funds’ Shares, which totaled approximately $[•] for the Long Fund and $[•] for the Short Fund, were or are chargeable to the Funds, and the Sponsor did not and may not recover any of these costs and expenses from the Funds. Total fees to be paid by the Long Fund are currently estimated to be approximately [•] percent ([•]%) of the daily net assets of the Long Fund, and total fees to be paid by the Short Fund are currently estimated to be approximately [•] percent ([•]%) of the daily net assets of the Short Fund, for the twelve-month period ending [•], though this amount may change in future years. The Sponsor may, in its discretion, pay or reimburse a Fund for, or waive a portion of its management fee to offset, expenses that would otherwise be borne by the Fund.

General expenses of the Trust will be allocated among the existing Funds and any future series of the Trust as determined by the Sponsor in its discretion. The series of the Trust (including the Funds) may be required to indemnify the Sponsor, and may be required to indemnify the Trustee, Marketing Agent or Administrator, under certain circumstances.

Termination Events	The Trust and each Fund shall continue in existence from the date of their formation in perpetuity, unless the Trust or the Fund, as the case may be, is sooner terminated upon the occurrence of certain events specified in the Trust Agreement, including the following: (1) the filing of a certificate of dissolution or cancellation of the Sponsor or revocation of the Sponsor’s charter or the withdrawal of the Sponsor, unless shareholders holding a majority of the outstanding shares of the Trust, voting together as a single class, elect within ninety (90) days after such event to continue the business of the Trust and appoint a successor Sponsor; (2) the occurrence of any event which would make the existence of the Trust or the Fund unlawful; (3) the suspension, revocation, or termination of the Sponsor’s registration as a commodity pool operator with the CFTC or membership with the NFA; (4) the insolvency or bankruptcy of the Trust or the Fund; (5) a vote by the Shareholders holding at least seventy-five percent (75%) of the outstanding shares of the Trust to dissolve the Trust, voting together as a single class, subject to certain conditions; (6) the determination by the Sponsor to dissolve the Trust or the Fund, subject to certain conditions; (7) the Trust is required to be registered as an investment company under the 1940 Act; and (8) DTC is unable or unwilling to continue to perform its functions and a comparable replacement is unavailable. Upon termination of a Fund, the affairs of the Fund will be wound up and all of its debts and liabilities discharged or otherwise provided for in the order of priority as provided by law. The fair market value of the remaining assets of the Fund shall then be determined by the Sponsor. Thereupon, the assets of the Fund shall be distributed pro rata to the Shareholders in accordance with their Share holdings.

Authorized Purchasers	A list of Authorized Purchasers for each Fund is available from the Sponsor. Authorized Purchasers must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions, and (2) DTC Participants. To become an Authorized Purchaser for a Fund, a person must enter into an Authorized Purchaser Agreement with the Fund.

17

WHAT ARE THE RISK FACTORS INVOLVED WITH AN INVESTMENT IN A FUND?

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, which includes the Funds’ and the Trust’s financial statements and the related notes.

Risks Associated With Investing Indirectly in the S&P 500 Index

An investment in the Funds is subject to correlation risk.

There is a risk that changes in the price of a Fund’s Shares on the Exchange will not correlate with changes in the Fund’s NAV; that changes in the NAV will not correlate with changes in the price of the Benchmark; and/or changes in the price of the Benchmark will not correlate with changes in the value of the S&P 500 Index. Depending on certain factors associated with each of these correlations which are discussed in more detail below, you could incur a partial or total loss of your investment in a Fund.

Your return on an investment in the Long Fund may differ from the daily performance (as adjusted for leverage) of the Benchmark, and depending on certain factors discussed below, you could incur a partial or total loss of your investment.

For the Long Fund, there can be no guarantee that the Fund will achieve a high degree of correlation to the Benchmark and therefore achieve its daily leveraged primary investment objective. To achieve a high degree of correlation with the Benchmark, the Long Fund seeks to rebalance its portfolio daily to keep leverage consistent with its daily leveraged primary investment objective. The Long Fund may have difficulty achieving its daily leveraged primary investment objective due to fees and expenses, high portfolio turnover, transaction costs and costs associated with the use of leveraged investment techniques and/or a temporary lack of liquidity in the markets for the securities held by the Long Fund. Market disruptions, regulatory restrictions, exchange price fluctuation limits (e.g., circuit breakers), or extreme volatility will also adversely affect the Long Fund’s ability to adjust exposure to the required levels. The Long Fund generally will not hold the securities underlying the S&P 500 Index. In addition, the Long Fund will invest in securities or financial instruments not included in the S&P 500 Index. The Long Fund may be subject to large movements of assets into and out of the Fund, potentially resulting in the Long Fund being over- or under-exposed to the Benchmark. In addition, the target amount of portfolio exposure to the Benchmark is impacted dynamically by its price movements. Because of this, it is unlikely that the Long Fund will be perfectly exposed to the Benchmark at the end of each day. The possibility of the Long Fund being materially over- or under-exposed to the Benchmark increases on days when the Benchmark is volatile near the close of the trading day. If changes in the Long Fund’s NAV do not correlate with changes in the Benchmark, then investing in the Long Fund may not be an effective way to hedge against the risk of losses in your stock market transactions or indirectly invest in the S&P 500 Index.

18

Your return on an investment in the Short Fund may differ from the inverse of the daily performance (as adjusted for leverage) of the Benchmark and, depending on certain factors discussed below, you could incur a partial or total loss of your investment.

For the Short Fund, shareholders should lose money when the Benchmark rises, which is a result that is the opposite of traditional exchange-traded products. There is no guarantee that the Short Fund will achieve a high degree of inverse correlation to the Benchmark and therefore achieve its primary daily inverse leveraged investment objective. To achieve a high degree of inverse correlation with the Benchmark, the Short Fund seeks to rebalance its portfolio daily to keep leverage consistent with its primary daily inverse leveraged investment objective. The Short Fund may have difficulty achieving its primary daily inverse leveraged investment objective due to fees, expenses, transactions costs, financing costs related to the use of derivatives, income items, valuation methodology, accounting standards and disruptions or illiquidity in the markets for the securities or derivatives held by the Short Fund. Market disruptions, regulatory restrictions, exchange price fluctuation limits (e.g., circuit breakers), or extreme volatility will also adversely affect the Short Fund’s ability to adjust exposure to the required levels. The Short Fund generally will not hold the securities underlying the S&P 500 Index. In addition, the Short Fund will invest in securities or financial instruments not included in the S&P 500 Index. The Short Fund may be subject to large movements of assets into and out of the Fund, potentially resulting in the Short Fund being over- or under-exposed to the Benchmark. In addition, the target amount of portfolio exposure to the Benchmark is impacted dynamically by its price movements. Because of this, it is unlikely that the Short Fund will be perfectly exposed to the Benchmark at the end of each day. The possibility of the Short Fund being materially over- or under-exposed to the Benchmark increases on days when the Benchmark is volatile near the close of the trading day. If changes in the Short Fund’s NAV do not correlate with changes in the Benchmark, then investing in the Short Fund may not be an effective way to hedge against the risk of losses in your stock market transactions or indirectly invest in the S&P 500 Index.

The Benchmark is not designed to correlate exactly with the value of the S&P 500 Index and this could cause the changes in the price of the Shares to substantially vary from the changes in the value of the S&P 500 Index. Therefore, you may not be able to effectively use the Funds to hedge against stock market losses or to indirectly invest in the S&P 500 Index.

The Benchmark Component Futures Contracts reflect the expected future value of the S&P 500 Index, not its current value, so at best the correlation between changes in such Big S&P Contracts and the value of the S&P 500 Index will be only approximate. Imperfect correlation may result from speculation in S&P Interests, technical factors in the trading of Primary S&P Interests, and expected inflation in the economy as a whole. If there is a weak correlation between the Benchmark and the S&P 500 Index, then the price of a Fund’s Shares may not accurately track the S&P 500 Index and you may not be able to effectively use the Funds as a way to hedge the risk of losses in your stock market transactions or as a way to indirectly invest in the S&P 500 Index.

Changes in the price of a Fund’s Shares on the Exchange may not correlate perfectly with changes in the NAV per Share of the Fund’s Shares. If this variation occurs, then you may not be able to effectively use the Fund to hedge against stock market losses or to indirectly invest in the S&P 500 Index.

While it is expected that the trading prices of each Fund’s Shares will fluctuate in accordance with the changes in the Fund’s NAV per Share, the prices of Shares may also be influenced by other factors, including the supply of and demand for the Fund’s Shares, whether for the short term or the longer term. There is no guarantee that a Fund’s Shares will not trade at appreciable discounts from, and/or premiums to, the Fund’s NAV per Share. This could cause the changes in the price of a Fund’s Shares to substantially vary from the changes in the value of the S&P 500 Index, even if the Fund’s NAV per Share was closely tracking movements in the S&P 500 Index. If this occurs, you may not be able to effectively use the Fund to hedge the risk of losses in your stock market transactions or to indirectly invest in the S&P 500 Index.

19

For periods longer than one day, the cumulative percentage increase or decrease in the value of a Fund’s portfolio may diverge significantly from the cumulative percentage increase or decrease in four times (400%) of the total performance, in the case of the Long Fund, or four times the inverse (-400%) of the total performance, in the case of the Short Fund, of the Benchmark due to the compounding effect of losses and gains on the returns of the Fund, and this effect becomes more pronounced as the Benchmark experiences volatility.

The Funds do not attempt to, and should not be expected to, provide returns which are approximately four times (400%) the total performance, in the case of the Long Fund, or approximately four times the inverse (-400%) of the total performance, in the case of the Short Fund, of the Benchmark for periods other than a single day. Each Fund rebalances its portfolio on a daily basis, increasing exposure in response to that day’s gains or reducing exposure in response to that day’s losses. This means that for a period longer than one day, the pursuit of a Fund’s primary daily investment objective may result in daily leveraged compounding. It also means that the total performance of the Benchmark over a period of time greater than one day multiplied by a Fund’s daily target (400% for the Long Fund or -400% for the Short Fund) generally will not equal the Fund’s total performance over that same period. If daily performance of the Benchmark reduces the amount of a Shareholder’s investment, any further adverse daily performance will lead to a smaller dollar loss because the Shareholder’s investment had already been reduced by the prior adverse performance. Equally, however, if daily performance of the Benchmark increases the amount of a Shareholder’s investment, the dollar amount lost due to future adverse performance will increase correspondingly. As a result, over time, the cumulative percentage increase or decrease in the value of a Fund’s portfolio may diverge significantly from the cumulative percentage increase or decrease in four times (400%) the total performance, in the case of the Long Fund, or four times the inverse (-400%) of the total performance, in the case of the Short Fund, of the Benchmark due to the compounding effect of losses and gains on the returns of the Fund. It also is expected that each Fund’s use of leverage will cause the Fund to underperform four times (400%) the total performance, in the case of the Long Fund, or four times the inverse (-400%) of the total performance, in the case of the Short Fund, of the Benchmark in a trendless or flat market. The effect of compounding becomes more pronounced on the Fund’s performance as the Benchmark experiences volatility.

The Benchmark’s volatility rate is a statistical measure of the magnitude of fluctuations in the returns of the Benchmark. The tables below provides examples of how Benchmark volatility could affect a Fund’s performance. The tables show estimated Fund returns for a number of combinations of performance and volatility over a twenty trading day period and is shown to illustrate how holding a Fund for a period longer than one day may negatively impact investment return. Performance shown in the chart assumes that: (i) no dividends were paid with respect to the Big S&P Contracts included in the Benchmark; (ii) there were no Fund expenses; and (iii) borrowing/lending rates (to obtain leveraged exposure) were 0 percent. If Fund expenses and/or actual borrowing/lending rates were reflected, the estimated returns would be different than those shown. Each table reflects hypothetical daily and cumulative returns that are intended to demonstrate the impact of both daily compounding and volatility on leveraged and inverse leveraged investment products. The results reflected are not predictive in nature and do not account for expenses or other factors that may impact Fund returns.

In the first table below, the Benchmark has no clear trend during the period. Although the performance of the benchmark is 0.00% during the period, it experiences volatility of 12.54% on an annualized basis, resulting in daily variations of 1.65% to -1.85% in the Benchmark. As a result of daily compounding and the impact of volatility, the Long Fund has experienced cumulative returns of -0.71% during the twenty trading day period and the Short Fund has experienced cumulative returns of -1.18%. These amounts differ from the four times and negative four times the cumulative return (0.00% and 0.00% respectively).

20

	Benchmark			Long Fund			Short Fund
		Performance			Performance			Performance
Day	Value	Daily	Cumulative	NAV	Daily	Cumulative	NAV	Daily	Cumulative
Start	2170			$100.00			$100
1	2145	-1.15%	-1.15%	$95.39	-4.61%	-4.61%	$104.61	4.61%	4.61%
2	2165	0.93%	-0.23%	$98.95	3.73%	-1.05%	$100.71	-3.73%	0.71%
3	2125	-1.85%	-2.07%	$91.64	-7.39%	-8.36%	$108.15	7.39%	8.15%
4	2160	1.65%	-0.46%	$97.67	6.59%	-2.33%	$101.02	-6.59%	1.02%
5	2170	0.46%	0.00%	$99.48	1.85%	-0.52%	$99.15	-1.85%	-0.85%
6	2165	-0.23%	-0.23%	$98.57	-0.92%	-1.43%	$100.07	0.92%	0.07%
7	2155	-0.46%	-0.69%	$96.74	-1.85%	-3.26%	$101.92	1.85%	1.92%
8	2165	0.46%	-0.23%	$98.54	1.86%	-1.46%	$100.02	-1.86%	0.02%
9	2180	0.69%	0.46%	$101.27	2.77%	1.27%	$97.25	-2.77%	-2.75%
10	2175	-0.23%	0.23%	$100.34	-0.92%	0.34%	$98.14	0.92%	-1.86%
11	2180	0.23%	0.46%	$101.27	0.92%	1.27%	$97.24	-0.92%	-2.76%
12	2175	-0.23%	0.23%	$100.34	-0.92%	0.34%	$98.13	0.92%	-1.87%
13	2170	-0.23%	0.00%	$99.41	-0.92%	-0.59%	$99.04	0.92%	-0.96%
14	2160	-0.46%	-0.46%	$97.58	-1.84%	-2.42%	$100.86	1.84%	0.86%
15	2165	0.23%	-0.23%	$98.48	0.93%	-1.52%	$99.93	-0.93%	-0.07%
16	2160	-0.23%	-0.46%	$97.57	-0.92%	-2.43%	$100.85	0.92%	0.85%
17	2150	-0.46%	-0.92%	$95.77	-1.85%	-4.23%	$102.72	1.85%	2.72%
18	2155	0.23%	-0.69%	$96.66	0.93%	-3.34%	$101.76	-0.93%	1.76%
19	2180	1.16%	0.46%	$101.14	4.64%	1.14%	$97.04	-4.64%	-2.96%
20	2170	-0.46%	0.00%	$99.29	-1.83%	-0.71%	$98.82	1.83%	-1.18%

In the second table below, the Benchmark rises in a clear trend of approximately 0.14% per day. The performance of the benchmark is 2.76% during the period, and it experiences volatility of 0.00% on an annualized basis. As a result of daily compounding, the Long Fund has experienced cumulative returns of 11.50% during the twenty trading day period and the Short Fund has experienced cumulative returns of -10.37%. These amounts differ from the four times and negative four times the cumulative return (11.04% and -11.04% respectively).

	Benchmark			Long Fund			Short Fund
		Performance			Performance			Performance
Day	Value	Daily	Cumulative	NAV	Daily	Cumulative	NAV	Daily	Cumulative
Start	2170			$100.00			$100
1	2173	0.14%	0.14%	$100.55	0.55%	0.55%	$99.45	-0.55%	-0.55%
2	2176	0.14%	0.28%	$101.11	0.55%	1.11%	$98.90	-0.55%	-1.10%
3	2179	0.14%	0.41%	$101.67	0.55%	1.67%	$98.35	-0.55%	-1.65%
4	2182	0.14%	0.55%	$102.23	0.55%	2.23%	$97.81	-0.55%	-2.19%
5	2185	0.14%	0.69%	$102.79	0.55%	2.79%	$97.27	-0.55%	-2.73%
6	2188	0.14%	0.83%	$103.35	0.55%	3.35%	$96.74	-0.55%	-3.26%
7	2191	0.14%	0.97%	$103.92	0.55%	3.92%	$96.21	-0.55%	-3.79%
8	2194	0.14%	1.11%	$104.49	0.55%	4.49%	$95.68	-0.55%	-4.32%
9	2197	0.14%	1.24%	$105.06	0.55%	5.06%	$95.16	-0.55%	-4.84%
10	2200	0.14%	1.38%	$105.63	0.55%	5.63%	$94.64	-0.55%	-5.36%
11	2203	0.14%	1.52%	$106.21	0.55%	6.21%	$94.12	-0.55%	-5.88%
12	2206	0.14%	1.66%	$106.79	0.54%	6.79%	$93.61	-0.54%	-6.39%
13	2209	0.14%	1.80%	$107.37	0.54%	7.37%	$93.10	-0.54%	-6.90%
14	2212	0.14%	1.94%	$107.95	0.54%	7.95%	$92.59	-0.54%	-7.41%
15	2215	0.14%	2.07%	$108.54	0.54%	8.54%	$92.09	-0.54%	-7.91%
16	2218	0.14%	2.21%	$109.13	0.54%	9.13%	$91.59	-0.54%	-8.41%
17	2221	0.14%	2.35%	$109.72	0.54%	9.72%	$91.10	-0.54%	-8.90%
18	2224	0.14%	2.49%	$110.31	0.54%	10.31%	$90.61	-0.54%	-9.39%
19	2227	0.13%	2.63%	$110.90	0.54%	10.90%	$90.12	-0.54%	-9.88%
20	2230	0.13%	2.76%	$111.50	0.54%	11.50%	$89.63	-0.54%	-10.37%

21

In the third table below, the Benchmark declines in a clear trend of -0.14% per day. The performance of the benchmark is 2.76% during the period, and it experiences volatility of 0.00% on an annualized basis. As a result of daily compounding, the Long Fund has experienced cumulative returns of -10.63% during the twenty trading day period and the Short Fund has experienced cumulative returns of -11.83%. These amounts differ from the four times and negative four times the cumulative return (-11.04% and 11.04% respectively).

	Benchmark			Long Fund			Short Fund
		Performance			Performance			Performance
Day	Value	Daily	Cumulative	NAV	Daily	Cumulative	NAV	Daily	Cumulative
Start	2170			$100.00			$100
1	2167	-0.14%	-0.14%	$99.45	-0.55%	-0.55%	$100.55	0.55%	0.55%
2	2164	-0.14%	-0.28%	$98.90	-0.55%	-1.10%	$101.11	0.55%	1.11%
3	2161	-0.14%	-0.41%	$98.35	-0.55%	-1.65%	$101.67	0.55%	1.67%
4	2158	-0.14%	-0.55%	$97.80	-0.56%	-2.20%	$102.24	0.56%	2.24%
5	2155	-0.14%	-0.69%	$97.26	-0.56%	-2.74%	$102.80	0.56%	2.80%
6	2152	-0.14%	-0.83%	$96.72	-0.56%	-3.28%	$103.38	0.56%	3.38%
7	2149	-0.14%	-0.97%	$96.18	-0.56%	-3.82%	$103.95	0.56%	3.95%
8	2146	-0.14%	-1.11%	$95.64	-0.56%	-4.36%	$104.53	0.56%	4.53%
9	2143	-0.14%	-1.24%	$95.11	-0.56%	-4.89%	$105.12	0.56%	5.12%
10	2140	-0.14%	-1.38%	$94.57	-0.56%	-5.43%	$105.71	0.56%	5.71%
11	2137	-0.14%	-1.52%	$94.04	-0.56%	-5.96%	$106.30	0.56%	6.30%
12	2134	-0.14%	-1.66%	$93.51	-0.56%	-6.49%	$106.90	0.56%	6.90%
13	2131	-0.14%	-1.80%	$92.99	-0.56%	-7.01%	$107.50	0.56%	7.50%
14	2128	-0.14%	-1.94%	$92.46	-0.56%	-7.54%	$108.10	0.56%	8.10%
15	2125	-0.14%	-2.07%	$91.94	-0.56%	-8.06%	$108.71	0.56%	8.71%
16	2122	-0.14%	-2.21%	$91.42	-0.56%	-8.58%	$109.33	0.56%	9.33%
17	2119	-0.14%	-2.35%	$90.91	-0.57%	-9.09%	$109.94	0.57%	9.94%
18	2116	-0.14%	-2.49%	$90.39	-0.57%	-9.61%	$110.57	0.57%	10.57%
19	2113	-0.14%	-2.63%	$89.88	-0.57%	-10.12%	$111.19	0.57%	11.19%
20	2110	-0.14%	-2.76%	$89.37	-0.57%	-10.63%	$111.83	0.57%	11.83%

The annualized historical volatility rate for the S&P 500 Index (which is the basis for the Benchmark Futures Contract) for the five-year period ended December 31, 2015 was 14.28 percent. The S&P 500 Index’s highest volatility rate for any one calendar year during the five-year period was 23.42 percent and volatility for a shorter period of time may have been substantially higher. The S&P 500 Index’s annualized performance for the five-year period ended December 31, 2015 was 12.57 percent. Historical S&P 500 Index volatility and performance are not indications of what its (or the Benchmark’s) volatility and performance will be in the future. The Benchmark is the closing settlement price of the Benchmark Futures Contract, which is a futures contract based on the value of the S&P 500 Index. The volatility of exchange-traded products, or instruments that reflect the value of the Benchmark such as swaps, may differ from the volatility of the Benchmark.

22

Holding an unmanaged position opens the investor to the risk of market volatility adversely affecting the performance of the investment. The Funds are not appropriate for investors who do not intend to actively monitor and manage their portfolios. The table above is intended to underscore the fact that the Funds are designed as short-term trading vehicles for investors who intend to actively monitor and manage their portfolios.

Frequent and active trading may lead to higher transaction costs, because of increased broker commissions resulting from such transactions, as well as significantly increased short-term capital gains.

Daily rebalancing of a Fund’s holdings pursuant to its primary daily investment objective causes a much greater number of portfolio transactions when compared to most exchange-traded products. Additionally, active market trading of a Fund’s Shares on such exchanges as the Exchange could cause more frequent creation and redemption activities which could increase the number of portfolio transactions. Frequent and active trading may lead to higher transaction costs because of increased broker commissions resulting from such transactions. In addition, there is the possibility of significantly increased short-term capital gains (which will be taxable to Shareholders at ordinary income tax rates). Each Fund calculates portfolio turnover without including the short-term cash instruments or derivative transactions that comprise the majority of the Fund’s trading. As such, if a Fund’s extensive use of derivative instruments were reflected, the calculated portfolio turnover rate would be significantly higher.

Intraday exposure to the Benchmark will fluctuate as a result of Benchmark performance during a trading day.

Each Fund seeks leveraged investment results from the close of the market on a given trading day until the close of the market on the subsequent trading day. The exact exposure of an investment in a Fund intraday in the secondary market is a function of the difference between the value of the Benchmark at the market close on the first trading day and the value of the Benchmark at the time of purchase. If the Benchmark gains value, the Long Fund’s net assets will rise, and the Short Fund’s net assets will fall, by the same amount as the Fund’s exposure. Conversely, if the Benchmark declines, the Long Fund’s net assets will fall and the Short Fund’s net assets will rise by the same amount as the Fund’s exposure. Since a Fund starts each trading day with exposure which is 400 percent of its net assets, a change in both the exposure and the net assets of the Fund by the same absolute amount results in a change in the comparative relationship of the two. As an example (using simplified numbers), if the Long Fund had $100 in net assets at the market close, it would seek $400 of exposure to the next trading day’s Benchmark performance. If the Benchmark rose by 1 percent by noon the following trading day, the exposure of the Long Fund will have risen by 1 percent to $404 and the net assets will have risen by that $4 gain to $104. With net assets of $104 and exposure of $404, a purchaser at that point would be receiving approximately 388 percent exposure of its investment instead of 400 percent.

23

A Fund’s Stop Option positions may fail to prevent the Fund’s NAV from going to zero, resulting in the closure of the Fund and the loss of 100 percent of a Shareholder’s investment in such Fund.

A Fund’s Stop Option positions are manually adjusted, as required, on each trading day to correlate to the number and value of the Fund’s S&P Interests. The Sponsor intends for such Stop Options to be maintained with an approximate level of coverage such that the Sponsor may put or call, as applicable, the S&P Interests at a strike price of approximately 75 percent, in the case of the Long Fund, or 125 percent, in the case of the Short Fund, of the value of the applicable underlying S&P Interests as of the end of the preceding business day. To the extent that the Sponsor is unable (whether through error or limitations in the availability of the required put or call options on futures contracts) to manage the Stop Options to provide coverage for all of a Fund’s S&P Interests at the intended target strike price, it is possible that the Stop Options will not prevent a Fund’s NAV from going to zero. In the event that a Fund’s NAV goes to zero, the Fund will have no assets and will be required to close, and any Shareholder of such Fund will lose 100 percent of its investment.

A Fund may experience a loss if it is required to sell money market instruments at a price lower than the price at which they were acquired.

If a Fund is required to sell money market instruments at a price lower than the price at which they were acquired, the Fund will experience a loss. This loss may adversely impact the price of the Shares and may decrease the correlation between the price of the Shares, the Benchmark, and the S&P 500 Index. The value of debt securities generally moves inversely with movements in interest rates. The prices of longer maturity securities are subject to greater market fluctuations as a result of changes in interest rates. While the short-term nature of each Fund’s investments in money market instruments should minimize the interest rate risk to which the Fund is subject, it is possible that the money market instruments held by the Fund will decline in value.

Certain of a Fund’s investments could be illiquid, which could cause large losses to the Fund’s investors at any time or from time to time.

The Funds may not always be able to liquidate their respective positions in their investments at the desired price for reasons including, among others, insufficient trading volume, limits imposed by exchanges or other regulatory organizations, or lack of liquidity. As to futures contracts, it may be difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. Limits imposed by futures exchanges or other regulatory organizations, such as accountability levels, position limits and price fluctuation limits, may contribute to a lack of liquidity with respect to some exchange-traded S&P Interests. In addition, over-the-counter contracts and cleared swaps may be illiquid because they are contracts between two parties and generally may not be transferred by one party to a third party without the counterparty’s consent. Conversely, a counterparty may give its consent, but the Funds still may not be able to transfer an over-the-counter S&P Interest to a third party due to concerns regarding the counterparty’s credit risk.

The Funds do not intend at this time to establish credit facilities, which would provide an additional source of liquidity, but instead will rely only on the money market instruments and/or cash that they hold to meet their respective liquidity needs. The anticipated large value of the positions in S&P Interests that the Sponsor will acquire or enter into for the Funds increases the risk of illiquidity. Because S&P Interests may be illiquid, each Fund’s holdings may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated.

24

The price relationship between the Benchmark Component Futures Contracts at any point in time and the Big S&P Contracts that will become Benchmark Component Futures Contracts on the next roll date will vary and may impact both a Fund’s total return and the degree to which its total return tracks that of the S&P 500 Index.

The design of the Funds’ Benchmark is such that the Benchmark Component Futures Contracts will change four times per year, and the Funds’ investments must be rolled periodically to reflect the changing composition of the Benchmark. For example, when the lead month Big S&P Contract expires, such contract will no longer be the Benchmark Component Futures Contract and the applicable Fund’s position in it will no longer be consistent with tracking the Benchmark. In the event of a futures market where near-to-expire contracts trade at a higher price than longer-to-expire contracts, a situation referred to as “backwardation,” then absent the impact of the overall movement in the S&P 500 Index the value of the Benchmark Component Futures Contracts would tend to rise as they approach expiration. As a result the Long Fund may benefit because it would be selling more expensive contracts and buying less expensive ones on an ongoing basis, and the Short Fund may be negatively impacted because it would be selling less expensive contracts and buying more expensive ones on an ongoing basis. Conversely, in the event of a futures market where near-to-expire contracts trade at a lower price than longer-to-expire contracts, a situation referred to as “contango,” then absent the impact of the overall movement in the S&P 500 Index the value of the Benchmark Component Futures Contracts would tend to decline as they approach expiration. As a result the Long Fund’s total return may be lower than might otherwise be the case because it would be selling less expensive contracts and buying more expensive ones, and the Short Fund’s total return may be higher than might otherwise be the case because it would be selling more expensive contracts and buying less expensive ones. The impact of backwardation and contango may lead the total return of a Fund to vary significantly from the total return of other price references, such as the S&P 500 Index. Absent the impact of rising or falling S&P 500 Index values, a prolonged period of contango could have a significant negative impact on the Long Fund’s NAV and total return and a prolonged period of backwardation could have a significant negative impact on the Short Fund’s NAV and total return.

Regulation of the commodity interests and commodity markets is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect the Funds.

The regulation of futures markets, futures contracts and futures exchanges has historically been comprehensive. The CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency including, for example, the retroactive implementation of speculative position limits, increased margin requirements, the establishment of daily price limits and the suspension of trading.

The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. There is a possibility of future regulatory changes within the United States altering, perhaps to a material extent, the nature of an investment in the Funds, or the ability of a Fund to continue to implement its investment strategy. In addition, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the commodities markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Funds is impossible to predict but could be substantial and adverse.

An investment in a Fund may provide you little or no diversification benefits. Thus, in a declining market, a Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Fund at the same time you incur losses with respect to other asset classes.

The Funds cannot predict to what extent the performance of S&P Interests will or will not correlate to the performance of other broader asset classes such as stocks and bonds. If a Fund’s performance were to move more directly with the financial markets, you would obtain little or no diversification benefits from an investment in the Shares. In such a case, a Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Fund at the same time you incur losses with respect to other investments.

25

Variables such as drought, floods, weather, embargoes, tariffs and other political events may have a larger impact on S&P Interest prices than on traditional securities and broader financial markets. These additional variables may create additional investment risks that subject a Fund’s investments to greater volatility than investments in traditional securities.

Lower correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. There is no historic evidence that the S&P 500 Index and prices of other financial assets such as stocks and bonds are negatively correlated. In the absence of negative correlation, the Funds cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

The Funds’ Operating Risks

The Funds are not registered investment companies, so you do not have the protections of the 1940 Act.

The Funds are not investment companies subject to the 1940 Act. Accordingly, you do not have the protections afforded by that statute, which, for example, requires investment companies to have a board of directors with a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

The Sponsor has no experience operating commodity pools.

The Sponsor is recently formed, and has not previously managed any commodity pools. The operation and performance of the Funds may be adversely affected by this lack of experience.

The Sponsor is leanly staffed and relies heavily on key personnel to manage trading activities.

In managing and directing the day-to-day activities and affairs of the Funds, the Sponsor relies almost entirely on a small number of individuals, including Mr. Kris Wallace and [•]. If Mr. Wallace or [•] were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Funds. To the extent that the Sponsor establishes additional commodity pools, even greater demands will be placed on these individuals.

The Sponsor has limited capital and may be unable to continue to manage the Funds if it sustains continued losses.

The Sponsor was formed for the purpose of managing the Trust, including the Funds and any other fund that may be formed as a series of the Trust in the future, and has been provided with capital primarily by its principals. If the Sponsor operates at a loss for an extended period, its capital will be depleted and it may be unable to obtain additional financing necessary to continue its operations. If the Sponsor were unable to continue to provide services to any Fund, the Fund would be terminated if a replacement sponsor could not be found. Any expenses related to the operation of a Fund would need to be paid by the Fund at the time of termination.

26

Position limits and daily price fluctuation limits set by the CFTC and the exchanges have the potential to cause tracking error, which could cause the price of a Fund’s Shares to substantially vary from the Benchmark and prevent you from being able to effectively use the Fund as a way to hedge against losses or as a way to indirectly invest in the S&P 500 Index.

The CFTC and U.S. designated contract markets such as the CME may establish position limits on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than as a hedge, which an investment by the Funds is not) may hold, own or control. For example, the current position limit for investments at any one time in CME Big S&P Contracts are 28,000 contracts total for all months. The same position limit applies to E-Minis. These position limits are fixed ceilings that each Fund would not be able to exceed without specific CFTC authorization.

Accountability levels differ from position limits in that they do not represent a fixed ceiling, but rather a threshold above which a futures exchange may exercise greater scrutiny and control over an investor’s positions. If a Fund were to exceed an applicable accountability level for investments in futures contracts, the exchange will monitor the Fund’s exposure and may ask for further information on its activities, including the total size of all positions, investment and trading strategy, and the extent of liquidity resources of the Fund. If deemed necessary by the exchange, the Fund could be ordered to reduce its aggregate net position back to the accountability level.

In addition to position limits and accountability, the exchanges set daily price fluctuation limits on futures contracts. The daily price fluctuation limit establishes the maximum amount that the price of futures contracts may vary either up or down from the previous day’s settlement price. Once the daily price fluctuation limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

There are no independent advisers representing investors in the Funds.

The Sponsor has consulted with legal counsel, accountants and other advisers regarding the formation and operation of the Trust and the Funds. No counsel has been appointed to represent you in connection with the offering of Shares. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in the Shares of any Fund.

The Funds and their service providers may be prone to cyber-security risks.

The Funds and their service providers may be prone to operational and information security risks resulting from breaches in cyber-security. A breach in cyber-security refers to both intentional and unintentional events that may cause a Fund to lose proprietary information, suffer data corruption, or lose operational capacity. Breaches in cyber-security include, among other behaviors, stealing or corrupting data maintained online or digitally, denial of service attacks on websites, the unauthorized release of confidential information or various other forms of cyber-attacks. Cyber-security breaches affecting the Funds, the Sponsor, financial intermediaries and other third-party service providers may adversely impact the Funds. For instance, cyber-security breaches may interfere with the processing of Shareholder transactions, impact the Custodian’s ability to calculate a Fund’s NAV, cause the release of private Shareholder information or confidential business information, impede investment activities, subject the Funds to regulatory fines or financial losses and/or cause reputational damage. The Funds may also incur additional costs for cyber-security risk management purposes.

27

The Funds and the Sponsor may have conflicts of interest, which may cause them to favor their own interests to your detriment.

The Funds and the Sponsor may have inherent conflicts to the extent the Sponsor attempts to maintain a Fund’s asset size in order to preserve its fee income and this may not always be consistent with the Fund’s objective of having the value of its NAV per Share track changes in the Benchmark. The Sponsor’s officers and employees do not necessarily devote their time exclusively to the Funds. These persons may be directors, officers or employees of other entities. They could have a conflict between their responsibilities to a Fund and to those other entities.

In addition, the Sponsor’s principals, officers or employees may trade futures and related contracts for their own accounts. A conflict of interest may exist if their trades are in the same markets and at the same time as a Fund trades using the clearing broker to be used by the Fund. A potential conflict also may occur if the Sponsor’s principals, officers or employees trade their accounts more aggressively or take positions in their accounts that are opposite, or ahead of, the positions taken by a Fund.

The Sponsor has sole current authority to manage the investments and operations of the Funds, and this may allow it to act in a way that furthers its own interests and is in conflict with your best interests, including the authority of the Sponsor to allocate expenses to and between the Funds. Shareholders have very limited voting rights, which will limit the ability to influence matters such as amendment of the Trust Agreement, changes in a Fund’s basic investment policies, dissolution of a Fund, or the sale or distribution of a Fund’s assets.

Shareholders have only very limited voting rights and generally will not have the power to replace the Sponsor. Shareholders will not participate in the management of the Funds and do not control the Sponsor so they will not have influence over basic matters that affect the Funds.

Shareholders of a Fund will have very limited voting rights with respect to the Fund’s affairs. Shareholders may elect a replacement Sponsor only if the current Sponsor resigns voluntarily or loses its corporate charter. Shareholders of a Fund will not be permitted to participate in the management or control of the Fund or the conduct of its business. Shareholders must therefore rely upon the duties and judgment of the Sponsor to manage a Fund’s affairs.

The Sponsor may manage a large amount of assets and this could affect a Fund’s ability to trade profitably.

Increases in assets under management may affect trading decisions. While each Fund’s assets are expected to be at manageable levels upon launch, the Sponsor does not intend to limit the amount of either Fund’s assets. The more assets the Sponsor manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance and of managing risk associated with larger positions.

The liability of the Sponsor and the Trustee are limited, and the value of the Shares of a Fund will be adversely affected if the Fund is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or Sponsor, as the case may be. That means the Sponsor may require the assets of a Fund to be sold in order to cover losses or liability suffered by the Sponsor or by the Trustee. Any sale of that kind would reduce the NAV of the Fund and the value of its Shares.

28

Although the Shares of each Fund are limited liability investments, certain circumstances such as bankruptcy could increase a Shareholder’s liability.

The Shares of each Fund are limited liability investments; Shareholders may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received from the Fund at a time when the Fund was in fact insolvent or in violation of the Trust Agreement.

You cannot be assured of the Sponsor’s continued services, and discontinuance may be detrimental to the Funds.

You cannot be assured that the Sponsor will be willing or able to continue to service any Fund for any length of time. The Sponsor was formed for the purpose of sponsoring the Funds and other commodity pools and investment pools, and has limited financial resources and no significant source of income apart from its management fees from such commodity pools and investment pools to support its continued service for the Funds. If the Sponsor discontinues its activities on behalf of a Fund, the Fund may be adversely affected. If the Sponsor’s registration with the CFTC or membership in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services to the Funds.

A Fund could terminate at any time and cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

A Fund may terminate at any time, regardless of whether the Fund has incurred losses, subject to the terms of the Trust Agreement. For example, the dissolution or resignation of the Sponsor would cause the Trust to terminate unless each Fund’s Shareholders, holding a majority of the outstanding Shares of the Fund, and each other series of the Trust, voting together as a single class, elect within 90 days of the event to continue the Trust and appoint a successor sponsor. In addition, the Sponsor may terminate a Fund if it determines that the Fund’s aggregate net assets in relation to its operating expenses make the continued operation of the Fund unreasonable or imprudent. However, no level of losses will require the Sponsor to terminate any Fund.

A Fund’s termination would result in the liquidation of its investments and the distribution of its remaining assets to the Shareholders on a pro rata basis in accordance with their Share holdings, and the Fund could incur losses in liquidating its investments in connection with a termination. Termination could also negatively affect the overall maturity and timing of your investment portfolio. As of the date of this prospectus, each Fund pays the fees, costs, and expenses of its operations. If the Sponsor and a Fund are unable to raise sufficient funds so that the Fund’s expenses are reasonable in relation to its NAV, the Fund may be forced to terminate and investors in the Fund may lose all or part of their investment. Any expenses related to the operation of a Fund would need to be paid by the Fund at the time of termination.

The Exchange may halt trading in the Shares of a Fund, which would adversely impact your ability to sell Shares of the Fund.

Trading in Shares of a Fund may be halted due to market conditions or, in light of Exchange rules and procedures, for reasons that, in view of the Exchange, make trading in the Fund’s Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of each Fund’s Shares will continue to be met or will remain unchanged. A Fund will be terminated if its Shares are delisted.

29

The lack of active trading markets for the Shares of a Fund may result in losses on your investment in the Fund at the time of disposition of your Shares.

Although the Shares of each Fund will be listed and traded on the Exchange, there can be no guarantee that an active trading market for the Shares of a Fund will be maintained. If you need to sell your Shares of a Fund at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than what you would receive if an active market did exist.

As a Shareholder, you will not have the rights enjoyed by investors in certain other types of entities.

As interests in separate series of a Delaware statutory trust, the Shares of each Fund do not involve the rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring shareholder oppression and derivative actions). In addition, the Shares of each Fund have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors, as the Trust does not have a board of directors, and generally will not receive regular distributions of the net income and capital gains earned by the Funds). Further, the Funds are not subject to certain investor protection provisions of Sarbanes Oxley and the Exchange governance rules (for example, audit committee requirements).

A court could potentially conclude that the assets and liabilities of a Fund are not segregated from those of another series of the Trust, thereby potentially exposing assets in the Fund to the liabilities of another series.

Each Fund is a series of a Delaware statutory trust and not itself a legal entity separate from the other series of the Trust. The Delaware Statutory Trust Act provides that if certain provisions are included in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records and are accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred by a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof. Conversely, none of the debts, liabilities, obligations and expenses incurred with respect to any other series thereof is enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted this inter-series limitation on liability or provided any guidance as to what is required for compliance. The Sponsor intends to maintain separate and distinct records for each Fund and account for each Fund separately from any other Trust series, but it is possible a court could conclude that the methods used do not satisfy the Delaware Statutory Trust Act, which would potentially expose assets in a Fund to the liabilities of the other Fund and/or any other Trust series created in the future.

The Trust is an “emerging growth company” and there can be no assurance that the reduced disclosure requirements applicable to emerging growth companies will not make the Shares less attractive to investors.

The Trust is an “emerging growth company,” as defined in the JOBS Act, and may therefore take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes Oxley, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. There can be no assurance that investors will not find the Funds’ Shares less attractive due to reliance on these exemptions. If some investors find a Fund’s Shares less attractive as a result, there may be a less active trading market for such Shares and the price of such Shares may be more volatile.

30

The Sponsor and the Trustee are not obligated to prosecute any action, suit or other proceeding in respect of any Fund’s property.

Neither the Sponsor nor the Trustee is obligated to, although each may in its respective discretion, prosecute any action, suit or other proceeding in respect of any Fund’s property. The Trust Agreement does not confer upon Shareholders the right to prosecute any such action, suit or other proceeding.

The Funds do not expect to make cash distributions.

The Sponsor intends to re-invest any income and realized gains of the Funds in additional S&P Interests rather than distributing cash to Shareholders. Therefore, unlike mutual funds, commodity pools or other investment pools that generally distribute income and gains to their investors, the Funds generally will not distribute cash to their Shareholders. You should not invest in a Fund if you will need cash distributions from the Fund to pay taxes on your share of income and gains of the Fund, if any, or for any other reason. Although the Funds do not intend to make cash distributions, each Fund reserves the right to do so in the Sponsor’s sole discretion in certain situations including, for example, if the income earned from the Fund’s investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support the Fund’s underlying investments in S&P Interests. Cash distributions may be made in these and similar instances.

There is a risk that the Funds will not earn gains sufficient to compensate for the fees and expenses that they must pay and as such the Funds may not earn any profit.

Each Fund pays management fees at an annual rate of [•] percent ([•]%) of its average net assets, brokerage charges and various other expenses of its ongoing operations (e.g., fees of the Administrator, Trustee and Marketing Agent), resulting in a total estimated expense ratio of approximately [•] percent ([•]%) of net assets. These fees and expenses must be paid in all events, regardless of whether the applicable Fund’s activities are profitable. Accordingly, each Fund must realize interest income and/or gains on S&P Interests sufficient to cover these fees and expenses before it can earn any profit.

If this offering of Shares of each Fund does not raise sufficient funds to make a Fund’s future operations viable, the Fund may be forced to terminate and investors may lose all or part of their investment.

All of the expenses relating to each Fund incurred prior to the commencement of operations on [•] were paid by the Sponsor. These payments by the Sponsor were designed to allow each Fund the ability to commence the public offering of its Shares. As of the date of this prospectus, each Fund pays the fees, costs and expenses of its operations. If the Sponsor and a Fund are unable to raise sufficient funds so that the Fund’s expenses are reasonable in relation to its NAV, the Fund may be forced to terminate and investors may lose all or part of their investment.

31

The Funds may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

The arrangements between clearing brokers and counterparties on the one hand, and a Fund on the other, generally are terminable by the clearing broker or counterparty upon notice to the Fund. In addition, the agreements between the Funds and their respective third-party service providers, such as the Marketing Agent and the Custodian, are generally terminable at specified intervals. Upon termination, the Sponsor may be required to renegotiate or make other arrangements for obtaining similar services if the applicable Fund intends to continue to operate. Comparable services from another party may not be available, or even if available, these services may not be available on terms as favorable as those of the expired or terminated arrangements.

The Funds may miss certain trading opportunities because they will not receive the benefit of the expertise of independent trading advisors.

The Sponsor does not employ trading advisors for the Funds; however, it reserves the right to employ them in the future. The only advisor to the Funds is the Sponsor. A lack of independent trading advisors may be disadvantageous to the Funds because they will not receive the benefit of such expertise.

The NAV calculation of a Fund may be overstated or understated due to the valuation method employed when a settlement price is not available on the date of NAV calculation.

Each Fund’s NAV includes, in part, any unrealized profits or losses on open swap agreements, futures or forward contracts. Under normal circumstances, a Fund’s NAV reflects the quoted CME settlement price of open futures contracts on the date when the Fund’s NAV is being calculated. In instances when the quoted settlement price of futures contract traded on an exchange may not be reflective of fair value based on market condition, generally due to the operation of daily limits or other rules of the exchange or otherwise, the Fund’s NAV may not reflect the fair value of open futures contracts on such date. For purposes of financial statements and reports, the Sponsor will recalculate each Fund’s NAV where necessary to reflect the “fair value” of a futures contract when the futures contract closes at its price fluctuation limit for the day.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the NAV of a Fund.

If a substantial number of requests for redemption of Redemption Baskets are received by a Fund during a relatively short period of time, the Fund may not be able to satisfy the requests from the Fund’s assets not committed to trading. As a consequence, it could be necessary to liquidate the Fund’s trading positions before the time that its trading strategies would otherwise call for liquidation.

If only a minimum number of Shares is outstanding, market-makers may be less willing to purchase Shares in the secondary market which may limit your ability to sell Shares.

There are a minimum number of baskets and associated Shares specified for each Fund. Once the minimum number of baskets for a Fund is reached, there can be no more redemptions from the Fund by an Authorized Purchaser until another Creation Basket has been issued. In such case, market-makers may be less willing to purchase Shares of the Fund from investors in the secondary market, which may in turn limit the ability of Shareholders of the Fund to sell their Shares in the secondary market. As of the date of this prospectus, these minimum levels for each Fund are [100,000] Shares representing [two] baskets.

The liquidity of the Shares may be affected by the withdrawal from participation of Authorized Purchasers or market-makers which could adversely affect the market price of the Shares.

In the event that one or more Authorized Purchasers that are actively involved in purchasing and selling of Shares of a Fund cease to be so involved, the liquidity of the Fund’s Shares will likely decrease, which could adversely affect the market price of the Fund’s Shares and result in you incurring a loss on your investment. In addition, a decision by a market-maker or lead market-maker to cease activities for a Fund could adversely affect liquidity, the spread between the bid and ask quotes, and potentially the price of the Fund’s Shares. The Sponsor can make no guarantees that participation by a Fund’s Authorized Purchasers or market-makers will continue.

32

You may be adversely affected by redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right to redeem Shares of a Fund or postpone its redemption settlement date: (1) for any period during which an applicable exchange is closed other than customary weekend or holiday closing, or trading is suspended or restricted; (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Fund’s assets is not reasonably practicable; (3) for such other period as the Sponsor determines to be necessary for the protection of Shareholders; (4) if there is a possibility that the Benchmark Component Futures Contracts of the Fund on the CME from which the NAV of the Fund is calculated will be priced at a daily price limit restriction (e.g., a daily price fluctuation limit halts trading of Big S&P Contracts on the CME); or (5) if, in the sole discretion of the Sponsor, the execution of a redemption order would not be in the best interest of the Fund or its Shareholders. In addition, the Trust will reject a redemption order if the order is not in proper form as described in the agreement with the Authorized Purchaser or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. The Sponsor may also reject a redemption order if the number of Shares of a Fund being redeemed would reduce the remaining outstanding Shares of the Fund to [100,000] Shares (i.e., [two] baskets of 50,000 Shares each) or less, unless the Sponsor has reason to believe that the placer of the redemption order does in fact possess all the outstanding Shares of the Fund and can deliver them. Any such postponement, suspension or rejection could adversely affect a redeeming Shareholder. For example, the resulting delay may adversely affect the value of the Shareholder’s redemption proceeds if the NAV per Share of the applicable Fund declines during the period of delay. The Trust Agreement provides that the Sponsor and its designees will not be liable for any loss or damage that may result from any such suspension or postponement.

The failure or bankruptcy of a clearing broker could result in substantial losses for a Fund; the clearing broker could be subject to proceedings that impair its ability to execute a Fund’s trades.

Under CFTC regulations, a clearing broker with respect to a Fund’s exchange-traded CFTC-regulated S&P Interests must maintain customers’ assets in a bulk segregated account. If a clearing broker fails to do so, or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of a substantial loss of their funds in the event of that clearing broker’s bankruptcy. In that event, the clearing broker’s customers, such as the applicable Fund, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers. The Funds also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which S&P Interests are traded.

From time to time, the clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear a Fund’s trades.

33

The failure or insolvency of the Custodian for a Fund could result in a substantial loss of the Fund’s assets.

As noted above, the vast majority of each Fund’s assets are held in money market instruments and/or cash with the Custodian. The insolvency of the Custodian could result in a complete loss of each Fund’s assets held by the Custodian, which, at any given time, would likely comprise a substantial portion of the Fund’s total assets.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

Third parties may assert that the Sponsor has infringed or otherwise violated their intellectual property rights. Third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Sponsor and claim that the Sponsor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Sponsor may have to litigate in the future to determine the validity and scope of other parties’ proprietary rights, or defend itself against claims that it has infringed or otherwise violated other parties’ rights. Any litigation of this type, even if the Sponsor is successful and regardless of the merits, may result in significant costs, divert resources from a Fund, or require the Sponsor to change its proprietary software and other technology or enter into royalty or licensing agreements.

The Sponsor expects to obtain a patent on certain business methods and procedures used with respect to the Funds. The Sponsor utilizes certain proprietary software. Any unauthorized use of such proprietary software, business methods and/or procedures could adversely affect the competitive advantage of the Sponsor or the Funds and/or cause the Sponsor to take legal action to protect its rights.

The success of a Fund depends on the ability of the Sponsor to accurately implement its trading strategies, and any failure to do so could subject the Fund to losses.

The Sponsor’s trading strategy is quantitative in nature and it is possible that the Sponsor will make errors in its implementation. The execution of the quantitative strategy is subject to human error, such as incorrect inputs into the Sponsor’s computer systems and incorrect information provided to a Fund’s clearing brokers. In addition, it is possible that a computer or software program may malfunction and cause an error in computation. Any failure, inaccuracy or delay in executing a Fund’s transactions could affect its ability to achieve its primary investment objective. It could also result in decisions to undertake transactions based on inaccurate or incomplete information. This could cause substantial losses on transactions.

The Funds may experience substantial losses on transactions if the computer or communications system fails.

The Funds’ activities depend on the integrity and performance of the computer and communications systems supporting them. Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster or other catastrophe could cause the computer systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of the systems that the Sponsor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the Sponsor’s and the Funds’ reputations, increased operational expenses and diversion of technical resources.

34

If the computer and communications systems are not upgraded when necessary, the Funds’ financial condition could be harmed.

The development of complex computer and communications systems and new technologies may render the existing computer and communications systems supporting the Funds’ activities obsolete. In addition, these computer and communications systems must be compatible with those of third parties, such as the systems of exchanges, clearing brokers and the executing brokers. As a result, if these third parties upgrade their systems, the Sponsor will need to make corresponding upgrades to effectively continue its trading activities. The Funds’ future success may depend on the Sponsor’s ability to respond to changing technologies on a timely and cost-effective basis.

The Funds depend on the reliable performance of the computer and communications systems of third parties, such as brokers and futures exchanges, and may experience substantial losses on transactions if they fail.

The Funds depend on the proper and timely function of complex computer and communications systems maintained and operated by the futures exchanges, brokers and other data providers that the Sponsor uses to conduct trading activities. Failure or inadequate performance of any of these systems could adversely affect the Sponsor’s ability to complete transactions, including its ability to close out positions, and result in lost profit opportunities and significant losses on a Fund’s transactions. This could have a material adverse effect on revenues and materially reduce a Fund’s available capital. For example, unavailability of price quotations from third parties may make it difficult or impossible for the Sponsor to conduct trading activities so that a Fund will closely track the Benchmark. Unavailability of records from brokerage firms may make it difficult or impossible for the Sponsor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed. This unavailability of information also may make it difficult or impossible for the Sponsor to reconcile its records of transactions with those of another party or to accomplish settlement of executed transactions.

The occurrence of a natural disaster, terrorist attack, or the outbreak, continuation or expansion of war or other hostilities could disrupt a Fund’s trading activity and materially affect the Fund’s profitability.

The operations of each Fund, the exchanges, brokers and counterparties with which the Fund does business, and the markets in which the Fund does business could be severely disrupted in the event of a natural disaster, major terrorist attack, data breach or the outbreak, continuation or expansion of war or other hostilities. Global terrorist attacks, anti-terrorism initiatives, cyber-attacks and political unrest continue to fuel this concern.

The Exchange may halt trading in the Shares of a Fund which would adversely impact your ability to sell the Fund’s Shares.

Trading in Shares of a Fund may be halted due to market conditions or, in light of Exchange rules and procedures, for reasons that, in view of the Exchange, make trading in the Fund’s Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. A Fund will be terminated if its Shares are delisted.

35

Risk of Shorting, Leverage and Volatility

Each Fund is leveraged, and consequently you could lose all or substantially all of your investment if the Fund’s trading positions suddenly turn unprofitable.

Commodity pools’ trading positions in futures contracts or other commodity interests are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interest’s) entire market value. This feature permits commodity pools to “leverage” their assets by purchasing or selling futures contracts (or other commodity interests) with an aggregate notional amount in excess of the commodity pool’s assets. While this leverage can increase a pool’s profits, relatively small adverse movements in the price of the pool’s commodity interests can cause significant losses to the pool.

The Funds seek to have the changes in their respective Shares’ NAV in percentage terms track approximately four times (400%) the daily performance, in the case of the Long Fund, or approximately four times the inverse (-400%) of the daily performance, in the case of the Short Fund, of the Benchmark in percentage terms rather than profit from speculative trading of S&P Interests. To achieve its primary daily investment objective, each Fund obtains investment exposure in excess of its assets by utilizing leverage and may lose more money in market conditions that are adverse to its daily objective than a similar fund that does not utilize leverage. If you invest in the Funds, you are exposed to the risk that any adverse daily performance of the Benchmark will be leveraged. This means that, if a Fund’s Benchmark experiences adverse daily performance, your investment in the Fund will be reduced by an amount equal to 4 percent for every 1 percent of adverse performance, not including the cost of financing the portfolio and the impact of operating expenses, which would further lower your investment.

A Fund could theoretically lose an amount greater than its net assets in the event of a movement of the Benchmark in excess of 25 percent in a direction adverse to the Fund. Further, purchasing shares of a Fund during a day may result in greater than 400 percent, in the case of the Long Fund, or –400 percent, in the case of the Short Fund, exposure to the daily performance of the Benchmark if the Benchmark moves in a direction adverse to the Fund between the close of the markets on one trading day and the close of the markets on the next trading day. Consequently, you could lose all or substantially all of your investment if the Fund’s trading positions suddenly turn unprofitable.

The Short Fund may incur expenses and experience losses as a result of short sales.

The Short Fund may engage in short sales designed to earn the Short Fund a profit from the decline in the price of particular securities, baskets of securities or indices. Short sales are transactions in which the Short Fund borrows securities from a broker and sells the borrowed securities. The Short Fund is obligated to replace the security borrowed by purchasing the security at the market price at the time of replacement. If the market price of the underlying security goes down between the time the Short Fund sells the security and buys it back, the Short Fund will realize a gain on the transaction. Conversely, if the underlying security goes up in price during the period, the Short Fund will realize a loss on the transaction. Any such loss is increased by the amount of premium or interest the Short Fund must pay to the lender of the security. Likewise, any gain will be decreased by the amount of premium or interest the Short Fund must pay to the lender of the security. The Short Fund’s investment performance may also suffer if the Short Fund is required to close out a short position earlier than it had intended. This would occur if the securities lender required the Short Fund to deliver the securities the Short Fund borrowed at the commencement of the short sale and the Short Fund was unable to borrow the securities from another securities lender or otherwise obtain the security by other means. In addition, the Short Fund may be subject to expenses related to short sales that are not typically associated with investing in securities directly, such as costs of borrowing and margin account maintenance costs associated with the Short Fund’s open short positions. As the holder of a short position, the Short Fund also is responsible for paying the dividends and interest accruing on the short position, which is an expense to the Short Fund that could cause the Short Fund to lose money on the short sale and may adversely affect its performance.

36

Over-the-Counter Contract Risk

Over-the-counter transactions are subject to changing regulation.

To reduce the credit risk that arises in connection with over-the-counter contracts, each Fund generally enters into an agreement with each counterparty based on the Master Agreement published by the International Swaps and Derivatives Association, Inc. that provides for the netting of each Fund’s overall exposure to its counterparty and for daily payments based on the marked to market value of the contract.

The creditworthiness of each potential counterparty will be assessed by the Sponsor. The Sponsor assesses or reviews, as appropriate, the creditworthiness of each potential or existing counterparty to an over-the-counter contract pursuant to guidelines approved by the Sponsor. The creditworthiness of existing counterparties will be reviewed periodically by the Sponsor. There is no guarantee that the Sponsor’s creditworthiness analysis will be successful and that counterparties selected for Fund transactions will not default on their contractual obligations.

The markets for over-the-counter contracts will continue to rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. To date, the forward markets have been largely unregulated, forward contracts have been executed bi-laterally and, in general historically, forward contracts have not been cleared or guaranteed by a third party. While increased regulation of over-the-counter S&P Interests is likely to result from changes that are required to be effectuated by the Dodd-Frank Wall Street Reform and Consumer Protection Act, there is no guarantee that such increased regulation will be effective to reduce these risks.

Each Fund will be subject to credit risk with respect to counterparties to over-the-counter contracts entered into by the Fund.

Each Fund faces the risk of non-performance by the counterparties to the over-the-counter contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. A counterparty may not be able to meet its obligations to a Fund, in which case the Fund could suffer significant losses on these contracts.

If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, a Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. During any such period, the Fund may have difficulty in determining the value of its contracts with the counterparty, which in turn could result in the overstatement or understatement of the Fund’s NAV. The Fund may eventually obtain only limited recovery or no recovery in such circumstances.

37

Each Fund may be subject to liquidity risk with respect to their over-the-counter contracts.

Over-the-counter contracts may have terms that make them less marketable than futures contracts or cleared swaps. Over-the-counter contracts are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, are not transferable without the consent of the counterparty. These conditions make such contracts less liquid than standardized futures contracts traded on a commodities exchange and diminish the ability to realize the full value of such contracts. In addition, even if collateral is used to reduce counterparty credit risk, sudden changes in the value of over-the-counter transactions may leave a party open to financial risk due to a counterparty default since the collateral held may not cover a party’s exposure on the transaction in such situations.

In general, valuing over-the-counter derivatives is less certain than valuing actively traded financial instruments such as exchange traded futures contracts and securities or cleared swaps because the price and terms on which such over-the-counter derivatives are entered into or can be terminated are individually negotiated, and those prices and terms may not reflect the best price or terms available from other sources. In addition, while market-makers and dealers generally quote indicative prices or terms for entering into or terminating over-the-counter contracts, they typically are not contractually obligated to do so, particularly if they are not a party to the transaction. As a result, it may be difficult to obtain an independent value for an outstanding over-the-counter derivatives transaction.

The foregoing liquidity risks could adversely affect each Fund’s ability to meet its primary investment objective.

Tax Risks

Please refer to “U.S. Federal Income Tax Considerations” for information regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of Shares of a Fund.

Your tax liability from holding Shares of a Fund may exceed the amount of distributions, if any, on your Shares.

Cash or property will be distributed by each Fund at the sole discretion of the Sponsor, and the Sponsor currently does not intend to make cash or other distributions with respect to the Shares of any Fund. You will be required to pay U.S. federal income tax and, in some cases, state, local, or non-U.S. income tax, on your allocable share of a Fund’s taxable income, without regard to whether you actually receive distributions from the Fund. Therefore, the tax liability resulting from your ownership of Shares of a Fund may exceed the amount of cash or value of property (if any) distributed by the Fund.

Your allocable share of income or loss for U.S. federal income tax purposes may differ from your economic income or loss on your Shares.

Due to the application of the assumptions and conventions applied by the Funds in making allocations for U.S. federal income tax purposes and other factors, your allocable share of a Fund’s income, gain, deduction or loss may be different than your economic profit or loss from your Shares for a taxable year. This difference could be temporary or permanent and, if permanent, could result in your being taxed on amounts in excess of your economic income.

38

Items of income, gain, deduction, loss, and credit with respect to Shares could be reallocated if the IRS does not accept the assumptions and conventions applied by the Funds in allocating those items, with potential adverse tax consequences for you.

Each Fund intends to be classified as a partnership for U.S. federal income tax purposes. The U.S. tax rules pertaining to entities classified as partnerships are complex and their application to publicly traded partnerships such as the Funds is in many respects uncertain. Each Fund applies certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects Shareholders’ economic gains and losses. These assumptions and conventions may not fully comply with all aspects of the Code and applicable U.S. Department of Treasury regulations promulgated thereunder, however, and it is possible that the IRS will successfully challenge the Trust’s allocation methods and require the Trust to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects you. If this occurs, you may be required to file an amended tax return and to pay additional taxes plus interest on any underpayment of your tax liability.

A Fund could be treated as a corporation for U.S. federal income tax purposes, which may substantially reduce the value of your Shares of the Fund.

[The Sponsor has received an opinion of counsel that, under current U.S. federal income tax laws and based on certain representations of the Trust, although the matter is not entirely free from doubt, it is more likely than not that each Fund will be classified as a partnership that is not taxable as a corporation for U.S. federal income tax purposes. Each Fund expects to continue to be so classified under current U.S. federal income tax laws, provided that (i) at least 90 percent of the Fund’s annual gross income consists of “qualifying income” as defined in the Code, (ii) the Fund is organized and operated in accordance with its governing agreements and applicable law, and (iii) the Fund does not elect to be taxed as a corporation for U.S. federal income tax purposes.] Although the Sponsor anticipates that each Fund has satisfied and will continue to satisfy the “qualifying income” requirement for all of its taxable years, that result cannot be assured. The Funds have not requested and will not request any ruling from the IRS with respect to its classification as a partnership not taxable as a corporation for U.S. federal income tax purposes. If the IRS were to successfully assert that a Fund is taxable as a corporation for U.S federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to its Shareholders, the Fund would be subject to tax on its net income for the year at corporate income tax rates. In addition, although the Sponsor does not currently intend to make distributions with respect to Shares of either Fund, any distributions would be taxable to the Fund’s Shareholders as dividend income to the extent of the Fund’s current and accumulated earnings and profits. Taxation of a Fund as a corporation could materially reduce the after-tax return on an investment in Shares of the Fund and could substantially reduce the value of your Shares of the Fund.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN SHARES; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

39

THE OFFERING

The Funds in General

Each Fund is a series of the Trust, a statutory trust organized into separate fund series under the laws of the State of Delaware on March 16, 2015. Currently, the Trust has two series that are separate operating commodity pools: the Long Fund and the Short Fund. Additional series of the Trust may be created in the future at the Sponsor’s discretion. Each Fund maintains its main business office at [•], [•] [•]. Each Fund is a commodity pool. It operates pursuant to the terms of the Trust Agreement, which is dated as of [•], 2016 and grants full management control to the Sponsor.

Each Fund is publicly traded, and seeks daily investment results, before fees and expenses, that correspond to approximately four times (400%) the daily performance, in the case of the Long Fund, or approximately four times the inverse (-400%) of the daily performance, in the case of the Short Fund, of the Benchmark. Each Fund invests in a mixture of S&P Interests, Stop Options, money market instruments and/or cash.

The Sponsor

The Sponsor of the Trust is ForceShares LLC, a Delaware limited liability company. The principal office of the Sponsor and the Trust is located at [•]. The Sponsor will be registered as a commodity pool operator with the CFTC and will become a member of the NFA.

Aside from establishing and operating the series of the Trust, and obtaining capital from a small number of outside investors in order to engage in these activities, the Sponsor has not engaged in any other business activity. Under the Trust Agreement, the Sponsor is solely responsible for the management and conducts or directs the conduct of the business of the Trust, each Fund, and any other series of the Trust that may from time to time be established and designated by the Sponsor. The Sponsor is required to oversee the purchase and sale of Shares by Authorized Purchasers and to manage each Fund’s investments, including to evaluate the credit risk of FCMs and swap counterparties and to review daily positions and margin/collateral requirements. The Sponsor has the power to enter into agreements as may be necessary or appropriate for the offer and sale of each Fund’s Shares and the conduct of the Trust’s activities. Accordingly, the Sponsor is responsible for selecting the Trustee, Administrator, Marketing Agent, the independent registered public accounting firm of the Trust, and any legal counsel employed by the Trust. The Sponsor is also responsible for preparing and filing periodic reports on behalf of the Trust with the SEC and will provide any required certification for such reports. No person other than the Sponsor and its principals was involved in the organization of the Trust or the Funds.

The Sponsor may determine to engage marketing agents who will assist the Sponsor in marketing the Shares. See “The Offering—Plan of Distribution” for more information.

The Sponsor maintains a public website on behalf of the Funds, www.forceshares.com, which contains information about the Trust, the Funds and their Shares, and oversees certain services for the benefit of the Funds’ Shareholders.

The Sponsor has discretion to appoint one or more of its affiliates as additional Sponsors.

40

The Sponsor receives a management fee as compensation for services performed under the Trust Agreement. The management fee accrues daily and is paid by each Fund monthly at an annual rate of [•] percent ([•]%) of the average daily net assets of the Fund. The Sponsor receives no compensation from the Funds other than such fee. Each Fund is also responsible for its other ongoing fees, costs and expenses of its operations, including brokerage fees, and legal, printing, accounting, custodial, administration and transfer agency costs, although the Sponsor bore the costs and expenses related to the registration of the Shares of each Fund. None of the costs and expenses related to the initial registration, offer and sale of Shares of each Fund, which totaled approximately $[•] for the Long Fund and approximately $[•] for the Short Fund, were or are chargeable to the Funds, and the Sponsor did not and may not recover any of these costs and expenses from the Funds.

Shareholders have no right to elect the Sponsor on an annual or any other continuing basis or to remove the Sponsor. If the Sponsor voluntarily withdraws, the holders of a majority of the Trust’s outstanding Shares (excluding for purposes of such determination Shares owned by the withdrawing Sponsor and its affiliates) may elect its successor. Prior to withdrawing, the Sponsor must give ninety days’ written notice to the Shareholders and the Trustee.

Ownership or “membership” interests in the Sponsor are owned by persons referred to as “members.” [•]

Management of the Sponsor

In general, under the Sponsor’s Limited Liability Company Operating Agreement, as amended from time to time, the Sponsor (and as a result the Trust and each Fund) is managed by the officers of the Sponsor. In their capacities as officers of the Sponsor, the chief executive officer and chief financial officer of the Sponsor may take certain actions and execute certain agreements and certifications for the Sponsor in its capacity as Sponsor of the Trust. The following is biographical information for the chief executive officer and the chief financial officer of the Sponsor.

The Officers of the Sponsor, [•] of whom are also Class A members of the Sponsor, are the following:

Kris Wallace. Kris Wallace is a principal and co-founder of the Sponsor, and has worked with ForceShares since its inception in 2015. Since 2016, Mr. Wallace has also been President and Chief Executive Officer of MarketRiders and the Senior Vice President for Products and Business Strategy of SogoTrade. From 1996 to 2015, Mr. Wallace worked in asset management, investment product development and capital markets for Scottrade, Inc. From 2010 to 2012, he led portfolio management for FocusShares LLC (a division of Scottrade) in its management of a suite of FocusShares ETFs. Mr. Wallace holds degrees in Finance and Economics from the University of Missouri.

John A. Flanagan. John Flanagan serves as the Principal Financial Officer of the Sponsor and has worked with ForceShares since 2016. Since June 2014, Mr. Flanagan has served as an Independent Trustee of Absolute Shares Trust, a multi-series exchange traded fund. Since January 2, 2015, Mr. Flanagan has served as Chief Financial Officer of Exchange Traded Managers Group, LLC, an issuer of exchange traded funds, for which he also serves as Treasurer and Principal Financial Officer. Mr. Flanagan has been the President and sole owner of John A. Flanagan CPA, LLC since December 2010. Mr. Flanagan was Chief Financial Officer of MacroMarkets LLC, an exchange traded fund issuer, from January 2007 to December 2010.

[•].

Mr. [•] is primarily responsible for making trading and investment decisions for the Funds, and for directing Fund trades for execution.

41

Messrs. Wallace, Flanagan and [•] are individual “principals,” as that term is defined in CFTC Rule 3.1, of the Sponsor. These individuals are principals due to their positions and/or due to their ownership interests in the Sponsor. Beneficial ownership interests of the principals, if any, are shown under the section entitled “Security Ownership of Principal Shareholders and Management” below and any of the principals may acquire beneficial interests in the Fund in the future. In addition, each of the two Class A members of the Sponsor are registered with the CFTC as associated persons of the Sponsor and are NFA associate members.

Prior Performance of the Sponsor and Affiliates

NEITHER THIS POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

Prior Performance of the Funds

THESE POOLS HAVE NOT COMMENCED TRADING AND DO NOT HAVE ANY PERFORMANCE HISTORY.

The Trustee

The sole Trustee of the Trust is [•], a Delaware banking corporation. The Trustee’s principal offices are located at [•]. The Trustee is unaffiliated with the Sponsor. The Trustee’s duties and liabilities with respect to the offering of Shares and the management of the Trust and the Funds are limited to its express obligations under the Trust Agreement.

The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust, the Sponsor or the Shareholders. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Sponsor. If no successor trustee has been appointed by the Sponsor within such sixty-day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor. The Trust Agreement provides that the Trustee is entitled to reasonable compensation for its services from the Sponsor or an affiliate of the Sponsor (including the Trust), and is indemnified by the series of the Trust (including the Funds) against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or any action or inaction of the Trustee under the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

The Trustee has not signed the registration statement of which this prospectus is a part, and is not subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares.

Under the Trust Agreement, the duty and authority to manage the business affairs of the Trust, and of all of the funds that are a series of the Trust, including control of the Funds, is rested solely with the Sponsor, which the Sponsor may delegate as provided for in the Trust Agreement. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

42

Because the Trustee has delegated substantially all of its authority over the operation of the Trust to the Sponsor, the Trustee itself is not registered in any capacity with the CFTC.

Operation of the Funds

The Long Fund’s primary investment objective is to seek daily investment results, before fees and expenses, that correspond to approximately four times (400%) the daily performance of the Benchmark. The Short Fund’s primary investment objective is to seek daily investment results, before fees and expenses, that correspond to approximately four times the inverse (-400%) of the daily performance of the Benchmark. The Funds do not seek to achieve their respective stated primary investment objectives over a period of time greater than a single day.

Each Fund seeks to achieve its primary investment objective under normal market conditions primarily by investing in Big S&P Contracts such that daily changes in the Fund’s NAV are expected to closely track approximately four times (400%) the performance, in the case of the Long Fund, or approximately four times the inverse (-400%) of the performance, in the case of the Short Fund, in the Benchmark on a leveraged basis. Each Fund will also invest in E-Minis to seek to achieve its primary investment objective, particularly where the smaller size of E-Minis permit a Fund to obtain more precise exposure. Each Fund may also invest in Other S&P Interests, which may include swap agreements (cleared and over-the-counter), over-the-counter forward contracts, and short positions on futures contracts, in each case with respect to and referencing a Primary S&P Interest or the S&P 500 Index.

At inception, the Sponsor expects to achieve each Fund’s primary investment objective through the acquisition of Primary S&P Interests. The Sponsor may acquire Other S&P Interests if a) position limits or accountability levels restrict the ability of a Fund to acquire Primary S&P Interests, b) a Fund requires additional exposure to the Benchmark that is more precise than that which can be acquired through Primary S&P Interests (i.e., due to the substantial size of Big S&P Contracts and E-Minis) or c) a Fund’s primary investment object may be followed in a more cost efficient manner through the acquisition of Other S&P Interests. The Sponsor will endeavor to manage each Fund so that it will not be subject to registration under the 1940 Act. This requires monitoring the proportion of each Fund’s assets to be placed in various investments. In accordance with this requirement, the Sponsor may not invest more than twenty percent (20%) of its net assets in Other S&P Interests that may be deemed securities for the purposes of the 1940 Act.

The Sponsor expects to manage each Fund’s investments directly, although it has been authorized by the Trust to retain, establish the terms of retention for, and terminate third-party commodity trading advisors to provide such management. The Sponsor has substantial discretion in managing each Fund’s investments consistent with meeting its investment objective of tracking the Benchmark, including the discretion: (1) to choose whether to invest in the Benchmark Component Futures Contracts or other S&P Interests with similar investment characteristics; (2) to choose when to “roll” the Fund’s positions in S&P Interests as described below, and (3) to manage the Fund’s investments in money market instruments and cash. The Sponsor is also authorized to select FCMs to execute each Fund’s transactions.

Each Fund’s positions in Primary S&P Interests are changed or “rolled” on a regular basis in order to track the changing nature of the Benchmark. For example, quarterly (on the date on which a Big S&P Contract expires), the deferred month Big S&P Contract will become the lead month Big S&P Contract and will become the Benchmark Component Futures Contract, and each Fund’s investments will have to be changed accordingly. During roll periods, the Benchmark will be composed of a combination of the lead month Big S&P Contract and/or the deferred month Big S&P Contract. Additionally, each Fund will roll its Primary S&P Interests as they approach their respective expiration dates. In order that the Funds’ trading does not cause unwanted market movements and to make it more difficult for third parties to profit by trading based on such expected market movements, each Fund’s investments may not be rolled entirely on that day, but rather may be rolled over a period of four trading days.

43

Each Fund has a secondary investment objective designed to prevent the Fund’s NAV from going to zero in the event of an extreme short-term negative movement, in the case of the Long Fund, or positive movement, in the case of the Short Fund, in the Benchmark. Each Fund holds Stop Options with respect to all or substantially all of its S&P Interests with strike prices, in the aggregate, at approximately 75 percent, in the case of the Long Fund, or 125 percent, in the case of the Short Fund, of the value of the applicable underlying S&P Interest as of the end of the preceding business day. The Stop Options will serve primarily to a) prevent the Fund’s NAV from going to zero in the event of a 25 percent adverse move in the Benchmark and b) recoup a small portion of substantial losses of a Fund that may result from large movements in the Benchmark. The Stop Options not expected to result in significant gains for any Fund, and will generally be considered a transaction cost for each Fund. Stop Options are expected to prevent a Fund’s NAV from declining beyond a threshold equal to the value of the strike prices of the Stop Options and the position exposure of the Stop Options as a whole. For more information, see “The Offering—Other Trading Policies of the Funds—Options on Futures Contracts”.

As a result of the Funds’ respective exposures to daily price movements of the Benchmark, combined with Stop Options positions relative to extreme negative movements, in the case of the Long Fund, or positive movements, in the case of the Short Fund, of the Benchmark, the Funds’ investment strategies may be more beneficial to investors than a direct and concentrated investment, long or short, in a single market segment.

As explained above, each Fund invests in a combination of S&P Interests that the Sponsor believes should achieve daily investment results, before fees and expenses, that correspond to approximately four times (400%) the daily performance, in the case of the Long Fund, or approximately four times the inverse (-400%) of the daily performance, in the case of the Short Fund, of the Benchmark. The Funds’ Benchmark is intended to track movements in the closing settlement price of lead month Big S&P Contracts. The S&P 500 Index is a float-adjusted, market capitalization-weighted index of 500 U.S. operating companies and real estate investment trusts selected through a process that factors in criteria such as liquidity, price, market capitalization and financial viability. The S&P 500 Index is published under the Bloomberg ticker symbol “SPX.”

The S&P Interests that each Fund will principally invest in are futures contracts, which are standardized contracts traded on, or subject to the rules of, an exchange that call for the future delivery of a specified quantity and type of asset at a specified time and place or, alternatively, may call for cash settlement. Futures contracts, all of which are lead month or deferred month Primary S&P Interests, are expected to comprise approximately ten to twenty-five percent (10-25%) of the Long Fund’s portfolio and approximately ten to twenty-five percent (10-25%) of the Short Fund’s portfolio.

Cash balances arising from the use of derivatives will typically be held in money market instruments, which are short-term cash instruments that have a remaining maturity of 397 days or less and exhibit high quality credit profiles. Money market instruments (and collateral held in money market instruments) are expected to comprise approximately [•] percent ([•]%) of the Long Fund’s portfolio and approximately ninety-five percent (95%) of the Short Fund’s portfolio.

Each Fund will also invest in Stop Options, and may invest in Other S&P Interests from time to time. Stop Options are expected to average less than approximately five percent (5%) of the Long Fund’s portfolio and less than approximately five percent (5%) of the Short Fund’s portfolio. At the Funds inception, the Sponsor does not anticipate material investments in Other S&P Interests; however, to obtain the exposure it might otherwise obtain from investing in Primary S&P Interests, the Sponsor may also invest in Other S&P Interests in an amount that may not exceed twenty-five percent (25%) of the Long Fund’s portfolio and less than approximately twenty-five percent (25%) of the Short Fund’s portfolio.

44

The Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of investment positions that each Fund should hold to approximate, on a daily basis, four times (400%) the daily performance, in the case of the Long Fund, or four times the inverse (-400%) of the daily performance, in the case of the Short Fund, of the Benchmark. The Sponsor does not invest the assets of the Funds in securities or financial instruments based on the Sponsor’s view of the investment merit of a particular security, instrument, or company, nor does it conduct conventional investment research or analysis or forecast market movement or trends, in managing the assets of the Funds. Each Fund seeks to remain fully invested at all times in securities and/or financial instruments that, in combination, provide leveraged exposure to the S&P 500 Index without regard to market conditions, trends or direction. Following determination of the Funds’ respective NAVs each business day, each Fund will seek to position its portfolio so that its exposure to the Benchmark is consistent with the Fund’s primary investment objective. The Benchmark’s price movement during the day will affect whether a Fund’s portfolio needs to be repositioned. For example, if the Benchmark has risen on a given day, the NAV of the Long Fund should rise and the NAV of the Short Fund should fall. As a result, the Long Fund’s exposure would need to be increased and the Short Fund’s exposure would need to be decreased. Conversely, if the Benchmark has fallen on a given day, the NAV of the Long Fund should fall and the NAV of the Short Fund should rise. As a result, the Long Fund’s exposure would need to be decreased and the Short Fund’s exposure would need to be increased. Because of daily rebalancing of each Fund’s Portfolio and the compounding of each day’s return over time, the return of each Fund for periods longer than a single day will be the result of each day’s returns compounded over the period, which will very likely differ from four times (400%) the total performance, in the case of the Long Fund, or four times the inverse (-400%) of the total performance, in the case of the Short Fund, of the Benchmark over the same period. Each Fund will lose money if the level of the Benchmark is flat over time, and it is possible that the Long Fund will lose money over time even if the level of the Benchmark rises, and the Short Fund will lose money over time even if the level of the Benchmark falls, as a result of daily rebalancing of the applicable Fund, the Benchmark’s volatility and the effects of compounding. See “What Are the Risk Factors Involved with an Investment in a Fund?”, above. Each Fund is rebalanced daily as of the NAV calculation time in order to continue to reflect approximately four times (400%) the daily performance, in the case of the Long Fund, or approximately four times the inverse (-400%) of the daily performance, in the case of the Short Fund, of the Benchmark. However, each Fund will only rebalance on business days when the Exchange and the futures exchanges are open. The Sponsor determines the type, quantity and combination of S&P Interests it believes will produce daily returns consistent with the applicable Fund’s primary investment objective. See “The Offering—Operation of the Funds” beginning on page [43] for examples illustrating the operation of the Funds.

Primary S&P Interests traded on the CME expire on a specified day in each calendar quarter: March, June, September and December. For example, in terms of the Benchmark, on May 1st of a given year the lead month Big S&P Contract will expire in June of that year and will be the Benchmark Component Futures Contracts. As another example, on December 31st of a given year, the Benchmark Component Futures Contracts will be the contracts expiring in March of the following year.

Each Fund incurs certain expenses in connection with its operations, including the costs of maintaining its portfolio of Stop Options, and holds most of its assets in income-producing, short-term securities for margin and other liquidity purposes and to meet redemptions that may be necessary on an ongoing basis. These expenses and income cause imperfect correlation between changes in the Fund’s NAV and changes in the Benchmark, because the Benchmark does not reflect expenses or income. Investors should be aware that because each Fund incurs certain expenses on an ongoing basis, investors in the Long Fund may incur a partial or complete loss of their investment even when the performance of the Benchmark is positive, and investors in the Short Fund may incur a partial or complete loss of their investment even when the performance of the Benchmark is negative.

45

Each Fund invests in S&P Interests to the fullest extent possible without exceeding the leverage necessary to implement its primary investment objective or being unable to satisfy its expected current or potential margin or collateral obligations with respect to its investments in S&P Interests. After fulfilling such margin and collateral requirements, each Fund invests the remainder of its proceeds from the sale of baskets in money market instruments and/or merely holds such assets in cash (generally in interest-bearing accounts). Therefore, the focus of the Sponsor in managing each Fund is investing in S&P Interests, Stop Options, money market instruments and/or cash. Each Fund earns interest income from the money market instruments that it purchases and on the cash it holds through the Custodian.

The Sponsor believes that market arbitrage opportunities will cause each Fund’s Share price on the Exchange to track the Fund’s NAV per Share. The Sponsor believes that the net effect of this expected relationship and the expected relationship between each Fund’s NAV per Share and the Benchmark will be that the changes in the price of a Fund’s Shares on the Exchange will track approximately four times (400%) the daily performance, in the case of the Long Fund, or approximately four times the inverse (-400%) of the daily performance, in the case of the Short Fund, of the Benchmark. This relationship may be affected by various market factors, including but not limited to, the number of Shares of a Fund outstanding and the liquidity of the underlying holdings. While the Benchmark is composed of Big S&P Contracts and is therefore a measure of the future value of the S&P 500 Index, there is nonetheless expected to be a reasonable degree of correlation between the Benchmark and the then-current value of the S&P 500 Index.

46

These relationships are illustrated in the following diagram:

Daily Changes in the price of a Fund’s Shares on the Exchange Are Expected to Correlate with Daily Changes in the Fund’s NAV Per Share

Market arbitrage opportunities should cause daily changes in the price of each Fund’s Shares on the Exchange to correlate with changes in the Fund’s NAV.

Daily Changes in each Fund’s NAV Are Expected to Correlate With Daily Changes, in the Case of the Long Fund, and Daily Inverse Changes, in the Case of the Short Fund, in the Benchmark On a Leveraged Basis

The Sponsor endeavors to invest each Fund’s assets as fully as possible in the S&P Interests so that the changes in its NAV correlate with changes, in the case of the Long End, and the inverse of changes, in the case of the Short Fund, in the Benchmark.

Daily Changes in the Benchmark Are Expected to Correlate to a Reasonable Degree with Daily Changes in the Value of the S&P 500 Index.

The Sponsor believes that changes in the Benchmark will correlate to a reasonable degree with changes in the value of the S&P 500 Index.

An investment in the Shares provides a means for diversifying an investor’s portfolio or hedging exposure to changes in the value of the S&P 500 Index. An investment in the Shares allows both retail and institutional investors to easily gain this exposure to the S&P 500 Index in a transparent, cost-effective manner.

The Sponsor employs a “neutral” investment strategy intended to track the changes in the Benchmark regardless of whether the Benchmark goes up or goes down. Each Fund’s “neutral” investment strategy is designed to permit investors generally to purchase and sell the Fund’s Shares for the purpose of investing indirectly in the S&P 500 Index in a cost-effective manner. Such investors may include participants in industries seeking to hedge the risk of losses in their transactions, as well as investors seeking exposure to the S&P 500 Index. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the stock market and/or the risks involved in hedging may exist. In addition, an investment in a Fund involves the risks that the changes in the price of the Fund’s Shares will not accurately track the changes in the Benchmark, and that changes in the Benchmark will not closely correlate with changes in the value of the S&P 500 Index. Furthermore, as noted above, the Fund may also elect to invest in money market instruments and/or cash to meet its current or potential margin or collateral requirements with respect to its investments in S&P Interests and to invest cash not required to be used as margin or collateral. The Funds do not expect there to be any meaningful correlation between the performance of their respective investments in money market instruments and cash and the changes in the value of the S&P 500 Index or S&P Interests. While the level of interest earned on or the market price of these investments may in some respects correlate to changes in the value of the S&P Index, this correlation is not anticipated as part of the Funds’ efforts to meet their respective primary investment objectives. This and certain risk factors discussed in this prospectus may cause a lack of correlation between changes in a Fund’s NAV and changes in the value of the S&P 500 Index. The Sponsor does not intend to operate the Funds in a fashion such that their respective per Share NAVs equal, in dollar terms, the value of the S&P 500 Index or the price of any particular Primary S&P Interest.

47

Each Fund’s total portfolio composition is disclosed each business day that the Exchange is open for trading on the Funds’ website at www.forceshares.com. The website disclosure of portfolio holdings is made daily and includes, as applicable, the name and value of each S&P Interest held and those that are pending, the name and value of each money market instrument held in each Fund and the amount of cash held in the Fund’s portfolio. The Funds’ website also includes the NAV, the 4 p.m. Bid/Ask Midpoint as reported by the Exchange, the last trade price for each Fund’s Shares as reported by the Exchange, the Shares of each Fund outstanding, the Shares of each Fund available for issuance, and the Shares of each Fund created or redeemed on that day. The prospectus, Monthly Statements of Account, Quarterly Performance of the Midpoint versus the NAV (as required by the CFTC), and the Roll Dates, as well as Forms 10-Q, Forms 10-K, and other SEC filings, for each Fund are also posted on the website. The Funds’ website is publicly accessible at no charge.

The Shares issued by each Fund may only be purchased by Authorized Purchasers and only in blocks of 50,000 Shares of the Fund called Creation Baskets. The amount of the purchase payment for a Creation Basket of a Fund is equal to the aggregate NAV per Share of the Shares in the Creation Basket. Similarly, only Authorized Purchasers may redeem Shares and only in blocks of 50,000 Shares of a Fund called Redemption Baskets. The amount of the redemption proceeds for a Redemption Basket is equal to the aggregate NAV per Share of the Shares in the Redemption Basket. The purchase price for Creation Baskets and the redemption price for Redemption Baskets of a Fund are based on the actual NAV per Share calculated at the end of the business day when a request for a purchase or redemption is received by the applicable Fund. The Exchange publishes an approximate NAV for each Fund intra-day based on the prior day’s NAV and the current price of the Benchmark Component Futures Contracts, but the price of Creation Baskets and Redemption Baskets is determined based on the actual NAV per Share of the applicable Fund calculated at the end of each trading day.

While each Fund issues Shares only in Creation Baskets, Shares of each Fund may also be purchased and sold by individuals and entities that are not Authorized Purchasers in smaller increments than Creation Baskets on the Exchange. However, these transactions are effected at bid and ask prices established by specialist firm(s). Like any listed security, Shares of each Fund can be purchased and sold at any time a secondary market is open.

The Investment Strategies of the Funds

In managing each Fund’s assets, the Sponsor does not use a technical trading system that automatically issues buy and sell orders. Instead, each time one or more baskets are purchased or redeemed, the Sponsor will purchase or sell S&P Interests with an aggregate market value that approximates the amount of cash received or paid upon the purchase or redemption of the basket(s).

48

As an example, assume that a Creation Basket is sold by the Long Fund, and that the Long Fund’s closing NAV per Share is $25.00 and that the Benchmark value is 2,168.30 (the closing settlement price on September 22, 2016). In that case, the Long Fund would receive $1,250,000 in proceeds from the sale of the Creation Basket ($25.00 NAV per Share multiplied by 50,000 Shares, and ignoring the Creation Basket fee of $[•]). If one were to assume further that the Sponsor wants to obtain its entire investment exposure ($5,000,000) related to the proceeds from the Creation Basket in Big S&P Contracts and that the market value of each such Big S&P Contract is $[542,075.00] (or otherwise not a round number), the Long Fund would be unable to buy an exact number of Big S&P Contracts with an aggregate market value equal to $5,000,000. Instead, the Long Fund would be able to purchase [nine] Big S&P Contracts with an aggregate market value of $[4,878,675] and one E-Mini with an aggregate market value of $[108,412.50]. This would provide a total notional exposure through Primary S&P Interests of $4,987,088 (or 398.97 percent exposure). Assuming a margin requirement equal to four percent (4%) of the value of the Big S&P Contracts, the Long Fund would be required to deposit $[199,483.50] in money market instruments and/or cash with the FCM through which the Big S&P Contracts and E-Minis were purchased. The Sponsor would also acquire Stop Options to provide coverage for the newly acquired Primary S&P Interests by purchasing puts having a strike price of 1,626.23. The remainder of the proceeds from the sale of the Creation Basket, $[1,050,517.50] (less the amount paid to acquire the Stop Options), would remain invested in money market instruments and/or cash as determined by the Sponsor from time to time based on factors such as potential calls for margin or anticipated redemptions.

The specific S&P Interests purchased depend on various factors, including a judgment by the Sponsor as to the appropriate diversification of each Fund’s investments. While the Sponsor anticipates that a substantial majority of each Fund’s assets will be invested in Primary S&P Interests, for various reasons, including the ability to enter into the precise amount of exposure to the S&P 500 Index and position limits on Primary S&P Interests, it may also invest in Other S&P Interests, including swaps, in the over-the-counter market to a potentially significant degree. Each Fund will be limited in investing up to twenty percent (20%) of its net assets in Other S&P Interests that may constitute securities for purposes of the 1940 Act.

The Sponsor does not anticipate letting its Primary S&P Interests expire and taking delivery of or having to deliver cash. Instead, the Sponsor closes out existing positions, e.g., in response to ongoing changes in the Benchmark or if it otherwise determines it would be appropriate to do so and reinvest the proceeds in new S&P Interests. Positions may also be closed out to meet orders for Redemption Baskets, in which case the proceeds from closing the positions will not be reinvested.

Futures Contracts

Futures contracts are agreements between two parties. One party agrees to buy a commodity or the cash value of an index such as the S&P 500 Index from the other party at a later date at a price and quantity agreed upon when the contract is made. In market terminology, a party who purchases a futures contract is long in the market and a party who sells a futures contract is short in the market. The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or cash value of the index or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.

49

If the price of the commodity or the value of the index increases after the original futures contract is entered into, the buyer of the futures contract will generally be able to sell a futures contract to close out its original long position at a price higher than that at which the original contract was purchased, generally resulting in a profit to the buyer. Conversely, the seller of a futures contract will generally profit if the price of the underlying commodity or the value of the index decreases, as it will generally be able to buy a futures contract to close out its original short position at a price lower than that at which the original contract was sold. Because the Long Fund seeks to track the Benchmark directly and profit when the value of the S&P 500 Index increases and, as a likely result of an increase in the value of the S&P 500 Index, the price of Primary S&P Interests increases, the Long Fund will generally be long on the S&P 500 Index, and will generally sell Primary S&P Interests only to close out existing long positions. Because the Short Fund seeks to track the Benchmark inversely and profit when the value of the S&P 500 Index decreases and, as a likely result of a decrease in the value of the S&P 500 Index, the price of Primary S&P Interests decreases, the Short Fund will generally be short on the S&P 500 Index, and will generally sell Primary S&P Interests only to close out existing short positions.

Futures contracts are typically traded on futures exchanges such as the CME, which provide centralized market facilities in which multiple persons may trade contracts. Members of a particular futures exchange and the trades executed on such exchange are subject to the rules of that exchange. Futures exchanges and their related clearing organizations are given reasonable latitude in promulgating rules and regulations to control and regulate their members.

Trades on a futures exchange are generally cleared by the exchange or an affiliated clearing organization, which provides services designed to mutualize or transfer the credit risk arising from the trading of contracts on an exchange. The clearing organization effectively becomes the other party to the trade, and each clearing member party to the trade looks only to the clearing organization for performance.

Big S&P Contracts are traded on the CME in units of $250 multiplied by the value of the S&P 500 Index. E-Minis are traded on the CME in units of $50 multiplied by the value of the S&P 500 Index. Generally, futures contracts traded on the CME, including Primary S&P Interests, are priced by floor brokers and other exchange members both through an “open outcry” of offers to purchase or sell the contracts and through an electronic, screen-based system that electronically determines the price by matching offers to purchase and sell.

Certain typical and significant characteristics of Primary S&P Interests are discussed below. Additional risks of investing in Primary S&P Interests are included in “What are the Risk Factors Involved with an Investment in a Fund?”

Impact of Position Limits and Accountability Levels

The CFTC and U.S. designated contract markets such as the CME may establish position limits on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than as a hedge, which an investment by the Funds is not) may hold, own or control. For example, the current position limit for investments at any one time in CME Big S&P Contracts are 60,000 contracts total for all months. The same position limit applies to E-Minis, which are counted as 1/5th the size of Big S&P Contracts for the purposes of this limit. These position limits are fixed ceilings that each Fund would not be able to exceed without specific CFTC authorization.

50

Position limits are calculated at the controller level, meaning positions in the contracts held be the Funds will be aggregated at the level of control by the Sponsor, which is the commodity pool operator for the Funds. Position limits are calculated on a net futures basis, meaning that long exposure Primary S&P Interests held in the Long Fund will be netted against the short exposure Primary S&P Interests held by the Short Fund.1

Based on the Benchmark as of September 22, 2016, the position limits for Primary S&P Interests would account for a total notional value of $32,524,500,000. As a result, assuming the level of the S&P 500 Index remains the same, the Funds would be unlikely to trigger position limits for Primary S&P Interests unless one Fund’s net assets exceeded the other Fund’s net assets by approximately $8.1 billion.2

Accountability levels differ from position limits in that they do not represent a fixed ceiling, but rather a threshold above which a futures exchange may exercise greater scrutiny and control over an investor’s positions. If a Fund were to exceed an applicable accountability level for investments in futures contracts, the exchange will monitor the Fund’s exposure and may ask for further information on its activities, including the total size of all positions, investment and trading strategy, and the extent of liquidity resources of the Fund. If deemed necessary by the exchange, the Fund could be ordered to reduce its aggregate net position back to the accountability level.

Based on the Benchmark as of September 22, 2016, the reportable level that required enhanced recordkeeping for Primary S&P Interests would account for a total notional value of $54,207,500. As a result, assuming the level of the S&P 500 Index remains the same, the Funds would be expected to trigger accountability level recordkeeping requirements when one Fund’s net assets exceeded the other Fund’s net assets by approximately $54 million.

In addition to position limits and accountability, the exchanges set daily price fluctuation limits on futures contracts. The daily price fluctuation limit establishes the maximum amount that the price of futures contracts may vary either up or down from the previous day’s settlement price. Once the daily price fluctuation limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

All of these limits may potentially cause a tracking error between the price of the Shares and the Benchmark. This may in turn prevent you from being able to effectively use a Fund as a way to hedge against stock market losses or as a way to indirectly invest in the S&P 500 Index.

Neither of the Funds intends to limit the size of the offering and each will attempt to expose substantially all of its proceeds to the S&P 500 Index utilizing S&P Interests. If a Fund encounters position limits, accountability levels, or price fluctuation limits for Primary S&P Interests on the CME, it may then, if permitted under applicable regulatory requirements, purchase Other S&P Interests. In any case, notwithstanding the potential availability of these instruments in certain circumstances, position limits could force a Fund to limit the number of Creation Baskets that it sells.

1       Additionally, Stop Options held by a Fund will be netted against the Primary S&P Interests held by such Fund; provided, however, that the weighting of a Stop Option for position limit purposes will be determined through analysis of the “net delta” of the Stop Option (relative to current Benchmark values) using the Standard Portfolio Analysis of Risk (SPAN) system operated by the CME. As a result, the net impact of Stop Options on the position limits applicable to the Funds is difficult to ascertain in advance.

2       This calculation assumes that each Fund is successful in achieving its stated investment objective of maintaining 400% or -400% exposure to the Benchmark Futures Contract. If, for example, the Long Fund has $9 billion in net assets and does not invest in Other S&P Interests that are not subject to position limits, it will hold Primary S&P Interests with a total notional exposure of $36 billion (equivalent to 66,411.5 Big S&P Contracts). If the Short Fund has $1 billion in net assets and does not invest in Other S&P Interests that are not subject to position limits, it will hold Primary S&P Interests with a total notional exposure of $4 billion (equivalent to 7,379 Big S&P Contracts). On a net basis, the Funds will hold 59,032.5 contracts for position limit purposes. The calculation does not account for the potential impact of Stop Options on the net exposure of the Funds.

51

Impact of Price Fluctuation Limits

A decline in the S&P 500 Index at certain price levels will trigger market-wide circuit breakers (i.e., price fluctuation limits) causing the Exchange or CME to suspend, halt, or restrict the trading of Primary S&P interests for a short period time or the remainder of the applicable trading day. This event may potentially limit the Sponsor’s ability to achieve the target leverage with respect to a Fund during that period, potentially resulting in tracking error between the price of the Shares and the Benchmark. This may in turn prevent you from being able to effectively use a Fund as a way to hedge against stock market losses or as a way to indirectly invest in the S&P 500 Index.

Price fluctuation limits are established by relevant exchanges on which securities or futures contracts are traded. Currently, the Sponsor intends to acquire S&P Interests on the CME, which has established price fluctuation limits for negative movements of 7 percent, 13 percent and 20 percent in the value of the S&P Index. The CME has not adopted price fluctuation limits for positive movement thresholds in the S&P 500 Index.

Price Volatility

Despite daily price limits, the price volatility of futures contracts generally has been historically greater than that for traditional securities such as stocks and bonds. Price volatility often is greater day-to-day as opposed to intra-day. Economic factors that may cause volatility in Primary S&P Interests include changes in interest rates; governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies; weather and climate conditions; changing supply and demand relationships; changes in balances of payments and trade; U.S. and international rates of inflation; currency devaluations and revaluations; U.S. and international political and economic events; and changes in philosophies and emotions of market participants. Because each Fund invests a significant portion of its assets in futures contracts, the assets of each Fund, and therefore the price of each Funds’ Shares, may be subject to greater volatility than traditional securities.

Term Structure of Futures Contracts and the Impact on Total Return

Several factors determine the total return from investing in futures contracts. Because each Fund must periodically “roll” futures contract positions, closing out soon-to-expire contracts that are no longer part of the Benchmark and entering into subsequent-to-expire contracts, one such factor is the price relationship between soon-to-expire contracts and later-to-expire contracts. For example, if market conditions are such that the prices of soon-to-expire contracts are higher than later-to-expire contracts (a situation referred to as “backwardation” in the futures market), then absent a change in the market, the price of contracts will rise as they approach expiration. Conversely, if the price of soon-to-expire contracts is lower than later-to-expire contracts (a situation referred to as “contango” in the futures market), then absent a change in the market the price of contracts will decline as they approach expiration.

Over time, the value of the S&P 500 Index fluctuates based on a number of market factors, including demand for equity securities underlying the S&P 500 Index to their supply. The value of Primary S&P Interests likewise fluctuates in reaction to a number of market factors. If investors seek to maintain their holdings in Primary S&P Interests with a roughly constant expiration profile and not take delivery of the cash, they must on an ongoing basis sell their current positions as they approach expiration and invest in later-to-expire contracts.

52

If the futures market is in a state of backwardation (i.e., when the value of the S&P 500 Index in the future is expected to be less than the current price), each Fund will buy later-to-expire contracts for a lower price than the sooner-to-expire contracts that it sells. Hypothetically, and assuming no changes to either the value of the S&P 500 Index or the price relationship between the current value, soon-to-expire contracts and later-to-expire contracts, the value of a contract will rise as it approaches expiration, increasing each Fund’s total return (ignoring the impact of commission costs and the interest earned on money market instruments and/or cash). As an example, assume that a Fund owns 100 spot month Big S&P Contracts on the trading day that is five business days before the expiration of such Big S&P Contracts, that the price of such Big S&P Contracts is $2,070 per unit, and that the price of deferred month Big S&P Contracts is $2,048 per unit. A Fund will close out the spot month Big S&P Contracts at a value of $51,750,000 (100 contracts multiplied by 250 units per contract multiplied by $2,070), and will be able to enter into 101 deferred month Big S&P Contracts with the proceeds, representing 1 more units than it previously owned.

If the futures market is in contango, each Fund will buy later-to-expire contracts for a higher price than the sooner-to-expire contracts that it sells. Hypothetically, and assuming no other changes to either the value of the S&P 500 Index or the price relationship between the spot price, soon-to-expire contracts and later-to-expire contracts, the value of a contract will fall as it approaches expiration, decreasing each Fund’s total return (ignoring the impact of commission costs and the interest earned on money market instruments and/or cash). As an example, assume the same facts as in the prior paragraph except that the price of deferred month Big S&P Contracts is $2,088 per unit. Each Fund will sell the spot month Big S&P Contracts for $51,678,000 and will be able to purchase only 99 deferred month Big S&P Contracts with the proceeds, representing 1 fewer units than it previously owned.

During the past five years, the S&P 500 index futures markets have been a period of constant backwardation, although they have historically experienced periods of both contango and backwardation. Frequently, whether contango or backwardation exists is a function, among other factors, of [•]. Using financial instruments such as forwards and futures in an effort to replicate the performance (or inverse performance) of S&P 500 index may introduce additional tracking error to the performance of the Funds. While prices of financial instruments are, as a rule, related to the prices of an underlying cash market, they are not perfectly correlated. In addition, the use of financial instruments causes the need to roll futures or forward contracts as described above and the resulting possibility that contango or backwardation can occur.

Potential Negative Impact from Rolling Futures Positions

The Funds invest in or have exposure to futures contracts and are subject to risks related to rolling. The contractual obligations of a buyer or seller holding a futures contract to expiration may be satisfied by settling in cash as designated in the contract specifications. Alternatively, futures contracts may be closed out prior to expiration by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of settlement. Once this date is reached, the futures contract “expires.” As the futures contracts held by these Funds near expiration, they are generally closed out and replaced by contracts with a later expiration. This process is referred to as “rolling.” Such Funds do not intend to hold futures contracts through expiration, but instead to “roll” their respective positions. When the market for these contracts is such that the prices are higher in the more distant delivery months than in the nearer delivery months, the sale during the course of the “rolling process” of the more nearby contract would take place at a price that is lower than the price of the more distant contract. This pattern of higher futures prices for longer expiration futures contracts is often referred to as “contango.” Alternatively, when the market for these contracts is such that the prices are higher in the nearer months than in the more distant months, the sale during the course of the “rolling process” of the more nearby contract would take place at a price that is higher than the price of the more distant contract. This pattern of higher futures prices for shorter expiration futures contracts is referred to as “backwardation.” The presence of contango in certain futures contracts at the time of rolling would be expected to adversely affect the Funds with long positions, and positively affect the Funds with short positions. Similarly, the presence of backwardation in certain futures contracts at the time of rolling such contracts would be expected to adversely affect the Funds with short positions and positively affect the Funds with long positions. There have been extended periods in which contango or backwardation has existed in the futures contract markets for various types of futures contracts, and such periods can be expected to occur in the future. These extended periods have in the past and can in the future cause significant losses for the Funds, and these periods can have as much or more impact over time than movements in the level of a Fund’s benchmark.

53

Margin Requirements and Marking-to-Market Futures Positions

“Initial margin” is an amount of funds that must be deposited by a commodity interest trader with the trader’s broker to initiate an open position in futures contracts. A margin deposit is like a cash performance bond. It helps assure the trader’s performance of the futures contracts that he or she purchases or sells. Futures contracts are customarily bought and sold on initial margin that represents a small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract. The amount of margin required in connection with a particular futures contract is set by the exchange on which the contract is traded. Brokerage firms, such as each Funds’ clearing broker, carrying accounts for traders in commodity interest contracts may require higher amounts of margin as a matter of policy to further protect themselves.

Futures contracts are marked-to-market at the end of each trading day and the margin required with respect to such contracts is adjusted accordingly. This process of marking-to-market is designed to prevent losses from accumulating in any futures account. Therefore, if a Fund’s futures positions have declined in value, such Fund may be required to post “variation margin” to cover this decline. Alternatively, if a Fund’s futures positions have increased in value, this increase will be credited to such Fund’s account.

Swaps and Other Over-the-Counter Derivatives

In addition to futures contracts, options on futures contracts and cleared swaps, derivative contracts that are tied to various securities and commodities are entered into outside of public exchanges. These “over-the-counter” contracts are entered into between two parties in private contracts. Unlike Primary S&P Interests, which are guaranteed by a clearing organization, each party to an over-the-counter derivative contract bears the credit risk of the other party, i.e., the risk that the other party will not be able to perform its obligations under its contract.

Some over-the-counter derivatives contracts contain relatively standardized terms and conditions and are available from a wide range of participants. Others have highly customized terms and conditions and are not as widely available. While each Fund may enter into these more customized contracts, the Funds will only enter into over-the-counter contracts containing certain terms and conditions, as discussed further below, that are designed to minimize the credit risk to which the Funds will be subject and only if the terms and conditions of the contract are consistent with achieving the Funds’ primary investment objective of tracking the Benchmark. The over-the-counter contracts that the Funds may enter into will take the form of either forward contracts or swaps.

54

A forward contract is a contractual obligation to purchase or sell a specified quantity of a security or commodity at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. Unlike futures contracts, however, forward contracts are typically traded in the over-the-counter markets. In some instances such contracts may provide for cash settlement instead of making or taking delivery of the underlying security or commodity. Forward contracts for a given security or commodity are generally available for various amounts and maturities and are subject to individual negotiation between the parties involved. Moreover, generally there is no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date. Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date. However, in some instances such contracts may provide a right of offset that will allow for the receipt of profit and payment for losses prior to the delivery date.

An over-the-counter swap agreement is a bilateral contract to exchange a periodic stream of payments determined by reference to a notional amount, with payment typically made between the parties on a net basis. For instance, in the case of an S&P 500 Index swap, a Fund may be obligated to pay a fixed price per unit multiplied by a notional number of units and be entitled to receive an amount per unit equal to the current value of the S&P 500 Index, the price of a specified Primary S&P Interest, or the average price of a group of Primary S&P Interests such as the Benchmark (times the same notional number of units). However, each party to the swap is subject to the credit risk of the other party. The Funds only enter into over-the-counter swaps on a net basis, where the two payment streams are netted out on a daily basis, with the parties receiving or paying, as the case may be, only the net amount of the two payments. Swaps do not generally involve the delivery of underlying assets or principal. Accordingly, the Funds’ risk of loss with respect to an over-the-counter swap generally is limited to the net amount of payments that the counterparty is contractually obligated to make less any collateral deposits the Funds are holding.

To reduce the credit risk that arises in connection with over-the-counter contracts, each Fund generally enters into an agreement with each counterparty based on the Master Agreement published by the International Swaps and Derivatives Association, Inc. that provides for the netting of each Fund’s overall exposure to its counterparty and for daily payments based on the marked to market value of the contract.

The creditworthiness of each potential counterparty will be assessed by the Sponsor. The Sponsor assesses or reviews, as appropriate, the creditworthiness of each potential or existing counterparty to an over-the-counter contract pursuant to guidelines approved by the Sponsor. The creditworthiness of existing counterparties will be reviewed periodically by the Sponsor. There is no guarantee that the Sponsor’s creditworthiness analysis will be successful and that counterparties selected for Fund transactions will not default on their contractual obligations.

Each Fund also may require that a counterparty be highly rated and/or provide collateral or other credit support. The Sponsor on behalf of a Fund may enter into over-the-counter contracts with various types of counterparties, including: (a) banks regulated by a United States federal bank regulator, (b) broker-dealers regulated by the SEC, (c) insurance companies domiciled in the United States and (d) any other person (including affiliates of any of the above) who is engaged to a substantial degree in the business of trading securities or commodities. Certain of these types of counterparties will not be subject to regulation by the CFTC or any other significant federal or state regulatory structure. While it is the Sponsor’s preference to use regulated entities as counterparties, the Sponsor primarily considers creditworthiness in selecting counterparties rather than the primary business of the prospective counterparty or the regulatory structure to which it is subject.

55

Other Trading Policies of the Funds

Options on Futures Contracts

An option on a futures contract gives the buyer of the option the right, but not the obligation, to buy or sell a futures contract at a specified price on or before a specified date. The option buyer deposits the purchase price or “premium” for the option with his broker, and the money goes to the option seller. Regardless of how much the market swings, the most an option buyer can lose is the option premium. However, the buyer will typically lose the premium if the exercise price of the option is above (in the case of an option to buy or “call” option) or below (in the case of an option to sell or “put” option) the market value at the time of exercise. Option sellers, on the other hand, face risks similar to participants in the futures markets. For example, since the seller of a call option is assigned a short futures position if the option is exercised, his risk is the same as someone who initially sold a futures contract. Because no one can predict exactly how the market will move, the option seller posts margin to demonstrate his ability to meet any potential contractual obligations.

In addition to Primary S&P Interests, there are also a number of options on Primary S&P Interests listed on the CME, some of which may be Stop Options. These contracts offer investors and hedgers another set of financial vehicles to use in managing exposure to the equity market. Each Fund may purchase and sell (write) options on Primary S&P Interests in pursuing its secondary investment objective of recouping a small amount of losses of a Fund against an extreme, short term negative movement, in the case of the Long Fund, or positive movement, in the case of the Short Fund, in the Benchmark. No Fund will sell call options when it does not own the underlying Primary S&P Interest. Each Fund is expected to make use of options on Primary S&P Interests solely in connection with its secondary investment objective: a) prevent the Fund’s NAV from going to zero in the event of a 25 percent adverse move in the Benchmark and b) recoup a small portion of substantial losses of a Fund that may result from large movements in the Benchmark.

The Funds’ use of Stop Options is intended to prevent a Fund’s NAV from declining to zero in the event of an extraordinary, adverse short-term movement of 25 percent or more in the Benchmark. As a secondary objective, the Funds will periodically trade and reacquire Stop Options in a manner that may result in limited additional returns to the Fund. The Sponsor expects that under normal market conditions, these returns will offset a portion of the Funds transactional costs in acquiring the Stop Options. Under extraordinary circumstances (i.e., adverse movements of the Benchmark in excess of [15 percent]), the returns on trading Stop Options may be material, relative to the Fund’s size, as discussed below.

The Fund has a strategy that purchases options that provide the ability to recoup a small portion of significant losses of a Fund if there is a significant adverse move in the Benchmark. In certain circumstances it may be necessary for a Fund to “harvest” the option premium in these Stop Options. When there is a significant move in the Benchmark, the Fund option holdings will reflect an increase in value based upon the volatility of the move and the time value of option expiration. To the extent that the Fund may realize a gain (relative to transaction costs), the Sponsor will attempt to sell or “harvest” such Stop Options.

Long Fund Examples

The following examples are intended to reflect how the Long Fund will use Stop Options that are put options in the event of single day movements of various magnitudes. The Fund has net assets of $5 million and 100,000 Shares outstanding, with an NAV per Share of $50.00. In each case, the hypothetical assumes a Benchmark value of 2,000, the Long Fund holding 40 futures contracts to obtain approximately four times (400%) leverage against Fund NAV, and the Long Fund holding 40 put options with a strike price of 1,500.

Within each example there is a starting Fund NAV at the beginning of each day and ending Fund NAV at the end of each day. The Sponsor will take into consideration the Fund NAV and holdings at the end of day (“EOD”), and adjust the Fund’s S&P Interests such that the Fund’s notional exposure to its underlying Benchmark will be leveraged approximately four times (400%). In addition, the Sponsor will assess the Stop Option holdings of the Fund to ensure that they provide downside exposure cover at least one hundred percent (100%) of the notional value of the Fund’s S&P Interests at a strike price that is, on an aggregate basis, seventy-five percent (75%) of the Benchmark. The Sponsor will dispose of Stop Options not required to maintain the minimum coverage requirement to the extent that the proceeds of any such sale exceed the transaction costs of such sale.

Stop Options trade at market prices on open exchanges, including the CME. The price of puts on the Benchmark Futures Contract are influenced by factors including, but not limited to: i) the difference between the put’s strike price and the value of the Benchmark Futures Contract (i.e., the degree to which the applicable put is “out of the money”), ii) the value of the Benchmark Futures Contract, iii) the current or projected volatility of the Benchmark Futures Contract and the S&P 500 Index, iv) the time to expiration of the put (i.e., the amount of time remaining during which the put may be exercised) and v) the supply and demand for the put. The Sponsor has constructed these examples under the assumption that a put that is “out of the money” by 25 percent may be acquired for a cost of approximately $[0.05] per option (the actual cost of acquisition may vary depending upon the above listed factors). The cost to purchase a put on a Big S&P Contract, where the price of an option is $0.05, would be $12.50 (i.e., $0.05 per option for a contract size of 250).

56

In calculating each example, the Sponsor assumes that there is time left to expiration for the Stop Options, which would result in the option value increasing to reflect the underlying holding moving closer to the strike price of 1,500. The degree to which the value of an option increases is subject to the price factors noted above and is estimated for the purpose of these hypothetical examples only. The market prices of such options under similar real world circumstances likely will differ.

In the first example, the Benchmark moves from 2,000 to 1,990 (-0.5%) on Day 1.

	NAV per Share	Benchmark Value	Big S&P Contract Holdings	Stop Option (Put) Holdings / Strike Price	Estimated Stop Option Additive Return	Fund Performance
Start	$50.00	2,000	40	40 (@1,500)
End of Day 1	$49.00	1,990	39	40 (@1,500)	$0 ($0.00/share)	-2% (-$1.00/share)

In this first example, the Day 1 move is a “small” move. The illustration shows that the Benchmark has a negative 0.5 percent move that is leveraged 400 percent, resulting in a negative 2 percent move in the Fund’s NAV. In order to maintain the target leverage of approximately 400 percent, it is necessary to reduce the Fund holdings to 39 Big S&P Contracts.

As the Benchmark has experienced a relatively “small” move, it is not economically in the best interests of the Fund for the Stop Option holdings to be traded. Because the cost of selling the 40th put outweighs the proceeds of such sale, the Fund will retain the surplus Stop Option coverage.

The result of Day 1 is a decrease in Fund holdings, no change in Stop Option holdings, and Fund return for the day of approximately 400 percent the Benchmark move.

In the second example, the Benchmark moves from 2,000 to 1,900 (-5%) on Day 1.

	NAV per Share	Benchmark Value	Big S&P Contract Holdings	Stop Option (Put) Holdings / Strike Price	Estimated Stop Option Additive Return	Fund Performance
Start	$50.00	2,000	40	40 (@1,500)
End of Day 1	$40.10	1,900	33 and 4 E-Minis	33.8 (@1,425)	$9,500 ($1 option px) ($0.10/share)	-19.8% (-$9.90/share)

In this second example, the Day 1 move is a “material” move. The illustration shows that the Benchmark has a negative 5 percent move that is leveraged 400 percent, resulting in a move of approximately negative 20 percent in the Fund’s NAV. In order to maintain the target leverage of approximately 400 percent, it is necessary to change the Fund holdings to 33 Big S&P Contracts and 4 E-Minis.

As the Benchmark has experienced a “material” move, it may be in the best interests of the Fund for the Stop Option holdings to be traded. In this example, the Fund will sell all 40 Stop Option holdings. For the purposes of this example, we have priced each Stop Option after the move at $1 per put (the pricing assumption is for demonstration purposes and should not be considered “likely” outcome for real option interests). Because the proceeds of such sale exceed the transaction costs of a sale and reacquisition of such Stop Options, the Fund will be able to “harvest” $9,500 of premium from the Stop Options. Subsequently, the Fund will reestablish a Stop Option holding by buying a reflective amount of put option contracts – in this case 33.8 (or puts on 33 Big S&P Contracts and 4 E-Minis) – at a new strike price of 1,425. Stop Options will be transacted on the exchange upon which they were initially purchased.

57

The result of Day 1 is a decrease in Fund holdings, a decrease in Stop Option holdings, and Fund return for the day of approximately 400 percent the Benchmark move, offset by a small additional return generated by “harvesting” the Stop Options. Without the estimated Stop Option additive return of $0.10 per share, the Fund would have finished with an NAV per share of $40 and would have held one fewer E-Mini.

In the third example, the Benchmark moves from 2,000 to 1,600 (-20%) on Day 1.

	NAV per Share	Benchmark Value	Big S&P Contract Holdings	Stop Option (Put) Holdings / Strike Price	Estimated Stop Option Additive Return	Fund Performance
Start	$50.00	2,000	40	40 (@1,500)
End of Day 1	$11.00	1,600	11	11 (@1,200)	$99,500 ($10 option px) ($1.00/share)	-78.00% (-$39.00/share)

In this third example, the Day 1 move is a “large” move. The illustration shows that the Benchmark has a negative 20 percent move that is leveraged 400 percent, resulting in a move of approximately negative 80 percent in the Fund’s NAV. In order to maintain the target leverage of approximately 400 percent, it is necessary to change the Fund holdings to 11 Big S&P Contracts.

As the Benchmark has experienced a “large” move, it is in the best interests of the Fund for the Stop Option holdings to be traded. In this example, the Fund will sell all 40 Stop Option holdings. For the purposes of this example, we have priced each Stop Option after the move at $10 per put (this pricing assumption is for demonstration purposes and should not be considered “likely” outcome for real option interests). Because the proceeds of such sale exceed the transaction costs of a sale and reacquisition of such Stop Options, the Fund will be able to “harvest” $99,500 of premium from the Stop Options. Subsequently, the Fund will reestablish a Stop Option holding by buying a reflective amount of put option contracts – in this case 11 – at a new strike price of 1,200. Stop Options will be transacted on the exchange upon which they were initially purchased.

The result of Day 1 is a decrease in Fund holdings, a decrease in Stop Option holdings, and Fund return for the day of approximately 400 percent the Benchmark move, offset by a small additional return generated by “harvesting” the Stop Options. Without the estimated Stop Option additive return of $1.00 per share, the Fund would have finished with an NAV per share of $10.00 and would have held one fewer Big S&P Contract.

In the fourth example, the Benchmark moves from 2,000 to 1,500 (-25%) on Day 1.

	NAV per Share	Benchmark Value	Big S&P Contract Holdings	Stop Option (Put) Holdings / Strike Price	Estimated Stop Option Additive Return	Fund Performance
Start	$50.00	2,000	40	40 (@1,500)
End of Day 1	$3.00	1,500	3 and 1 E-Mini	3.2 (@1,125)	$299,500 ($30 option px) ($3.00/share)	-94.0% (-$47.00/share)

In this fourth example, the Day 1 move is an “at the money” move. The illustration shows that the Benchmark has a negative 25 percent move that is leveraged 400 percent, resulting in a move of approximately negative 94 percent in the Fund’s NAV. In order to maintain the target leverage of approximately 400 percent, it is necessary to change the Fund holdings to 3 Big S&P Contracts and 1 E-Mini.

As the Benchmark has experienced an “at the money” move, it is in the best interests of the Fund for the Stop Option holdings to be traded. In this case, the Fund will sell all 40 Stop Option holdings. For the purposes of this example, we have priced each Stop Option after the move at $30 per put (this pricing assumption is for demonstration purposes and should not be considered “likely” outcome for real option interests). Because the proceeds of such sale exceed the transaction costs of a sale and reacquisition of such Stop Options, the Fund will be able to “harvest” $299,500 of premium from the Stop Options. Subsequently, the Fund will reestablish a Stop Option holding by buying a reflective amount of put option contracts – in this case 3.2 (or puts on 33 Big S&P Contracts and 1 E-Mini) – at a new strike price of 1,125. Stop Options will be transacted on the exchange upon which they were initially purchased.

The result of Day 1 is a decrease in Fund holdings, a decrease in Stop Option holdings, and Fund return for the day of approximately 400 percent the Benchmark move, offset by a small additional return generated by “harvesting” the Stop Options. Without the estimated Stop Option additive return of $3.00 per share, the Fund would have finished with an NAV per share of $0.00 and would have to liquidate.

58

In the final example, the Benchmark moves from 2,000 to 1400 (-30%) on Day 1.

	NAV per Share	Benchmark Value	Big S&P Contract Holdings	Stop Option (Put) Holdings / Strike Price	Estimated Stop Option Additive Return	Fund Performance
Start	$50.00	2,000	40	40 (@1,500)
End of Day 1	$3.00	1,400	3 and 2 E-minis	3.4 (@1,050)	$1,299,500 ($130 option px) ($13.00/share)	-94% (-$47.00/share)

In this final example, the Day 1 move is an “extreme” move. The illustration shows that the Benchmark has a negative 30 percent move that is leveraged 400 percent, resulting in a move of approximately negative 94 percent in the Fund’s NAV. In order to maintain the target leverage of approximately 400 percent, it is necessary to change the Fund holdings to 3 Big S&P Contracts and 2 E-Minis.

As the Benchmark has experienced an “extreme” move, it is in the best interests of the Fund for the Stop Option holdings to be traded. In this case, the Fund will sell all 40 Stop Option holdings. For the purposes of this example, we have priced each Stop Option after the move at $130 per put. Because the proceeds of such sale exceed the transaction costs of a sale and reacquisition of such Stop Options, the Fund will be able to “harvest” $1,299,500 of premium from the Stop Options. Subsequently, the Fund will reestablish a Stop Option holding by buying a reflective amount of put option contracts – in this case 3.4 (or puts on 3 Big S&P Contracts and 2 E-Minis) – at a new strike price of 1,050. Stop Options will be transacted on the exchange upon which they were initially purchased.

The result of Day 1 is a decrease in Fund holdings, a decrease in Stop Option holdings, and Fund return for the day of approximately 400 percent the Benchmark move, offset by a small additional return generated by “harvesting” the Stop Option. Without the estimated Stop Option additive return of $13.00 per share, the Fund would have finished with an NAV per share of -$10.00 and would have to liquidate.

Short Fund Examples

The following examples are intended to reflect how the Short Fund will use Stop Options that are call options in the event of single day movements of various magnitudes. The Fund has net assets of $5 million and 100,000 Shares outstanding, with an NAV per Share of $50.00. In each case, the hypothetical assumes a Benchmark value of 2,000, the Short Fund holding 40 futures contracts to obtain approximately four times inverse (-400%) leverage, and the Short Fund holding 40 call options with a strike price of 2,500.

Within each example there is a starting Fund NAV at the beginning of each day and ending Fund NAV at the end of each day. The Sponsor will take into consideration the Fund NAV and holdings at EOD, and adjust the Fund’s S&P Interests such that the Fund’s notional exposure to its underlying Benchmark will be leveraged approximately four times to the inverse (-400%). In addition, the Sponsor will assess the Stop Option holdings of the Fund to ensure that they provide downside exposure cover at least one hundred percent (100%) of the notional value of the Fund’s S&P Interests at a strike price that is, on an aggregate basis, one hundred twenty-five percent (125%) of the Benchmark. The Sponsor will dispose of Stop Options not required to maintain the minimum coverage requirement to the extent that the proceeds of any such sale exceed the transaction costs of such sale.

Stop Options trade at market prices on open exchanges, including the CME. The price of calls on the Benchmark Futures Contract are influenced by factors including, but not limited to: i) the difference between the call’s strike price and the value of the Benchmark Futures Contract (i.e., the degree to which the applicable call is “out of the money”), ii) the value of the Benchmark Futures Contract, iii) the current or projected volatility of the Benchmark Futures Contract and the S&P 500 Index, iv) the time to expiration of the call (i.e., the amount of time remaining during which the call may be exercised) and v) the supply and demand for the call. The Sponsor has constructed these examples under the assumption that a call that is “out of the money” by 25 percent may be acquired for a cost of approximately $[0.05] per option (the actual cost of acquisition may vary depending upon the above listed factors). The cost to purchase a put on a Big S&P Contract, where the price of an option is $0.05, would be $12.50 (i.e., $0.05 per option for a contract size of 250).

In calculating each example, the Sponsor assumes that there is time left to expiration for the Stop Options, which would result in the option value increasing to reflect the underlying holding moving closer to the strike price of 2,500. The degree to which the value of an option increases is subject to the price factors noted above and is estimated for the purpose of these hypothetical examples only. The market prices of such options under similar real world circumstances likely will differ.

59

In the first example, the Benchmark moves from 2,000 to 2,010 (+0.5%) on Day 1.

	NAV per Share	Benchmark Value	Big S&P Contract Holdings	Stop Option (Put) Holdings / Strike Price	Estimated Stop Option Additive Return	Fund Performance
Start	$50.00	2,000	40	40 (@2,500)
End of Day 1	$49.00	2,010	39	40 (@2,500)	$0 ($0.00/share)	-2% (-$1.00/share)

In this first example, the Day 1 move is a “small” move. The illustration shows that the Benchmark has a positive 0.5 percent move that is leveraged -400 percent, resulting in a negative 2 percent move in the Fund’s NAV. In order to maintain the target leverage of approximately -400 percent, it is necessary to change the Fund holdings to 39 Big S&P Contracts (held short).

As the Benchmark has experienced a relatively “small” move, it is not economically in the best interests of the Fund for the Stop Option holdings to be traded. Because the cost of selling the 40th call outweighs the proceeds of such sale, the Fund will retain the surplus Stop Option coverage.

The result of Day 1 is a decrease in Fund holdings, no change in Stop Option holdings, and Fund return for the day of approximately -400 percent the Benchmark move.

In the second example, the Benchmark moves from 2,000 to 2,100 (+5%) on Day 1.

	NAV per Share	Benchmark Value	Big S&P Contract Holdings	Stop Option (Put) Holdings / Strike Price	Estimated Stop Option Additive Return	Fund Performance
Start	$50.00	2,000	40	40 (@2,500)
End of Day 1	$40.10	2,100	30 and 3 E-Minis	30.6 (@2,625)	$9,500 ($1 option px) ($0.10/share)	-19.8% (-$9.90/share)

In this second example, the Day 1 move is a “material” move. The illustration shows that the Benchmark has a positive 5 percent move that is leveraged -400 percent, resulting in a move of approximately negative 20 percent in the Fund’s NAV. In order to maintain the target leverage of approximately -400 percent, it is necessary to change the Fund holdings to 30 Big S&P Contracts (held short) and 3 E-Minis (held short).

As the Benchmark has experienced a “material” move, it may be in the best interests of the Fund for the Stop Option holdings to be traded. In this example, the Fund will sell all 40 Stop Option holdings. For the purposes of this example, we have priced each Stop Option after the move at $1 per call (the pricing assumption is for demonstration purposes and should not be considered “likely” outcome for real option interests). Because the proceeds of such sale exceed the costs of a sale and reacquisition of such Stop Options, the Fund will be able to “harvest” $9,500 of premium from the Stop Options. Subsequently, the Fund will reestablish a Stop Option holding by buying a reflective amount of call option contracts – in this case 30.6 (or calls on 30 Big S&P Contracts and 6 E-Minis) – at a new strike price of 2,625. Stop Options will be transacted on the exchange upon which they were initially purchased.

The result of Day 1 is a decrease in Fund holdings, a decrease in Stop Option holdings, and Fund return for the day of approximately -400 percent the Benchmark move, offset by a small additional return generated by “harvesting” the Stop Options. Without the estimated Stop Option additive return of $0.10 per share, the Fund would have finished with an NAV per share of $40 and would have held one fewer E-Mini (held short).

In the third example, the Benchmark moves from 2,000 to 2,400 (+20%) on Day 1.

	NAV per Share	Benchmark Value	Big S&P Contract Holdings	Stop Option (Put) Holdings / Strike Price	Estimated Stop Option Additive Return	Fund Performance
Start	$50.00	2,000	40	40 (@2,500)
End of Day 1	$11.00	2,400	7 and 2 E-Minis	7.4 (@3,000)	$99,500 ($10 option px) ($1.00/share)	-78.00% (-$39.00/share)

60

In this third example, the Day 1 move is a “large” move. The illustration shows that the Benchmark has a positive 20 percent move that is leveraged -400 percent, resulting in a move of approximately negative 80 percent in the Fund’s NAV. In order to maintain the target leverage of approximately -400 percent, it is necessary to change the Fund holdings to 7 Big S&P Contracts (held short) and 2 E-Minis (held short).

As the Benchmark has experienced a “large” move, it is in the best interests of the Fund for the Stop Option holdings to be traded. In this example, the Fund will sell all 40 Stop Option holdings. For the purposes of this example, we have priced each Stop Option after the move at $10 per call (this pricing assumption is for demonstration purposes and should not be considered “likely” outcome for real option interests). Because the proceeds of such sale exceed the costs of a sale and reacquisition of such Stop Options, the Fund will be able to “harvest” $99,500 of premium from the Stop Options. Subsequently, the Fund will reestablish a Stop Option holding by buying a reflective amount of call option contracts – in this case 7.4 (or calls on 7 Big S&P Contracts and 2 E-Minis) – at a new strike price of 3,000. Stop Options will be transacted on the exchange upon which they were initially purchased.

The result of Day 1 is a decrease in Fund holdings, a decrease in Stop Option holdings, and Fund return for the day of approximately -400 percent the Benchmark move, offset by a small additional return generated by “harvesting” the Stop Options. Without the estimated Stop Option additive return of $1.00 per share, the Fund would have finished with an NAV per share of $10.00 and would have held one fewer Big S&P Contract (held short) and one more E-Mini (held short).

In the fourth example, the Benchmark moves from 2,000 to 2,500 (+25%) on Day 1.

	NAV per Share	Benchmark Value	Big S&P Contract Holdings	Stop Option (Put) Holdings / Strike Price	Estimated Stop Option Additive Return	Fund Performance
Start	$50.00	2,000	40	40 (@2,500)
End of Day 1	$3.00	2,500	2	2 (@3,125)	$299,500 ($30 option px) ($3.00/share)	-94.0% (-$47.00/share)

In this fourth example, the Day 1 move is an “at the money” move. The illustration shows that the Benchmark has a positive 25 percent move that is leveraged -400 percent, resulting in a move of approximately negative 94 percent in the Fund’s NAV. In order to maintain the target leverage of approximately -400 percent, it is necessary to change the Fund holdings to 2 Big S&P Contracts (held short).

As the Benchmark has experienced an “at the money” move, it is in the best interests of the Fund for the Stop Option holdings to be traded. In this case, the Fund will sell all 40 Stop Option holdings. For the purposes of this example, we have priced each Stop Option after the move at $30 per call (this pricing assumption is for demonstration purposes and should not be considered “likely” outcome for real option interests). As such, the Fund will be able to “harvest” $299,500 of premium from the Stop Options. Subsequently, the Fund will reestablish a Stop Option holding by buying a reflective amount of call option contracts – in this case 2 – at a new strike price of 3,125. Stop Options will be transacted on the exchange upon which they were initially purchased.

The result of Day 1 is a decrease in Fund holdings, a decrease in Stop Option holdings, and Fund return for the day of approximately -400 percent the Benchmark move, offset by a small additional return generated by “harvesting” the Stop Options. Without the estimated Stop Option additive return of $3.00 per share, the Fund would have finished with an NAV per share of $0.00 and would have to liquidate.

In the final example, the Benchmark moves from 2,000 to 2,300 (+30%) on Day 1.

	NAV per Share	Benchmark Value	Big S&P Contract Holdings	Stop Option (Put) Holdings / Strike Price	Estimated Stop Option Additive Return	Fund Performance
Start	$50.00	2,000	40	40 (@2,500)
End of Day 1	$3.00	2,600	1 and 4 E-Minis	1.8 (@3,250)	$1,299,500 ($130 option px) ($3.00/share)	-94% (-$47.00/share)

In this final example, the Day 1 move is an “extreme” move. The illustration shows that the Benchmark has a negative 30 percent move that is leveraged -400 percent, resulting in a move of approximately negative 94 percent in the Fund’s NAV. In order to maintain the target leverage of approximately -400 percent, it is necessary to change the Fund holdings to 1 Big S&P Contract (held short) and 4 E-Minis (held short).

61

As the Benchmark has experienced an “extreme” move, it is in the best interests of the Fund for the Stop Option holdings to be traded. In this case, the Fund will sell all 40 Stop Option holdings. For the purposes of this example, we have priced each Stop Option after the move at $130 per call (this pricing assumption is for demonstration purposes and should not be considered “likely” outcome for real option interests). Because the proceeds of such sale exceed the costs of a sale and reacquisition of such Stop Options, the Fund will be able to “harvest” $1,299,500 of premium from the Stop Options. Subsequently, the Fund will reestablish a Stop Option holding by buying a reflective amount of call option contracts – in this case 1.8 (or calls on 1 Big S&P Contract and 4 E-Minis) – at a new strike price of 1,050. Stop Options will be transacted on the exchange upon which they were initially purchased.

 The result of Day 1 is a decrease in Fund holdings, a decrease in Stop Option holdings, and Fund return for the day of approximately -400 percent the Benchmark move, offset by a small additional return generated by “harvesting” the Stop Option. Without the estimated Stop Option additive return of $13.00 per share, the Fund would have finished with an NAV per share of -$10.00 and would have to liquidate.

Liquidity

Each Fund invests only in exchange traded S&P Interests that, in the opinion of the Sponsor, are traded in sufficient volume to permit the ready taking and liquidation of positions in these financial interests and in over-the-counter S&P Interests that, in the opinion of the Sponsor, may be readily liquidated with the original counterparty or through a third party assuming the Fund’s position.

Spot Commodities

While most futures contracts can be physically settled, each Fund expects to invest substantially all of its assets in cash settled futures contracts. Additionally, neither Fund intends to take or make physical delivery under any physically settled futures contract. However, a Fund may from time to time trade in Other S&P Interests based on the value of the S&P 500 Index.

Leverage

The Sponsor endeavors to have the value of each Fund’s money market instruments and cash, whether held by the Fund or posted as margin or collateral, at all times approximate 25 percent of the aggregate market value of its obligations under the Fund’s S&P Interests. Commodity pools’ trading positions in futures contracts are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interest’s) entire market value. The Sponsor intends to leverage the Funds’ assets as described in this prospectus.

Borrowings

Neither Fund intends to nor foresees the need to borrow money or establish credit lines. Each Fund maintains money market instruments and cash, either held by the Funds or posted as margin or collateral, with a value that at all times approximates 25 percent of the aggregate market value of its obligations under S&P Interests.

62

Pyramiding

Neither Fund employs nor will either Fund ever employ the technique, commonly known as pyramiding, in which the speculator uses unrealized profits on existing positions as variation margin for the purchase or sale of additional positions in the same or another interest.

Securities Loans

Each Fund is authorized to lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of earning additional income a portion of which will be allocated to the Sponsor as compensation for its services in managing the associated securities lending activities. The value of securities loans may not exceed [•] percent ([•]%) of the value of a Fund’s total assets, which includes the value of collateral received. To the extent a Fund loans a portion of its securities, such Fund will receive collateral consisting generally of money market instruments and/or cash, which will be established initially in an amount equal to at least 105 percent of the current market value of the loaned securities. The loaned securities and such collateral will be marked-to-market at the end of each subsequent business day on which the securities loan is outstanding. On any business day the value of such collateral is less than 102 percent of the current market value of the loaned securities, the borrower of the loaned securities will deposit additional collateral in an amount sufficient to increase the total amount of collateral to an amount equal to or greater than 105 percent of the current market value of the loaned securities. Subject to its stated investment policy, each Fund will generally invest the cash collateral received for the loaned securities in accordance with applicable investment guidelines.

In addition, each Fund will be able to terminate the loan at any time and will receive reasonable interest on the loan, as well as amounts equal to any dividends, interest or other distributions on the loaned securities. In the event of the bankruptcy or insolvency of the borrower, or any similar proceeding, the Funds could experience a delay in recovering the loaned securities or only recover cash or a security of equivalent value.

The Service Providers of the Funds

Contractual Arrangements with the Sponsor and Third-Party Service Providers

The Sponsor is responsible for investing the assets of each Fund in accordance with the objectives and policies of the Funds. In addition, the Sponsor arranges for one or more third parties to provide administrative, custodial, accounting, transfer agency and other necessary services to the Funds. For these services, each Fund is contractually obligated to pay a monthly management fee to the Sponsor, based on average daily net assets, at a rate equal to [•] percent ([•]%) per annum. The Sponsor can elect to waive the payment of this fee in any amount at its sole discretion, at any time and from time to time, in order to reduce the Funds’ expenses or for any other purpose.

In its capacity as the Funds’ Custodian, U.S. Bank National Association holds the Funds’ money market instruments and/or cash pursuant to a custodial agreement. U.S. Bancorp Fund Services, LLC (“USBFS”), an entity affiliated with U.S. Bank, N.A., is the registrar and transfer agent for the Fund’s Shares. In addition, USBFS also serves as Administrator for the Fund, performing certain administrative and accounting services and preparing certain SEC and CFTC reports on behalf of the Fund. For these services, the Funds pay fees to the Custodian and USBFS as set forth in the table entitled “Contractual Fees and Compensation Arrangements with the Sponsor and Third-Party Service Providers.”

63

The Custodian’s principal business address is 1555 North Rivercenter Drive, Suite 302, Milwaukee, Wisconsin 53212. The Custodian is a Wisconsin state chartered bank subject to regulation by the Board of Governors of the Federal Reserve System and the Wisconsin State Banking Department. The principal address for USBFS is 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

The Sponsor employs ALPS Distributors, Inc. as the Marketing Agent for the Funds. The Marketing Agent receives, for its services for the Funds, a fee which is set forth in the table entitled “Contractual Fees and Compensation Arrangements with the Sponsor and Third-Party Service Providers.”

The Marketing Agent Agreement between the Marketing Agent and the Sponsor calls for the Marketing Agent to work with the review and approval of each Fund’s sales literature and advertising materials. The Marketing Agent and the Sponsor have also entered into a Securities Activities and Service Agreement under which certain employees and officers of the Sponsor are licensed as registered representatives or registered principals of the Marketing Agent, under FINRA rules (“Registered Representatives”). As Registered Representatives of the Marketing Agent, these persons are permitted to engage in certain marketing activities for each Fund that they would otherwise not be permitted to engage in. Under the Securities Activities and Service Agreement, the Sponsor is obligated to ensure that such marketing activities comply with applicable law and are permitted by the Securities Activities and Service Agreement and the Marketing Agent’s internal procedures.

The Marketing Agent’s principal business address is 1290 Broadway, Suite 1100, Denver, Colorado, 80203. The Marketing Agent is a broker-dealer registered with the SEC and a member of FINRA.

Currently, [FCM] (“[FCM]”) serves as the Funds’ clearing broker to execute and clear the Funds’ futures and provide other brokerage-related services. [FCM] is a futures commission merchant and broker dealer registered with the CFTC and the SEC, and is a member of FINRA. [[FCM] is a clearing member of all principal futures exchanges located in the United States as well as a member of the Chicago Board Options Exchange, International Securities Exchange, New York Stock Exchange, Options Clearing Corporation, and Government Securities Clearing Corporation.]

[FCM] is headquartered at [•], with branch offices in [•].

[There have been no material administrative, civil or criminal actions brought, pending or concluded against [FCM] or its principals in the past five years.]

Neither [FCM] nor any affiliate, officer, director or employee thereof have passed on the merits of this prospectus or offering, or give any guarantee as to the performance or any other aspect of each Fund.

[FCM] is not affiliated with either the Funds or the Sponsor. Therefore, the Sponsor and each Fund do not believe that either Fund has any conflicts of interest with [FCM] or its trading principals arising from their acting as each Fund’s FCM.

Currently, the Sponsor does not employ commodity trading advisors. If, in the future, the Sponsor does employ commodity trading advisors, it will choose each advisor based on arm’s-length negotiations and will consider the advisor’s experience, fees, and reputation.

64

Contractual Fees and Compensation Arrangements with the Sponsor and Third-Party Service Providers

Service Provider	Compensation Paid by the Funds

ForceShares LLC, Sponsor	[•]% of average net assets annually
U.S. Bank National Association, Custodian	[•]

U.S. Bancorp Fund Services, LLC, Transfer Agent and Administrator	[•]

ALPS Distributors, Inc., Marketing Agent	[•]

[FCM], Futures Commission Merchant and Clearing Broker	[•]

[TRUSTEE], Trustee	[•]

Employees of the Sponsor Registered with the Marketing Agent (the “Registered Representatives”)	[•]

Other Non-Contractual Payments by the Funds

Each Fund pays for all brokerage fees, taxes and other expenses, including licensing fees for the use of intellectual property, registration or other fees paid to the SEC, FINRA (formerly the National Association of Securities Dealers), or any other regulatory agency in connection with the offer and sale of subsequent Shares after each Fund’s initial registration and all legal, accounting, printing and other expenses associated therewith. Each Fund also pays its portion of the fees and expenses for services directly attributable to each Fund such as accounting, financial reporting, regulatory compliance and trading activities, which the Sponsor elected not to outsource. Certain aggregate expenses common to all Funds are allocated by the Sponsor to the respective funds based on activity drivers deemed most appropriate by the Sponsor for such expenses, including but not limited to relative assets under management and creation and redeem order activity. These aggregate common expenses include, but are not limited to, legal, auditing, accounting and financial reporting, tax-preparation, regulatory compliance, trading activities, and insurance costs, as well as fees paid to the Marketing Agent. A portion of these aggregate common expenses are related to the Sponsor or related parties of principals of the Sponsor; these are necessary services to the Funds, which are primarily the cost of performing accounting and financial reporting, regulatory compliance, and trading activities that are directly attributable to each Fund. The Sponsor can elect to pay (or waive reimbursement for) certain fees or expenses that would generally be paid for by each Fund, although it has no contractual obligation to do so. Any election to pay or waive reimbursement for fees that would generally be paid by each Fund, can be changed at the discretion of the Sponsor. All asset-based fees and expenses are calculated on the prior day’s net assets.

65

As a percentage of an assumed initial selling price of $[•], the contractual and non-contractual fees and expenses paid by each Fund as described above (exclusive of the estimated brokerage fees) are as follows. These are also the “Other Fund Fees and Expenses” included in the section entitled “Breakeven Analysis” in this prospectus on page [13].

	Long Fund		Short Fund
Professional Fees[1]	$	[•]	$	[•]
Distribution and Marketing Fees[2]		[•]		[•]
Custodian Fees and Expenses[3]		[•]		[•]
General and Administrative Fees[4]		[•]		[•]
Business Permits and Licenses		[•]		[•]
Other Expenses		[•]		[•]
Total Other Fund Fees and Expenses	$	[•]	$	[•]

(1)	Professional fees consist of primarily, but not entirely, legal, auditing and tax-preparation related costs.

(2)	Marketing fees consist of primarily, but not entirely, fees paid to ALPS Distributors, Inc. (Marketing Agent), costs related to regulatory compliance activities and other costs related to the trading activities of each Fund.

(3)	Custodian and Administrator fees consist of fees to the [CUSTODIAN / ADMINISTRATOR] for each Fund’s accounting, transfer agent and custodian activities.

(4)	General and Administrative fees consist of primarily, but not entirely, insurance and printing costs.

Asset-based fees are calculated on a daily basis (accrued at 1/365 of the applicable percentage of NAV on that day) and paid on a monthly basis. NAV is calculated by taking the current market value of each Fund’s total assets and subtracting any liabilities.

Form of Shares

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Custodian has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Custodian keeps a record of all Shareholders and holders of the Shares in certificated form in the registry (“Register”). The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares of each Fund are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares of a Fund outstanding at any time. Shareholders are limited to (1) DTC Participants, (2) Indirect Participants, and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of investors holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

66

DTC

DTC has advised us as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Shares

The Shares of each Fund are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Inter-Series Limitation on Liability

Because the Trust was established as a Delaware statutory trust, each Fund and each other series that may be established under the Trust in the future will be operated so that it will be liable only for obligations attributable to such series and will not be liable for obligations of any other series or affected by losses of any other series. If any creditor or shareholder of any particular series (such as a Fund) asserts against the series a valid claim with respect to its indebtedness or shares, the creditor or shareholder will only be able to obtain recovery from the assets of that series and not from the assets of any other series or the Trust generally. The assets of each Fund and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of shares in a series. This limitation on liability is referred to as the “Inter-Series Limitation on Liability”. The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Trust generally. In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, a Fund or the Sponsor on behalf of the Trust or a Fund, will acknowledge and consent in writing to the Inter-Series Limitation on Liability with respect to such party’s claims.

The existence of a Trustee should not be taken as an indication of any additional level of management or supervision over a Fund. Consistent with Delaware law, the Trustee acts in an entirely passive role, delegating all authority for the management and operation of each Fund and the Trust to the Sponsor. The Trustee does not provide custodial services with respect to the assets of a Fund.

67

Plan of Distribution

Buying and Selling Shares

Most investors buy and sell Shares of a Fund in secondary market transactions through brokers. Long Fund Shares trade on the Exchange under the ticker symbol “UP”, and Short Fund Shares trade on the Exchange under the ticker symbol “DOWN”. Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges and, as discussed below under “U.S. Federal Income Tax Considerations,” any provisions authorizing the broker to borrow Shares held on your behalf.

Authorized Purchasers

The offering of a Fund’s Shares is a best efforts offering. Each Fund continuously offers Creation Baskets consisting of 50,000 Shares of the Fund at their NAV to Authorized Purchasers. [•] will be the initial Authorized Purchaser. As initial Authorized Purchaser, [•] will be deemed a statutory underwriter for the purposes of this offering.

Pursuant to the Trust Agreement, the Sponsor, together with the Custodian, is required to provide services in connection with the receipt and processing of orders for Creation Baskets and Redemption Baskets of Shares of the series of the Trust, including each Fund.

By executing an Authorized Purchaser Agreement, an Authorized Purchaser becomes part of the group of parties eligible to purchase baskets from, and put baskets for redemption to, a Fund. An Authorized Purchaser is under no obligation to create or redeem baskets or to offer to the public Shares of any baskets it does create. Authorized Purchasers may offer to the public, from time to time, Shares from any Creation Units they create. Shares offered to the public by Authorized Purchasers will be offered at a per share offering price that will vary depending on, among other factors, the trading price of the Shares on the Exchange, the NAV of the applicable Fund at the time the Authorized Purchaser purchased the Creation Baskets and the NAV of the applicable Fund at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the S&P Interest markets. Shares initially comprising the same Creation Unit but offered by Authorized Purchasers to the public at different times may have different offering prices. The prices of Shares offered by Authorized Purchasers are expected to fall between a Fund’s NAV and the trading price of its Shares on the Exchange at the time of sale.

Authorized Purchasers will not receive from the Fund, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors may be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. The per Share price of Shares of a Fund offered in Creation Baskets on any subsequent day will be the total NAV of the Fund calculated shortly after the close of the Exchange on that day divided by the number of issued and outstanding Shares of the Fund. An Authorized Purchaser is not required to sell any specific number or dollar amount of Shares.

As of the date of this prospectus, [ ], [ ] and [ ] have each executed an Authorized Purchaser Agreement and are the only Authorized Purchasers. Additional Authorized Purchasers may be added from time to time.

68

The offering of baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Purchasers will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

In order to increase the amount of outstanding Shares, the Sponsor or a Fund may compensate certain persons, including broker-dealers, for purchasing Creation Baskets themselves or for locating others to purchase Creation Baskets. Assets under management derived from such purchases may represent a significant proportion of total assets in a Fund. Any such compensation paid to FINRA member firms will not exceed, in the aggregate, $500,000 over the expected two-year period of this offering. The Sponsor believes that increasing the assets under management of a Fund is in the best interest of shareholders because it creates economies of scale in the operation of the particular Fund and allows the particular Fund the visibility to reach a broader group of investors. For example, some advisers require funds to have a certain level of assets under management before considering them for recommendation. Furthermore, a larger number of Shares outstanding should increase liquidity because there will be more Shares available for investors to buy and sell in the secondary market. A smaller number of Shares outstanding, conversely, may inhibit trading on the secondary market by limiting Shares available for purchase at any given time.

Because new Shares of each Fund can be created and issued on an ongoing basis, at any point during the life of a Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Purchasers, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, an Authorized Purchaser, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from a Fund, breaks the basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Purchasers may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Purchaser may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Purchasers. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Purchasers nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the 1933 Act.

The Sponsor expects that any broker-dealers selling Shares will be members of FINRA. Investors intending to create or redeem baskets through Authorized Purchasers in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Purchasers may be indemnified by the Funds, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Creation Baskets.

69

Marketing Services

Pursuant to a Marketing Agent Agreement with the Sponsor, the Marketing Agent reviews all proposed sales materials and marketing literature for compliance with applicable laws and regulations, and shall file such sales materials with appropriate regulators, as required. The total amount payable to the Marketing Agent, including reimbursed expenses, shall not exceed $[_],000 over the three-year period of the offering.

The Marketing Agent and the Sponsor have also entered into a Securities Activities and Services Agreement, whereby the Marketing Agent sponsors the FINRA registration of certain employees of the Sponsor who will be marketing the Fund. The total amount payable to the Marketing Agent, including reimbursed expenses, shall not exceed $[_],000 over the three-year period of the offering.

Notwithstanding the foregoing, the Marketing Agent shall be entitled to receive only its out-of-pocket expenses actually incurred in connection with the services provided pursuant to the Marketing Agent Agreement and the Securities Activities and Services Agreement.

Calculating NAV

Each Fund’s NAV per Share is calculated by:

•	taking the current market value of its total assets,

•	subtracting any liabilities, and

•	dividing the balance by the number of Shares.

The Administrator calculates the NAV of each Fund once each trading day. It calculates NAV as of the earlier of the close of the Exchange or 4:00 p.m. New York time. The NAV for a particular trading day will be released after 4:15 p.m. New York time.

In determining the value of Primary S&P Interests, the Administrator uses the CME closing price, except that the “fair value” of a Primary S&P Interest (as described in more detail below) may be used when Primary S&P Interests close at their price fluctuation limit for the day. The Administrator determines the value of each Fund’s other investments as of the earlier of the close of the Exchange or 4:00 p.m. New York time, in accordance with the current Services Agreement between the Administrator and the Trust. The value of over-the-counter S&P Interests is determined based on the value of the security, commodity or futures contract underlying such S&P Interest, except that a fair value may be determined if the Sponsor believes that a Fund is subject to significant credit risk relating to the counterparty to such S&P Interest. Money market instruments held by a Fund are valued by the Administrator using values received from recognized third-party vendors (such as Reuters) and dealer quotes. NAV includes any unrealized profit or loss on open S&P Interests and any other credit or debit accruing to each Fund but unpaid or not received by the Fund.

The fair value of an S&P Interest shall be determined by the Sponsor in good faith and in a manner that assesses the S&P Interest’s value based on a consideration of all available facts and all available information on the valuation date.

70

Money market instruments will normally be valued on the basis of quotes obtained from brokers and dealers or pricing services. Exchange-traded options and options on futures will generally be valued at the settlement price determined by the applicable exchange.

With respect to specific derivatives:

•	A total return swap on an index will be valued at the publicly available index price. The index price, in turn, is determined by the applicable index calculation agent, which generally values the securities underlying the index at the last reported sale price.

•	Over-the-counter and exchange-traded equity options will generally be valued on a basis of quotes obtained from a quotation reporting system, established market makers, or pricing services.

•	Forwards will generally be valued in the same manner as the underlying securities. Forward settling positions for which market quotes are readily available will generally be valued at market value.

When a Primary S&P Interest has closed at its price fluctuation limit, the fair value determination attempts to estimate the price at which such Primary S&P Interest would be trading in the absence of the price fluctuation limit (either above such limit when an upward limit has been reached or below such limit when a downward limit has been reached). Typically, this estimate will be made primarily by reference to the price of comparable S&P Interests trading in the over-the-counter market. The fair value of an S&P Interest may not reflect such security’s market value or the amount that a Fund might reasonably expect to receive for the S&P Interest upon its current sale.

In addition, in order to provide updated information relating to a Fund for use by investors and market professionals, the Exchange calculates and disseminates throughout the trading day an updated “indicative fund value” (“IFV”). The IFV will be calculated by using the prior day’s closing NAV per Share of a Fund as a base and updating that value throughout the trading day to reflect changes in the value of the underlying holdings. Tracking the changes in underlying holdings will be calculated as follows:

•	Primary S&P Interests will be valued using their most recent quoted price during the trading day, for as long as the main pricing mechanism of the CME is open.

•	Futures may be valued intraday using the relevant futures exchange data, or another proxy as determined to be appropriate by the third party market data provider. Benchmark Component Futures Contracts will be valued intraday using the main pricing mechanism of the CME or through another proxy if such data is not readily available.

•	Total return swaps may be valued intraday using the underlying asset price, or another proxy as determined to be appropriate by the third party market data provider.

•	Exchange-listed options may be valued intraday using the relevant exchange data, or another proxy as determined to be appropriate by the third party market data provider.

71

•	Over-the-counter options may be valued intraday through option valuation models (e.g., Black-Scholes) or using exchange-traded options as a proxy, or another proxy as determined to be appropriate by the third party market data provider.

•	A third party market data provider’s valuation of forwards will be similar to their valuation of the underlying securities, or another proxy as determined to be appropriate by the third party market data provider. The third party market data provider will generally use market quotes if available. Where market quotes are not available, they may fair value securities against proxies (such as swap or yield curves). Each Fund’s disclosure of forward positions will include information that market participants can use to value these positions intraday.

Changes in the value of money market instruments are not included in the calculation of the IFV. For this and other reasons, the IFV disseminated during Exchange trading hours should not be viewed as an actual real time update of the NAV of a Fund. NAV is calculated only once at the end of each trading day.

The IFV will be disseminated on a per Share basis every 15 seconds during the Exchange’s Core Trading Session. The trading hours for the CME can be found at http://www.cmegroup.com/trading_hours/.

The Exchange will disseminate the IFV through the facilities of the Consolidated Tape Association high speed line. In addition, the IFV will be published on the Exchange’s website and will be available through on-line information services such as Bloomberg and Reuters.

Creation and Redemption of Shares

Each Fund creates and redeems Shares from time to time, but only in one or more Creation Baskets or Redemption Baskets comprised of 50,000 Shares. The creation and redemption of baskets are only made in exchange for delivery to a Fund or the distribution by a Fund of cash in an amount equal to the combined NAV of the number of Shares of the Fund included in the baskets being created or redeemed determined as of 4:00 p.m. New York time on the day the order to create or redeem baskets is properly received.

Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be (1) either registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions as described below, and (2) DTC Participants. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Funds. The Authorized Purchaser Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the cash required for such creations and redemptions. The Authorized Purchaser Agreement and the related procedures attached thereto may be amended by the Funds without the consent of any Shareholder, and the related procedures may generally be amended by the Funds without the consent of the Authorized Purchaser. As of the date of this prospectus, Authorized Purchasers pay a transaction fee of $[•] to the Sponsor for each order they place to create one basket, with a maximum of $[•] per order, and a fee of $[•] per basket when they redeem baskets. Authorized Purchasers who deposit cash with a Fund in exchange for baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Trust or the Sponsor to effect any sale or resale of Shares.

72

Certain Authorized Purchasers are expected to be capable of participating directly in the S&P Interest markets. Some Authorized Purchasers or their affiliates may from time to time buy or sell S&P Interests and may profit in these instances. The Sponsor believes that the size and operation of the stock market make it unlikely that Authorized Purchasers’ direct activities in the stock market will significantly affect the price of S&P Interests or a Fund’s Shares.

Each Authorized Purchaser will be required to be registered as a broker-dealer under the 1934 Act and a member in good standing with FINRA, or be exempt from being or otherwise not required to be registered as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Purchasers may also be regulated under federal and state banking laws and regulations. Each Authorized Purchaser has its own set of rules and procedures, internal controls and information barriers it deems appropriate in light of its own regulatory regime.

Under the Authorized Purchaser Agreement, each Fund has agreed to indemnify the Authorized Purchasers against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Purchasers may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Purchaser Agreement for more detail, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Purchaser may place an order with the transfer agent to create one or more baskets. For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when any of the Exchange or the CME is closed for regular trading. Purchase orders must be placed by noon New York time or the close of regular trading on the Exchange, whichever is earlier. The day on which the Sponsor receives a valid purchase order is referred to as the purchase order date.

By placing a purchase order, an Authorized Purchaser agrees to deposit cash with a Fund, as described below. Prior to the delivery of baskets for a purchase order, the Authorized Purchaser must also have wired to the Sponsor the non-refundable transaction fee due for the purchase order. Authorized Purchasers may not withdraw a purchase order without the prior consent of the Sponsor in its discretion.

Determination of Required Payment

The total payment required to create each basket is an amount in cash equal to the combined NAV of the number of Shares of the Fund included in the baskets being created determined as of 4:00 p.m. New York time on the day the order to create baskets is properly received plus the applicable transaction fee.

Delivery of Required Payment

An Authorized Purchaser who places a purchase order is responsible for transferring to a Fund’s account with the Custodian the required amount of cash by the end of a later business day, generally, and not to exceed, three business days after the purchase order date, as agreed to between the Authorized Purchaser and the Custodian when the purchase order is placed (the “Purchase Settlement Date”). Upon receipt of the deposit amount, the Custodian directs DTC to credit the number of baskets ordered to the Authorized Purchaser’s DTC account on the Purchase Settlement Date.

73

Because orders to purchase baskets must be placed by noon, New York time, but the total payment required to create a basket during the continuous offering period will not be determined until 4:00 p.m., New York time, on the date the purchase order is received, Authorized Purchasers will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket. Each Fund’s NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

The Sponsor acting by itself or through the Custodian may reject a purchase order if:

•	it determines that, due to position limits or otherwise (including, without limitation, lock limits or price fluctuation limits that may restrict the availability of S&P Interests), investment alternatives that will enable a Fund to meet its primary investment objective are not available or practicable at that time;

•	it determines that the purchase order is not in proper form;

•	it believes that acceptance of the purchase order would have adverse tax consequences to a Fund or its Shareholders;

•	the acceptance of the purchase order would, in the opinion of counsel to the Sponsor, be unlawful;

•	circumstances outside the control of the Sponsor or Custodian make it, for all practical purposes, not feasible to process creations of baskets;

•	there is a possibility that the Benchmark Component Futures Contracts of a Fund on the futures exchange from which the NAV of that Fund is calculated will be priced at a daily price limit restriction; or

•	if, in the sole discretion of the Sponsor, the execution of such an order would not be in the best interest of a Fund or its Shareholders.

None of the Sponsor or Custodian will be liable for the rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Purchaser can redeem one or more baskets mirror the procedures for the creation of baskets. On any business day, an Authorized Purchaser may place an order with the transfer agent to redeem one or more baskets. Redemption orders must be placed by noon New York time or the close of regular trading on the Exchange, whichever is earlier. A redemption order so received will be effective on the date it is received in satisfactory form by the Sponsor. The redemption procedures allow Authorized Purchasers to redeem baskets and do not entitle an individual Shareholder to redeem any Shares in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Purchaser. By placing a redemption order, an Authorized Purchaser agrees to deliver the baskets to be redeemed through DTC’s book-entry system to a Fund by the end of a later business day, generally, but not to exceed, three business days after the effective date of the redemption order, as agreed to between the Authorized Purchaser and the transfer agent when the redemption order is placed (the “Redemption Settlement Date”). Prior to the delivery of the redemption distribution for a redemption order, the Authorized Purchaser must also have wired to the Sponsor’s account at the Custodian the non-refundable transaction fee due for the redemption order. An Authorized Purchaser may not withdraw a redemption order without the prior consent of the Sponsor in its discretion.

74

Determination of Redemption Distribution

The redemption distribution from a Fund consists of a transfer to the redeeming Authorized Purchaser of an amount in cash equal to the combined NAV of the number of Shares of the Fund included in the baskets being redeemed determined as of 4:00 p.m. New York time on the day the order to redeem baskets is properly received plus the applicable transaction fee.

Payment of Redemption Distribution

The redemption distribution due from a Fund will be paid to the Authorized Purchaser on the Redemption Settlement Date if a Fund’s DTC account has been credited with the baskets to be redeemed. If a Fund’s DTC account has not been credited with all of the baskets to be redeemed by the end of such date, the redemption distribution will be paid to the extent of whole baskets received. Any remainder of the redemption distribution will be paid on the next business day after the Redemption Settlement Date to the extent of remaining whole baskets received if the Sponsor receives the fee applicable to the extension of the Redemption Settlement Date which the Sponsor may, from time to time, determine and the remaining baskets to be redeemed are credited to a Fund’s DTC account on such next business day. Any further outstanding amount of the redemption order shall be cancelled. Pursuant to information from the Sponsor, the Custodian will also be authorized to pay the redemption distribution notwithstanding that the baskets to be redeemed are not credited to a Fund’s DTC account by noon New York time on the Redemption Settlement Date if the Authorized Purchaser has collateralized its obligation to deliver the baskets through DTC’s book entry-system on such terms as the Sponsor may from time to time determine.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date with respect to a Fund, (1) for any period during which the Exchange or CME is closed other than customary weekend or holiday closings, or trading on the Exchange or CME is suspended or restricted, (2) for such other period as the Sponsor determines to be necessary for the protection of the Fund’s Shareholders, (3) if there is a possibility that the Benchmark Component Futures Contracts of the Fund on the CME from which the NAV of the Fund is calculated will be priced at a daily price limit restriction (e.g., a daily price fluctuation limit halts trading of Big S&P Contracts on the CME), or (4) if, in the sole discretion of the Sponsor, the execution of such an order would not be in the best interest of the Fund or its Shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of a Fund’s assets at an appropriate value to fund a redemption. If the Sponsor has difficulty liquidating a Fund’s positions, e.g., because of a market disruption event in the futures markets or an unanticipated delay in the liquidation of a position in an over-the-counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. Neither the Sponsor nor the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole baskets. The Sponsor will reject a redemption order if the order is not in proper form as described in the Authorized Purchaser Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to [100,000] Shares (i.e., [two] baskets of 50,000 Shares each) or less, unless the Sponsor has reason to believe that the placer of the redemption order does in fact possess all the outstanding Shares of a Fund and can deliver them.

75

Creation and Redemption Transaction Fees

To compensate the Sponsor for its expenses in connection with the creation of baskets, an Authorized Purchaser is required to pay a transaction fee to the Sponsor of $[•] per basket with a maximum of $[•] per order. In addition, an Authorized Purchaser is required to pay a transaction fee to the Sponsor of $[•] per basket redeemed. The transaction fees may be reduced, increased or otherwise changed by the Sponsor. The Sponsor shall notify DTC of any change in a transaction fee and will not implement any increase in the fee for the redemption of baskets until 30 days after the date of the notice.

Tax Responsibility

Authorized Purchasers are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Purchaser, and agree to indemnify the Sponsor and each Fund if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, each Fund will create and redeem Shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to a Fund or the distribution by a Fund of the amount of cash equal to the aggregate NAV of the number of Shares of the Fund included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any baskets of a Fund it does create. Authorized Purchasers that do offer to the public Shares from the baskets of a Fund they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares of the Fund on the Exchange, the NAV of the Shares of the Fund at the time the Authorized Purchaser purchased the Creation Baskets, the NAV of the Shares of the Fund at the time of the offer of the Shares to the public, the supply of and demand for Shares of the Fund at the time of sale, and the liquidity of the S&P Interest markets. The prices of Shares of a fund offered by Authorized Purchasers are expected to fall between the Fund’s NAV and the trading price of the Shares on the Exchange at the time of sale. Shares initially comprising the same basket but offered by Authorized Purchasers to the public at different times may have different offering prices. An order for one or more baskets may be placed by an Authorized Purchaser on behalf of multiple clients. Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share of a Fund may be influenced by various factors, including the number of investors who seek to purchase or sell Shares of the Fund in the secondary market and the liquidity of the S&P Interest markets. While the Shares of each Fund trade on the Exchange until 4:00 p.m. New York time, liquidity in the markets for S&P Interests may be reduced after the close of regular trading for futures contracts (the closing hours of the CME are adjusted periodically by that exchange and can be confirmed by accessing its websites). As a result, during this time, trading spreads, and the resulting premium or discount, on the Shares may widen.

76

Payments to Financial Intermediaries

Investors purchasing Shares in the secondary market through a brokerage account or with the assistance of a broker may be subject to brokerage commissions and charges. If you purchase Shares of either Fund through a broker-dealer or other financial intermediary (such as a bank), the Fund, the Sponsor or an affiliate of the Sponsor may pay the intermediary for the sale of such Shares and related services. These payments may create a conflict of interest by influencing broker-dealers or other intermediaries and your salesperson to recommend the particular Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Use of Proceeds

The Sponsor causes each Fund to transfer the proceeds of the sale of its Creation Baskets to the Custodian or another custodian for use in trading activities. The Sponsor invests each Fund’s assets in S&P Interests, Stop Options, money market instruments and/or cash. When a Fund purchases Primary S&P Interests and certain Other S&P Interests that are exchange-traded, such Fund is required to deposit with the FCM on behalf of the exchange a portion of the value of the contract or other interest as security to ensure payment for the obligation under the S&P Interests at maturity. This deposit is known as initial margin. Counterparties in transactions in over-the-counter S&P Interests will generally impose similar collateral requirements on each Fund. The Sponsor invests each Fund’s assets that remain after margin and collateral is posted in money market instruments and/or cash. Subject to these margin and collateral requirements, the Sponsor has sole authority to determine the percentage of assets that will be:

•	held as margin or collateral with FCMs or other custodians;

•	used for other investments; and

•	held in bank accounts to pay current obligations and as reserves.

In general, each Fund expects that it will be required to post approximately four percent (4%) of the notional amount of an S&P Interest as initial margin when entering into such S&P Interest. Ongoing margin and collateral payments will generally be required for both exchange-traded and over-the-counter S&P Interests based on changes in the value of the S&P Interests. Furthermore, ongoing collateral requirements with respect to over-the-counter S&P Interests are negotiated by the parties, and may be affected by overall market volatility, volatility of the S&P 500 Index, the ability of the counterparty to hedge its exposure under the S&P Interest, and each party’s creditworthiness. In light of the differing requirements for initial payments under exchange-traded and over-the-counter S&P Interests and the fluctuating nature of ongoing margin and collateral payments, it is not possible to estimate what portion of each Fund’s assets will be posted as margin or collateral at any given time. The money market instruments and cash held by each Fund constitute reserves that are available to meet ongoing margin and collateral requirements. All interest income of a Fund is used for the Fund’s benefit.

A FCM, counterparty, government agency or commodity exchange could increase margin or collateral requirements applicable to each Fund to hold trading positions at any time. Moreover, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions held.

The approximate four percent (4%) of each Fund’s assets held by the FCM are held in segregation pursuant to the Commodity Exchange Act, as amended (the “CEA”) and CFTC regulations.

77

The Trust Agreement

The following paragraphs are a summary of certain provisions of the Trust Agreement. The following discussion is qualified in its entirety by reference to the Trust Agreement.

Authority of the Sponsor

The Sponsor is generally authorized to perform all acts deemed necessary to carry out the purposes of the Trust and to conduct the business of the Trust. The Trust and each Fund will continue to exist until terminated in accordance with the Trust Agreement. The Sponsor’s authority includes, without limitation, the right to take the following actions:

•	To enter into, execute, deliver and maintain contracts, agreements and other documents and to take action in furtherance of the Trust’s purpose or necessary or appropriate for the offer and sale of the Shares of each Fund and the conduct of Trust activities;

•	To establish, maintain, deposit into, sign checks and otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes;

•	To deposit, withdraw, pay, retain and distribute the trust estate of each Fund (or any portion thereof) in any manner consistent with the provisions of the Trust Agreement;

•	To supervise the preparation and filing of any registration statement (and supplements and amendments thereto) for the Funds;

•	To adopt, implement or amend, from time to time, such disclosure and financial reporting information gathering and control policies and procedures as are necessary or desirable to ensure compliance with applicable disclosure and financial reporting obligations under any applicable securities laws;

•	To make any necessary determination or decision in connection with the preparation of the Trust’s financial statements and amendments thereto;

•	To prepare, file and distribute, if applicable, any periodic reports or updates that may be required under the 1934 Act, the CEA or rules and regulations promulgated thereunder;

•	To pay or authorize the payment of distributions to the Shareholders and expenses of the Funds;

•	To make any elections on behalf of the Trust or any Fund under the Code, or any other applicable U.S. federal, state, local or non-U.S. tax law as the Sponsor shall determine to be in the best interests of the Trust or the applicable Fund; and

•	In its sole discretion, to admit an affiliate or affiliates of the Sponsor as additional sponsors.

The Sponsor’s Obligations

In addition to the duties imposed by the Delaware Statutory Trust Act and under the Trust Agreement, the Sponsor has the following obligations as a sponsor of the Trust:

78

•	Devote to the business and affairs of the Trust such of its time as it determines in its discretion (exercised in good faith) to be necessary for the benefit of the Trust and the shareholders of each Fund;

•	Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

•	Appoint and remove independent public accountants to audit the accounts of the Trust;

•	Employ attorneys to represent the Trust;

•	Use its best efforts to maintain the status of the Trust and each Fund as a statutory trust for state law purposes and as a partnership for U.S. federal income tax purposes;

•	Invest, reinvest, hold uninvested, sell, exchange, write options on, lease, lend and, subject to certain limitations set forth in the Trust Agreement, pledge, mortgage and hypothecate the estate of each Fund in accordance with the purposes of the Trust and any registration statement filed on behalf of the Funds;

•	Have fiduciary responsibility for the safekeeping and use of the Trust’s assets, whether or not in the Sponsor’s immediate possession or control;

•	Enter into and perform agreements with Authorized Purchasers, receive from Authorized Purchasers and process properly submitted purchase orders, deliver or cause the delivery of Creation Baskets to DTC for the account of the Authorized Purchaser submitting a purchase order;

•	Receive from Authorized Purchasers and process, or cause a service provider to process, properly submitted redemption orders, receive from the redeeming Authorized Purchasers through DTC, and thereupon cancel or cause to be cancelled, Shares corresponding to the Redemption Baskets to be redeemed;

•	Interact with DTC; and

•	Delegate duties to one or more administrators, as the Sponsor determines.

To the extent that, at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Funds, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Funds, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this prospectus (or any other prospectus applicable to the Funds) unless such reliance constitutes gross negligence or willful misconduct on the part of the Sponsor.

79

Liability and Indemnification

Under the Trust Agreement, the Sponsor, the Trustee and their respective affiliates (collectively, “Covered Persons”) shall have no liability to the Trust, the Funds or any Shareholder for any loss suffered by the Trust or the Funds which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust, or the Funds and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. Subject to the foregoing, neither the Sponsor nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any of a Fund’s Shareholders or any assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to the Trust Agreement shall be made solely from the assets of the applicable Fund without any rights of contribution from the Sponsor or any other Covered Person. A Covered Person shall not be liable for the conduct of any administrator or other delegatee selected by the Sponsor with reasonable care, provided, however, that the Trustee and its affiliates shall not, under any circumstances be liable for the conduct of any administrator or other delegatee or any other person selected by the Sponsor to provide services to the Trust.

To the extent that, at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating to the Trust, the Funds, the Shareholders of the Funds, or to any other person, the Sponsor, acting under the Trust Agreement, shall not be liable to the Trust, the Funds, the Shareholders of the Funds or to any other person for its good faith reliance on the provisions of the Trust Agreement. The provisions of the Trust Agreement, to the extent they restrict or eliminate the duties and liabilities of the Sponsor otherwise existing at law or in equity, replace such other duties and liabilities of the Sponsor.

The Trust Agreement also provides that the Sponsor shall be indemnified by the series of the Trust (or by a series separately to the extent the matter in question relates to a single series or disproportionately affects a specific series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the assets of the applicable series. The Sponsor’s rights to indemnification permitted under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the above, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The payment of any indemnification shall be allocated, as appropriate, among the Trust’s series. The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending action, suit or proceeding against the Sponsor shall be paid by the applicable series of the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the applicable series in cases in which it is not entitled to indemnification.

80

The Trust Agreement provides that the series of the Trust (including the Funds) shall indemnify the Trustee and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants (the “Trustee Indemnified Parties”) against any liabilities, obligations, losses, damages, penalties, taxes, claims, actions, suits, costs, expenses or disbursements which may be imposed on a Trustee Indemnified Party relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party, or the action or inaction of the Trustee under the Trust Agreement or any other agreement, except for expenses resulting from the gross negligence or willful misconduct of a Trustee Indemnified Party. Further, certain officers of the Sponsor are insured against liability for certain errors or omissions which an officer may incur or that may arise out of his or her capacity as such.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to the Trust business, such Shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust for all such liability and expense incurred, including attorneys’ and accountants’ fees.

Withdrawal of the Sponsor

The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon ninety (90) days’ prior written notice to the holders of the Trust’s outstanding shares and the Trustee. If the withdrawing Sponsor is the last remaining Sponsor, shareholders holding a majority (over 50%) of the outstanding shares of the Funds voting together as a single class (not including shares acquired by the Sponsor through its initial capital contribution) may vote to elect a successor Sponsor. The successor Sponsor will continue the business of the Trust. Shareholders have no right to remove the Sponsor.

In the event of withdrawal, the Sponsor is entitled to a redemption of the shares it acquired through its initial capital contribution to any of the series of the Trust at their NAV per Share. If the Sponsor withdraws and a successor sponsor is named, the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

Meetings

Meetings of the Trust’s shareholders may be called by the Sponsor and will be called by it upon the written request of Shareholders holding at least 25 percent of the outstanding Shares of the Trust or a Fund, as applicable (not including Shares acquired by the Sponsor through its initial capital contribution). The Sponsor shall deposit in the United States mail or electronically transmit written notice to all Shareholders of each Fund of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. Where the meeting is called upon the written request of the Shareholders of the Trust or a Fund, as applicable, such written notice shall be mailed or transmitted not more than 45 days after such written request for a meeting was received by the Sponsor. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and, if applicable, an opinion of independent counsel as to the effect of such proposed action on the liability of shareholders of the Trust or the Fund, as applicable, for the debts of the applicable Fund. Shareholders may vote in person or by proxy at any such meeting. The Sponsor shall be entitled to establish voting and quorum requirements and other reasonable procedures for Shareholder voting. Any action required or permitted to be taken by Shareholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Shareholder to any action of the Trust, any Fund or any Shareholder, as contemplated by the Trust Agreement, is solicited by the Sponsor, the solicitation shall be effected by notice to each Shareholder given in the manner provided in accordance with the Trust Agreement.

81

Voting Rights

Shareholders have very limited voting rights. Specifically, the Trust Agreement provides that shareholders of each Fund holding shares representing at least a majority (50%) of the outstanding shares of the Funds voting together as a single class (excluding shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series) may vote to (i) continue the Trust by electing a successor sponsor as described above, and (ii) approve amendments to the Trust Agreement that impair the right to surrender Redemption Baskets for redemption. Trustee consent to any amendment to the Trust Agreement is required if the Trustee reasonably believes that such amendment adversely affects any of its rights, duties or liabilities. In addition, Shareholders of the Funds holding Shares representing seventy-five percent (75%) of the outstanding shares of the Funds, voting together as a single class (excluding shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series) may vote to dissolve the Trust upon not less than ninety (90) days’ notice to the Sponsor. Shareholders have no voting rights with respect to the Trust or the Funds except as expressly provided in the Trust Agreement.

Limited Liability of Shareholders

Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware, and no Shareholder shall be liable for claims against, or debts of, the Trust or a Fund in excess of his or her share of the applicable Fund’s assets. The Trust and the Funds shall not make a claim against a Shareholder with respect to amounts distributed to such Shareholder or amounts received by such Shareholder upon redemption unless, under Delaware law, such Shareholder is liable to repay such amount.

The series of the Trust (including the Funds) shall indemnify, to the full extent permitted by law and the Trust Agreement, each Shareholder (excluding the Sponsor to the extent of its ownership of any Shares acquired through its initial capital contribution) against any claims of liability asserted against such Shareholder solely based on its status as a Shareholder (other than for taxes on income from Shares for which such Shareholder is liable).

Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Sponsor on behalf of the Trust or the Funds shall give notice to the effect that the same was executed or made by or on behalf of the Trust or the applicable Fund and that the obligations of such instrument are not binding upon the Shareholders individually but are binding only upon the assets and property of the Funds and no recourse may be had with respect to the personal property of a Shareholder for satisfaction of any obligation or claim.

The Sponsor Has Conflicts of Interest

There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor may use this notice of conflicts as a defense against any claim or other proceeding made.

82

The Sponsor’s principals, officers and employees do not devote their time exclusively to each Fund. Under the organizational documents of the Sponsor, Mr. Wallace and [__] are obligated to use commercially reasonable efforts to manage the Sponsor, devote such amount of time to the Sponsor as would be consistent with their roles in similarly placed commodity pool operators, and remain active in managing the Sponsor until they are no longer managing members of the Sponsor or the Sponsor dissolves. In addition, the Sponsor expects that operating the Funds will generally constitute the principal and a full-time business activity of its principals, officers and employees. Notwithstanding these obligations and expectations, the Sponsor’s principals may be directors, officers or employees of other entities, and may manage assets of other entities, including other series of the Trust, through the Sponsor or otherwise. In particular, the principals could have a conflict between their responsibilities to each Fund on the one hand and to those other entities on the other. The Sponsor believes that it currently has sufficient personnel, time, and working capital to discharge its responsibilities to the Funds in a fair manner and that these persons’ conflicts should not impair their ability to provide services to the Funds. However, it is not possible to quantify the proportion of their time that the Sponsor’s personnel will devote to each Fund and its management.

The Sponsor and its principals, officers and employees may trade futures and related contracts and other S&P Interests for their own accounts. Shareholders will not be permitted to inspect the trading records of such persons or any written policies of the Sponsor related to such trading. A conflict of interest may exist if their trades are in the same markets and at approximately the same times as the trades for either Fund. A potential conflict also may occur when the Sponsor’s principals trade their accounts more aggressively or take positions in their accounts which are opposite, or ahead of, the positions taken by either Fund. The Sponsor has sole current authority to manage the investments and operations of each Fund, and this may allow it to act in a way that furthers its own interests rather than your best interests, including the authority of the Sponsor to allocate expenses to and between the Funds. Shareholders have very limited voting rights, which will limit the ability to influence matters such as amendment of the Trust Agreement, change in the Funds’ basic investment policies, or dissolution of a Fund or the Trust.

The Sponsor serves as the sponsor to each Fund, and may in the future serve as the sponsor or investment adviser to commodity pools or other investment pools other than the Funds. The Sponsor may have a conflict to the extent that its trading decisions for a Fund may be influenced by the effect they would have on the other pools it manages. In addition, the Sponsor may be required to indemnify the officers and directors of the other pools, if the need for indemnification arises. This potential indemnification will cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in losses for either Fund and/or termination of either Fund.

The Sponsor or any affiliate thereof may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust or any Fund and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Sponsor. If the Sponsor acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust or any Fund, it shall have no duty to communicate or offer such opportunity to the Trust or such Fund, and the Sponsor shall not be liable to the Trust, any Fund or any Shareholder for breach of any fiduciary or other duty by reason of the fact that the Sponsor pursues or acquires for, or directs such opportunity to, another person or does not communicate such opportunity or information to the Trust or such Fund. None of the Trust, the Funds or any Shareholder shall have any rights or obligations by virtue of the Trust Agreement or the trust relationship created thereby, or this prospectus, to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities the Trust or either Fund, shall not be deemed wrongful or improper. Except to the extent expressly provided in the Trust Agreement, the Sponsor may engage or be interested in any financial or other transaction with the Trust, the Funds the Shareholders or any affiliate of the Trust, the Funds or the Shareholders.

83

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust, any shareholder of a Trust series, or any other person, on the other hand, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of the Trust Agreement or any other agreement contemplated therein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

Interests of Named Experts and Counsel

The Sponsor has employed Kaye Scholer LLP (“Kaye Scholer”) to prepare this registration statement and prospectus. Neither Kaye Scholer nor any expert hired by the Funds to give advice on the preparation of this registration statement and prospectus have been hired on a contingent fee basis. Nor do any of them have any present or future expectation of interest in the Sponsor, Authorized Purchasers, Custodian/Administrator or other service providers to the Funds.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met. Those conditions require that no indemnification of the Sponsor or any underwriter for a Fund may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification.

Books and Records

The Trust keeps its books of record and account at its office located at [•], or at the offices of the Administrator located at [•], or such office, including of an administrative agent, as it may subsequently designate upon notice. The books of account of each Fund are open to inspection by any Shareholder (or any duly constituted designee of a Shareholder) at all times during the usual business hours of the Funds upon reasonable advance notice to the extent such access is required under CFTC rules and regulations. In addition, the Trust keeps a copy of the Trust Agreement on file in its office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

84

Analysis of Critical Accounting Policies

Each Fund’s critical accounting policies are set forth in the financial statements that are included in this prospectus prepared in accordance with accounting principles generally accepted in the United States of America, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following: (i) each Fund’s trades are accounted for on a trade-date basis and marked to market on a daily basis; (ii) the difference between the cost and market value of S&P Interests is recorded as “change in unrealized profit/loss” for open (unrealized) contracts, and recorded as “realized profit/loss” when open positions are closed out; and (iii) earned interest income, as well as the fees and expenses of the Funds, are recorded on an accrual basis. The Sponsor believes that all relevant accounting assumptions and policies have been considered.

Statements, Filings, and Reports to Shareholders

The Trust will furnish to DTC Participants for distribution to Shareholders annual reports (as of the end of each fiscal year) for each Fund as are required to be provided to Shareholders by the CFTC and the NFA. These annual reports will contain financial statements prepared by the Sponsor and audited by an independent registered public accounting firm designated by the Sponsor. The Trust will also post monthly reports to the Funds’ website (www.forceshares.com). These monthly reports will contain certain unaudited financial information regarding the Funds, including each Fund’s NAV. The Sponsor will furnish to the Shareholders other reports or information which the Sponsor, in its discretion, determines to be necessary or appropriate. In addition, under SEC rules the Trust will be required to file quarterly and annual reports for the Funds with the SEC, which need not be sent to Shareholders but will be publicly available through the SEC. The Trust will post the same information that would otherwise be provided in the Trust’s CFTC, NFA and SEC reports on the Funds’ website www.forceshares.com.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws, federal commodities laws, and laws of any other jurisdiction as the Sponsor may select. The Sponsor is responsible for preparing all required reports, but has entered into an agreement with the Administrator to prepare these reports on the Trust’s behalf.

The accountants’ report on its audit of the Trust’s and each Fund’s financial statements will be furnished by the Trust to Shareholders upon request. The Trust will make such elections, file such tax returns, and prepare, disseminate and file such tax reports for the Funds, as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation.

[•], [•] will provide tax information in accordance with applicable U.S. Department of Treasury regulations. Persons treated as middlemen for purposes of these regulations may obtain tax information regarding the Funds from [•] or from the Funds’ website, www.forceshares.com.

Fiscal Year

The fiscal year of the Funds is the calendar year.

Governing Law; Consent to Delaware Jurisdiction

The rights of the Sponsor, the Trust, each Fund, DTC (as registered owner of the Funds’ global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust, the Funds and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor, the Trust or the Funds.

85

Security Ownership of Principal Shareholders and Management

The following table sets forth Share ownership information for each Fund as of [•] with respect to the Sponsor, its principals and each person known to own beneficially more than 5 percent of the outstanding shares of the Fund.

Name	Address	Amount and Nature of Beneficial Ownership	Percent of Class
[•]	[•]	[•]	[•]

As of [•], the Class A members and officers of the Sponsor did not own any Shares of any Fund beneficially.

Legal Matters

Litigation and Claims

Within the past ten years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any Fund, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Kaye Scholer has been retained to advise the Trust and the Sponsor with respect to the Shares being offered hereby and has passed upon the validity of the Shares being issued hereunder. [Kaye Scholer has also provided the Sponsor with its opinion with respect to certain U.S. federal income tax matters addressed herein.]

Experts

[•], an independent registered public accounting firm, has audited the financial statements included in this prospectus, of the Trust and each Fund as of [•].

There were no disagreements with [•] on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures for the year ended [•].

Privacy Policy

This Privacy Policy explains the policies of the Sponsor and (i) the Trust, and (ii) each commodity pool for which the Sponsor serves as Sponsor in the future including each Fund (each of which is a series of the Trust), relating to the collection, maintenance, and use of nonpublic personal information about the Funds’ investors, as required under federal law. Federal law gives investors the right to limit some but not all sharing of their nonpublic personal information. Federal law also requires the Sponsor to tell investors how it collects, shares, and protects such nonpublic personal information. Please read this policy carefully to understand what the Sponsor does. This Privacy Policy applies to the nonpublic personal information of investors who are individuals and who obtain financial products or services from the Sponsor, the Trust, and the Funds primarily for personal, family, or household purposes. This Privacy Policy applies to both current and former investors in the Funds; the Sponsor will only disclose nonpublic personal information about former investors to the same extent as for current investors, as described below.

86

Collection of Nonpublic Personal Information

The Sponsor may collect or have access to nonpublic personal information about current and former investors in the Funds for certain purposes relating to the operation of the Funds. This information may include information received from investors, such as their name, social security number, telephone number, and address, and information about investors’ holdings and transactions in Shares of the Funds.

Use and Disclosure of Nonpublic Personal Information

The Sponsor recognizes and respects the privacy expectation of each of the Funds’ respective investors. The Sponsor believes that the confidentiality and protection of investors’ nonpublic personal information is one of its fundamental responsibilities. This means, most importantly, that the Sponsor does not sell nonpublic personal information to any third parties. The Sponsor primarily uses investors’ nonpublic personal information to complete financial transactions that may be requested. Below are the circumstances in which the Sponsor may disclose investors’ nonpublic personal information to third parties; investors may not opt out of these disclosures:

•	The Sponsor may provide an investor’s nonpublic personal information to non-affiliated service providers involved in servicing and administering products and services for, or on behalf of the Sponsor (e.g., accountants, compliance consultants, legal advisors, broker-dealers, introducing brokers, FCMs, investment companies, investment advisers, commodity trading advisors, commodity pool operators, administrators, and custodians). In all such cases, the Sponsor will provide the third party with only the nonpublic personal information necessary to carry out its assigned responsibilities and only for that purpose.

•	The Sponsor will release nonpublic personal information if directed by an investor to do so. The Sponsor may also release nonpublic personal information to persons acting in a fiduciary or representative capacity on behalf of an investor.

•	The Sponsor may release an investor’s nonpublic personal information to courts and other parties related to a subpoena or other court, government, or self-regulatory organization order or process, as authorized by law.

•	The Sponsor may release an investor’s nonpublic personal information to regulators (including self-regulatory organizations) or governmental entities that have made a reasonable request for such information, as authorized by law.

•	The Sponsor may release an investor’s nonpublic personal information to certain governmental entities and others to prevent money laundering, as authorized by law.

Investors’ nonpublic personal information, particularly information about investors’ holdings and transactions in Shares of the Funds, may be shared between and amongst the Sponsor and the Funds. An investor cannot opt-out of the sharing of nonpublic personal information between and amongst the Sponsor and the Funds. However, the Sponsor and the Funds will not use this information for any cross-marketing purposes. In other words, all investors will be treated as having “opted out” of receiving marketing solicitations from Funds other than the Fund(s) in which it invests.

87

Protection of Nonpublic Personal Information

•	The Sponsor restricts access to investors’ nonpublic personal information only to those employees, agents, and representatives who require that information to provide financial products and services.

•	The Sponsor requires all employees, financial professionals, and companies providing services on its behalf to keep investors’ nonpublic personal information confidential.

•	Third parties with whom the Sponsor shares investor nonpublic personal information must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such information physically, electronically, and procedurally.

•	The Sponsor maintains physical, technical, administrative, and procedural safeguards that comply with federal standards to protect the confidentiality and security of investors’ nonpublic personal information including, where applicable, its disposal.

•	Employees, agents, and representatives who have access to shareholder reports or other correspondence containing investors’ nonpublic personal information are required to utilize passwords on all electronic devices used to carry out their professional responsibilities.

U.S. Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of Shares of each Fund and the U.S. federal income tax treatment of the Funds. Except where otherwise explicitly noted, this discussion deals only with the U.S. federal income tax consequences relating to Shares held as capital assets by persons not subject to special tax treatment and does not address the tax consequences to (i) dealers in securities, currencies, or commodities, (ii) traders in securities or commodities that elect to use a mark-to-market method of accounting, (iii) banks or other financial institutions, (iv) insurance companies, (v) regulated investment companies (“RICs”) or real estate investment trusts, (vi) partnerships or other entities treated as partnerships for U.S. federal income tax purposes, (vii) persons holding Shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion,” or other integrated transaction for U.S. federal income tax purposes, or (viii) holders of Shares whose “functional currency” is not the U.S. dollar. Except as briefly noted below, this discussion also does not deal with any aspect of U.S. state, local, estate, gift or non-U.S. tax law. Furthermore, the discussion that follows below is based upon the provisions of the Code, and Treasury Regulations, IRS rulings, and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked, or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from the consequences discussed below.

[The Sponsor has received an opinion of Kaye Scholer, counsel to the Sponsor, that, under current U.S. federal income tax laws and based on certain representations if the Trust, the U.S. federal income tax discussion that follows below is accurate in all material respects with respect to the legal matters discussed therein.] This opinion is not binding on the IRS. No rulings have been requested from the IRS with respect to any matter affecting the Funds or prospective investors. The IRS may disagree with the tax positions taken by the Funds, and may successfully challenge the Funds’ tax positions in litigation

88

As used herein, the term “U.S. Shareholder” means a Shareholder that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized in the United States or under the laws of the United States or any state thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust (X) the administration over which a U.S. court can exercise primary supervision and all of the substantial decisions of which one or more U.S. persons have the authority to control as described in section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person. A “Non-U.S. Shareholder” means a Shareholder that is not a U.S. Shareholder and is not treated as a partnership for U.S. federal income tax purposes. If a partnership holds our Shares, the tax treatment of a partner therein generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Shares, you should consult your own tax advisor regarding the tax consequences.

THIS DISCUSSION IS NOT INTENDED OR WRITTEN TO BE LEGAL OR TAX ADVICE TO ANY SHAREHOLDER OR OTHER PERSON AND IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY SUCH PERSON FOR THE PURPOSE OF AVOIDING ANY TAX-RELATED PENALTIES THAT MAY BE IMPOSED IN SUCH PERSON UNDER U.S. FEDERAL TAX LAWS. EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL TAX CONSEQUENCES OF AN INVESTMENT IN SHARES, AS WELL AS ANY APPLICABLE STATE, LOCAL, OR NON-U.S. TAX CONSEQUENCES, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Tax Classification of the Trust and the Funds

The Trust is organized and will be operated as a statutory trust in accordance with the provisions of the Trust Agreement and applicable Delaware law. Notwithstanding the Trust’s status as a statutory trust and each Fund’s status as a series of that Trust, due to the nature of the Funds’ activities, each Fund expects to be classified as a separate “business entity” rather than as a trust for U.S. federal income tax purposes. In general, a U.S. business entity that is not incorporated and has more than one member is classified as a partnership for U.S. federal income tax purposes. The trading of Shares on the Exchange will cause the Funds to be classified as “publicly traded partnerships” for U.S. federal income tax purposes. Under the Code, a publicly traded partnership generally is taxable as a corporation for U.S federal income tax purposes. In the case of a business entity which (i) is not registered under the 1940 Act, (ii) does not have an election in effect under the 1940 Act to be treated as a business development company, and (iii) is not a common trust fund or similar fund under section 851(a)(2) of the Code, an exception to this general rule applies if at least 90 percent of the entity’s gross income consists of “qualifying income” within the meaning of section 7704(d) of the Code for each taxable year of its existence (the “qualifying income exception”).

For this purpose, qualifying income is defined as including, in pertinent part, interest (other than from a financial business and certain contingent interest), dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends. In the case of a partnership of which a principal activity is the buying and selling of commodities (other than as inventory) or of futures, forwards, and options with respect to commodities, (which are not inventory), “qualifying income” also means income and gains from commodities and from futures, forwards, options, and swaps and other notional principal contracts with respect to commodities. “Qualifying income” also includes any income described in section 851(b)(2)(A) of the Code (namely, certain qualifying income for purposes of being treated as a RIC). The income listed under section 851(b)(2)(A) of the Code includes gains derived from the sale or other disposition of stock or “securities” (as defined in the 1940 Act) and other income (including but not limited to, gains from options, futures or forward contracts) derived with respect to the business of investing in such stock or “securities.” The IRS has taken the position that income from futures contracts on stock indexes should be treated as derived from the investment of securities.

89

The Primary S&P Interests held by the Funds are regulated as commodities and are traded on a commodities exchange, and although there is no specific authority directly addressing the issue, income from the Primary S&P Interests are expected to be treated either as income from futures contracts with respect to the business of investing in stock or securities, and, therefore, as qualifying income.

The Trust has made certain representations to Kaye Scholer to the effect that:

•	at least 90 percent of each Fund’s gross income for each taxable year will constitute “qualifying income” within the meaning of section 7704 of the Code (as described above);

•	each Fund is organized and will be operated in accordance with its governing documents and applicable law; and

•	each Fund has not elected, and will not elect, to be classified as a corporation for U.S. federal income tax purposes.

[The Sponsor has received an opinion of Kaye Scholer that, under current U.S. federal income tax laws and based on certain representations of the Trust, as described above, although the matter is not entirely free from doubt, it is more likely than not that each Fund will be classified as partnership that is not taxable as a corporation for U.S. federal income tax purposes. Each Fund’s classification as a partnership rather than as a corporation will require such Fund to satisfy the requirements of the qualifying income exception on a continuing basis. No assurances can be given that each Fund will satisfy these requirements for any given year. Kaye Scholer will not review the Funds’ ongoing compliance with these requirements and will have no obligation to advise the Trust, the Funds or the Funds’ Shareholders in the event of any subsequent change in the facts, representations or applicable law relied upon in reaching its opinion.]

If a Fund failed to satisfy the qualifying income exception in any taxable year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case, as a condition of relief, the Fund could be required to pay the government certain penalty amounts determined by the IRS), the Fund would be taxable as a corporation for U.S. federal income tax purposes and would pay U.S. federal income tax on its income at regular corporate income tax rates. In that event, Shareholders of the Fund would not report their share of the Fund’s income, gain, loss or deductions on their tax returns. Distributions by the Fund (if any) would be taxable as ordinary dividend income to the Shareholders to the extent of the Fund’s current and accumulated earnings and profits. Accordingly, if a Fund were to be taxable as a corporation, it likely would have a material adverse effect on the after-tax economic return from an investment in the Fund and on the value of the Shares of such Fund.

The remainder of this summary assumes that the Funds are classified for U.S. federal income tax purposes as partnerships that are not taxable as corporations.

90

U.S. Federal Income Tax Considerations for U.S. Shareholders

Ownership of Shares

Taxation of each Fund’s Income. No U.S. federal income tax is paid by each Fund on its income. Instead, each Fund files annual partnership returns, and each U.S. Shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss, deductions and credits reflected on such returns. If a Fund recognizes income, including in the form of interest on money market instruments and net capital gains from cash settlement of S&P Interests for a taxable year, Shareholders must report their share of these items even though the Fund makes no distributions of cash or property during the taxable year. Consequently, a Shareholder may be taxable on income or gain recognized by the Fund but receive no cash distribution with which to pay the resulting tax liability, or may receive a distribution that is insufficient to pay such liability. Because the Sponsor currently does not intend to make distributions, it is likely that that a U.S. Shareholder that realizes net income or gain with respect to Shares for a taxable year will be required to pay any resulting tax from sources other than distributions from the Fund. Additionally, individuals with income in excess of $200,000 ($250,000 or $125,000 in the case of married individuals filing jointly or separately, respectively) and certain estates and trusts are subject to an additional 3.8 percent tax on all or a portion of their “net investment income” (or “undistributed net investment income” in the case of an estate of trust) which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Also included as income subject to the additional 3.8 percent tax is income from the business of trading in financial instruments or commodities.

Monthly Conventions for Allocations of the Funds’ Profit and Loss and Capital Account Restatements. Under section 704 of the Code, the determination of a partner’s distributive share of any item of income, gain, loss, deduction, or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by taking into account all facts and circumstances relating to the economic arrangements among the partners. Subject to the discussion that follows below concerning certain conventions to be used by the Funds, allocations pursuant to the Trust Agreement are expected to be considered as having substantial economic effect or being in accordance with Shareholders’ interests in the Funds.

In situations where a partner’s interest in a partnership is redeemed or sold during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method. Each Fund intends to allocate tax items using an interim closing of the books method under which income, gains, losses, and deductions will be determined on a monthly basis. The tax items for each month during a taxable year will then be allocated among the holders of Shares in proportion to the number of Shares owned by them as of the close of trading on the last trading day of the immediately preceding month (the “monthly allocation convention”).

Under the monthly allocation convention, an investor who disposes of a Share during the current month will be treated as disposing of the Share immediately before the close of the last day of that month. For example, an investor who buys a Share on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because it is deemed to hold the Share through the last day of May) but none of the tax items attributable to April. The tax items attributable to that Share for April will be allocated to the person who is treated for U.S. federal income tax purposes as the holder of the Share as of the close of the last day of March. Under the monthly allocation convention, an investor who purchases and sells a Share during the same month, and therefore does not hold (and is not deemed to hold) the Share at the close of the last day of either that month or the previous month, will receive no allocations with respect to that Share for any period. Accordingly, investors may not receive allocations with respect to Shares that they actually held, or they may receive allocations with respect to Shares attributable to periods that they did not actually hold the Shares.

By investing in Shares, a U.S. Shareholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. federal income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedule K-1 or any successor form provided to Shareholders by a Fund or the Trust.

91

For any month in which a Creation Basket is issued or a Redemption Basket is redeemed, each Fund will credit or debit the “book” capital accounts of existing Shareholders with the amount of any unrealized gain or loss, respectively, on Fund assets. For this purpose, unrealized gain or loss will be computed based on the lowest NAV of each Fund’s assets during the month in which Shares are issued or redeemed, which may be different than the value of the assets on the date of an issuance or redemption (the “monthly revaluation convention”). The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for differences between the tax basis and fair market value of the property owned by each Fund at the time new Shares are issued or outstanding Shares are redeemed (so-called “reverse allocations under section 704(c)of the Code”). The intended effect of these adjustments is to allocate equitably among Shareholders any unrealized appreciation or depreciation in the Funds’ assets existing at the time of a contribution or redemption for book and tax purposes.

The Code and applicable Treasury Regulations generally require that adjustments to “book” capital accounts for purposes of reverse allocations under section 704(c) of the Code be made based on the fair market value of partnership property on the date of the adjustment and do not explicitly allow the adoption of the monthly revaluation convention. If the IRS does not accept a Fund’s monthly revaluation convention, the IRS may assert that taxable income or losses of the Fund must be reallocated amongst the Shareholders. If such an assertion were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Sponsor is authorized to revise each Fund’s revaluation method in order to comply with applicable law or to allocate items of Fund income and deductions in a manner that reflects more accurately the Shareholders’ interest in the Fund.

As noted above, the conventions used by each Fund in making tax allocations may cause a Shareholder to be allocated more or less income or loss for U.S. federal income tax purposes than its proportionate share of the economic income or loss realized by the Funds during the period such Shareholder held its Shares. This mismatch between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the Shares are sold, but could be permanent. For example, a Shareholder could be allocated ordinary income accruing after it sold its Shares, resulting in an increase in the basis of the Shares (see “Tax Basis of Shares”, below). In connection with the disposition of the Shares, the additional basis might produce a capital loss the deduction of which may be limited (see “Limitations on Deductibility of Losses and Certain Expenses”, below).

Section 754 election. Each Fund intends to make the election permitted by section 754 of the Code (a “section 754 election”), which election is irrevocable without the consent of the IRS. The effect of this election is that, when a secondary market sale of Shares occurs, the Funds adjusts the purchaser’s proportionate share of the tax basis of the Funds’ assets to fair market value, as reflected in the price paid for the Shares, as if the purchaser had made a direct acquisition of an interest in the Funds’ assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax basis of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to the partner’s share of the appreciation or depreciation in the value of the asset since the partner acquired its interest. Depending on the price paid for Shares and the tax basis of the Funds’ assets at the time of the purchase, the effect of the section 754 election on a purchaser of Shares may be favorable or unfavorable. In order to make the appropriate basis adjustments in a cost effective manner, the Funds are authorized to use certain simplifying conventions and assumptions. In particular, the Funds may obtain information regarding secondary market transactions in their Shares and use this information to make adjustments to the Shareholders’ indirect basis in the Funds’ assets. It is possible that the IRS could be successful in asserting that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some Shareholders.

92

Section 1256 Contracts. Under the Code, special rules apply to instruments constituting “section 1256 contracts.” Section 1256 requires that such instruments held at the end of a taxable year be treated as if they were sold for their fair market value on the last business day of the taxable year (i.e., “marked to market”). Moreover, any gain or loss realized from a disposition, termination or marking-to-market of section 1256 contracts is treated as long-term capital gain or loss to the extent of 60 percent thereof, and as short-term capital gain or loss to the extent of 40 percent thereof, without regard to the actual holding period. The term “section 1256 contract” generally includes, in relevant part: (1) a “regulated futures contract,” defined as a contract (a) that is traded on or subject to the rules of a national securities exchange that is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury (a “qualified board or exchange”), and (b) with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking to market”; and (2) a non-equity option traded on or subject to the rules of a qualified board or exchange.

A securities futures contract (i.e., a futures contract with respect to a single security or a narrow-based security index) is not a section 1256 contract (unless it qualifies as a “dealer securities futures contract”). Furthermore, an interest rate swap, currency swap, basis swap, interest rate cap, interest rate floor, commodity swap, equity swap, equity index swap, credit default swap or similar agreement is not a section 1256 contract, even if traded on a qualified board or exchange. Proposed Treasury Regulations interpreting this amendment to section 1256 provide that a contract constituting a notional principal contract within the meaning of section 1.446-3 of the Treasury Regulations is not subject to section 1256. The proposed regulations would expand the definition of notional principal contract under the Code in some respects. These regulations will not become effective until published in final form.

Many of the Funds’ Primary S&P Interests will qualify as “section 1256 contracts” under the Code, as may some Other S&P Interests that are cleared through a qualified board or exchange. Any gain or loss recognized by the Funds with respect to section 1256 contracts will be allocated to Shareholders in accordance with the monthly allocation convention.

In addition to the Primary S&P Interests, a Fund may also invest in swap agreements (cleared and over-the-counter), over-the-counter forward contracts, and short positions on futures contracts, as described in “Prospectus Summary—Overview of the Funds.” A Fund’s investment in these swap agreements, forward contracts and futures contracts may have various tax consequences, requiring Shareholders in such Fund to recognize ordinary income or loss or capital gain or loss. In addition, the proper tax treatment of these investments may not be entirely free from doubt.

The Fund, where appropriate, may establish a mixed straddle account with respect to its gain or loss recognized with respect to Section 1256 contracts that are held as part of a straddle involving other positions that are not Section 1256 contracts (a “mixed straddle”). If a mixed straddle election is made with respect to such account, the mixed straddle account rules require a daily “marking to market” of all open positions in the account and a daily netting of gains and losses from positions in the account. At the end of a taxable year, the annual net gains or losses from the mixed straddle account are recognized for tax purposes, thereby accelerating the Funds’ recognition of gain or loss with respect to such positions. Under the mixed straddle account rules, no more than 50 percent of the total annual mixed straddle gain could be treated as long-term capital gain. It is also possible that the Fund will designate certain investments as mixed straddles, without designating an account as a mixed straddle account. A mixed straddle is subject to special netting rules (of realized and unrealized gains and losses of each leg of the straddle) under applicable Treasury Regulations.

93

Limitations on Deductibility of Losses and Certain Expenses. A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to Shareholders by each Fund, including but not limited to those described below.

A Shareholder’s deduction of its allocable share of any loss of either Fund is limited to the lesser of (1) the tax basis in its Shares or (2) in the case of certain Shareholders including individuals and that is an individual or a closely held corporation, the amount that the Shareholder is considered to have “at risk” with respect to the Funds’ activities. Losses in excess of the amount at risk must be deferred until years in which the relevant Fund generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Individuals and other non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used to offset capital gains and then ordinary income (subject to the $3,000 annual limitation) in future years. In addition, a non-corporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

Otherwise deductible expenses incurred by non-corporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are deductible only to the extent that they exceed 2 percent of the taxpayer’s adjusted gross income for the year. The Sponsor intends to treat the expenses of each Fund as investment-related expenses subject to this miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business, and the Funds will report these expenses consistent with that interpretation. The Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals with adjusted gross income in excess of certain amounts by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3 percent of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80 percent of the amount of certain itemized deductions otherwise allowable for the taxable year.

Organizational and syndication expenses, in general, may not be deducted by either the Funds or any Shareholder. An election will be deemed to have been made by the Fund to amortize organizational expenses over a 180-month period, unless the Fund chooses to forgo the deemed election by affirmatively electing to capitalize its organizational expenses. A non-corporate Shareholder’s allocable share of such organizational expenses would constitute miscellaneous itemized deductions. Syndication expenses must be capitalized and cannot be amortized or deducted.

Non-corporate Shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a Shareholder will generally include any interest accrued by the Funds and any interest paid or accrued on direct borrowings by a Shareholder to purchase or carry its Shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

94

Individuals also are subject to certain “passive activity” loss rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule generally may be carried forward. Upon an individual’s disposition of an interest in a passive activity, the individual’s unused passive losses generally may be used to offset other (i.e., non-passive) income. Income or loss from a Fund’s investments are not expected to constitute income or losses from a passive activity. Furthermore, under special rules applicable to publicly traded partnerships, even if income or loss from a Fund’s investments were to constitute income or loss from a passive activity, such income or loss generally could not be used by a Shareholder to offset income or loss from other sources.

To the extent that each Fund allocates losses or expenses to a Shareholder that are deferred or disallowed as a result of the limitations described above or other limitations in the Code, the Shareholder may be taxed on income in excess of its economic income or distributions (if any) on its Shares. For example, a Shareholder could be allocated and required to pay tax on its share of interest income accrued by the relevant Fund for a particular taxable year and, in the same year, be allocated a share of a capital loss that the Shareholder cannot deduct currently because it has insufficient capital gains against which to offset the loss. As another example, a Shareholder could be allocated and required to pay tax on its share of interest income and capital gain for a year, but be unable to deduct some or all of its share of each Fund’s expenses and/or margin account interest incurred by the Shareholder with respect to its Shares. Each Shareholder is urged to consult its own professional tax advisor regarding the effect of limitations under the Code on the ability to deduct its allocable share of each Fund’s losses and expenses.

Tax Basis of Shares

A Shareholder’s tax basis in its Shares is important in determining (1) the amount of taxable gain or loss that it will realize on the sale or other disposition of its Shares, (2) the amount of non-taxable distributions that it may receive from each Fund, and (3) its ability to utilize its distributive share of any losses of the relevant Fund on its tax return. A Shareholder’s initial tax basis of its Shares will equal its cost for the Shares plus its share of the Funds’ liabilities (if any) at the time of purchase. In general, a Shareholder’s “share” of the Funds’ liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse loan of the Funds as to which the Shareholder or an affiliate of the Shareholder is the creditor or otherwise bears the risk of loss (a “partner nonrecourse liability”) and (ii) the Shareholder’s allocable share of any liabilities of the Funds that are not partner nonrecourse liabilities as to any Shareholder and as to which no Shareholder otherwise bears the economic risk of loss.

A Shareholder’s tax basis in its Shares generally will be (1) increased by (a) its allocable share of the relevant Fund’s taxable income and gain and (b) any additional contributions by the Shareholder to the Funds and (2) decreased (but not below zero) by (a) its allocable share of the relevant Funds’ tax deductions and losses and (b) distributions (if any) by the Funds to the Shareholder. For this purpose, an increase in a Shareholder’s share of the relevant Fund’s liabilities will be treated as a contribution of cash by the Shareholder to the relevant Fund and a decrease in that share will be treated as a distribution of cash by the relevant Fund to the Shareholder. A Shareholder will be required to maintain a single, “unified” basis in all Shares that it owns. As a result, when a Shareholder that acquired its Shares at different prices sells less than all of its Shares, such Shareholder will not be entitled to specify particular Shares (i.e., those with a higher basis) as having been sold. Rather, the Shareholder must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its Shares to the Shares sold.

95

Treatment of each Fund’s Distributions. If a Fund makes non-liquidating distributions to Shareholders, such distributions generally will not be taxable to a Shareholder for U.S. federal income tax purposes except to the extent that the sum of (i) the amount of cash and (ii) subject to certain exceptions, the fair market value of marketable securities distributed exceeds the Shareholder’s adjusted basis of its interest in the Fund immediately before the distribution. Any such distributions in excess of a Shareholder’s tax basis generally will be treated as gain from the sale or exchange of Shares.

Constructive Termination. Each Fund will be considered to have been terminated for U.S. federal income tax purposes if there is a sale or exchange of 50 percent or more of the total interests in its Shares within a 12-month period. A termination would result in the closing of the Funds’ taxable year. In the case of a Shareholder reporting on a taxable year other than a calendar year, the closing of the Funds’ taxable year may result in more than 12 months of taxable income or loss being includable in the Shareholder’s taxable income for the year of termination. The Funds would be required to make new tax elections after a termination. A termination could result in tax penalties if the Funds were unable to determine that the termination had occurred. Moreover, a termination may accelerate the application of, or subject the Funds to, any tax legislation enacted before the termination.

Tax Consequences of Disposition of Shares

If a Shareholder sells its Shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the Shares sold. A Shareholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of a Fund’s debt outstanding.

Subject to the rules outlined below under section 751 of the Code, gain or loss recognized by a Shareholder on the sale or exchange of Shares held for more than one year generally will be taxable as long-term capital gain or loss; otherwise, such gain or loss generally will be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that allows Shareholders to identify and use the actual holding periods for the Shares sold for purposes of determining whether the gain or loss recognized on a sale of Shares will give rise to long-term or short-term capital gain or loss. It is expected that most Shareholders will be eligible to elect to identify and use the actual holding period for Shares sold. If a Shareholder fails to make the election or is not able to identify the holding periods of the Shares sold, the Shareholder may have a split holding period in the Shares sold. Under such circumstances, a Shareholder will be required to determine its holding period in the Shares sold by first determining the portion of its entire interest in a Fund that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The Shareholder then would treat each Share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in a Fund.

Under section 751 of the Code, a portion of a Shareholder’s gain or loss from the sale of Shares (regardless of the holding period for such Shares), will be computed separately and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by a Fund. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent that such items would give rise to ordinary income if sold by a Fund.

If some or all of a Shareholder’s Shares are lent by its broker or other agent to a third party—for example, for use by the third party in covering a short sale—the Shareholder may be considered as having made a taxable disposition of the loaned Shares, in which case—

•	The Shareholder may recognize taxable gain or loss to the same extent as if it had sold the Shares for cash;

96

•	Any of the income, gain, loss, or deduction allocable to those Shares during the period of the loan is not reportable by the Shareholder for U.S. federal income tax purposes; and

•	Any distributions that the Shareholder receives with respect to the Shares under the loan agreement will be fully taxable to the Shareholder, most likely as ordinary income.

Shareholders desiring to avoid these and other possible consequences of a deemed disposition of their Shares should consider modifying any applicable brokerage account agreements to prohibit the lending of their Shares.

Creation and Redemption of Baskets

Shareholders, other than Authorized Purchasers (or holders for which an Authorized Purchaser is acting), generally will not recognize gain or loss as a result of an Authorized Purchaser’s creation of a Creation Basket or redemption of a Redemption Basket. If the Fund disposes of assets in connection with the redemption of a Redemption Basket, however, the disposition may give rise to gain or loss that will be allocated in part to Shareholders. An Authorized Purchaser’s creation or redemption of a Creation Basket or Redemption Basket, respectively, also may affect a Shareholder’s share of the Funds’ tax basis in their assets, which could affect the amount of gain or loss allocated to the Shareholder on the sale or disposition of portfolio assets by the Funds.

Other U.S. Federal Income Tax Matters

Information Reporting. Each Fund provides tax information to Shareholders and to the IRS. Shareholders will be treated as partners for U.S. federal income tax purposes. Accordingly, the Funds will furnish Shareholders each year with tax information on IRS Schedule K-1 (Form 1065), which will be used by the Shareholders in completing their tax returns. The IRS has ruled that assignees of partnership interests that have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for U.S. federal income tax purposes. On the basis of this ruling, except as otherwise provided herein, the Funds will treat as a Shareholder any person whose shares are held on their behalf by a broker or other nominee if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the Shares.

Persons who hold an interest in the Funds as a nominee for another person are required to furnish to the Funds the following information: (1) the name, address, and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the number and a description of Shares acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions who hold an interest in the Funds through a nominee that is not subject to the foregoing rule are required to furnish certain information, including whether they are U.S. persons and certain information on Shares that they acquire, hold, or transfer for their own account. The Code generally imposes a penalty for the failure to report such information to the Funds equal to $250 per failure, up to a maximum of $3,000,000 per calendar year. The nominee is required to supply the beneficial owner of the Shares with the information furnished to the Funds.

97

Partnership Audit Procedures. The IRS may audit the U.S. federal income tax returns filed by each Fund. Adjustments resulting from any such audit may require a Shareholder to adjust a prior year’s tax liability and could result in an audit of the Shareholder’s own return. Any audit of a Shareholder’s return could result in adjustments of non-partnership items as well as each Fund’s items. Partnerships generally are treated as separate entities for purposes of U.S. federal income tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss, and deduction are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the partners. The Code provides for one partner to be designated as the “tax matters partner” and to represent the partnership at these proceedings. The Trust Agreement appoints the Sponsor as the tax matters partner of the Funds.

On November 2, 2015, the Bipartisan Budget Act of 2015 was signed into law, and contains new partnership audit rules that will take effect with respect to returns filed for partnership taxable years beginning on or after January 1, 2018. In addition to other changes, generally under these rules (i) unless a partnership elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the partnership rather than its partners, and (ii) a partnership shall appoint one person to act as its sole representative in connection with IRS audits and related procedures, and that representative’s actions, including making available elections, agreeing to settlements with the IRS and extending by agreement the statute of limitations for the assessment of tax, will be binding on all partners. Because the tax under these rules would be assessed against the partnership in the year the audit (or any judicial review) is completed, a new partner could bear the burden of an audit that relates to a year preceding the partner’s admission to the partnership.

Reportable Transaction Rules. In certain circumstances, the Code and Treasury Regulations require that the IRS be notified of transactions through a disclosure statement attached to a taxpayer’s U.S. federal income tax return. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits, and they could require disclosure by the Trust or Shareholders if a Shareholder incurs a loss in excess of a specified threshold from a sale or redemption of its Shares and possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the Shares, even if the taxpayer’s basis in such interests is equal to the amount of cash that it paid for such interests. In addition, significant monetary penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors should consult their own tax advisor concerning the application of these reporting requirements to their specific situation.

Tax-Exempt Organizations. Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations, and certain other organizations that otherwise are exempt from U.S. federal income tax (collectively “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If a Fund were to regularly carry on (directly or indirectly) a trade or business that is unrelated to the exercise or performance of the exempt purpose or function of an exempt organization Shareholder, then, in computing its UBTI, that Shareholder would have to include its share of (1) the Fund’s gross income from the unrelated trade or business, whether or not distributed, and (2) the Fund’s allowable deductions directly connected with that gross income.

98

UBTI generally does not include dividends, interest, payments with respect to securities loans, or gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI to the extent attributable to “acquisition indebtedness,” as described below. Debt-financed property generally is income-producing property (including securities) the use of which is not substantially related to the exempt organization’s tax-exempt purpose or function, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition). Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and, at the time of acquisition, the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness for the portion of the taxable year the property is held (or in the case of a sale or other disposition of debt-financed property, the highest amount of the acquisition indebtedness during the 12-month period prior to disposition) over the average adjusted basis of the property for the tax year. In light of the foregoing, debt incurred by the Funds directly, or by an entity in which the Funds invest, could cause the Funds’ income to be treated as UBTI to a tax-exempt Shareholder, even if such income would not otherwise be treated as UBTI, if the debt in question is related to the acquisition of the asset giving rise to such income. The Sponsor currently does not anticipate that either Fund will borrow money to acquire investments; however, the Sponsor cannot be certain that the Funds will not borrow for such purpose in the future. In addition, an exempt organization Shareholder that incurs acquisition indebtedness to purchase its Shares in the Funds may have UBTI.

The U.S. federal income tax rate applicable to an exempt organization Shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the Shareholder’s form of organization. Each Fund will report to each such Shareholder information as to the portion, if any, of the Shareholder’s income and gains from the particular Fund for any year that will be treated as UBTI. The calculation of that amount is complex, and there can be no assurance that the Fund’s calculation of UBTI will be accepted by the IRS. An exempt organization Shareholder will be required to make payments of estimated U.S. federal income tax with respect to its UBTI.

In addition to the UBTI rules discussed above, certain exempt-organizations may be subject to set-aside rules and excise taxes as to which they should consult their tax advisors.

Regulated Investment Companies. RICs are subject to a 90 percent annual gross income test and must satisfy certain diversification requirements with respect to their assets (generally at the close of each quarter of the taxable year). Under the income test, at least 90 percent of a RIC’s gross income must be derived from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock or securities or foreign currencies or other income derived with respect to its business of investing in stock, securities or currencies (“RIC Qualifying Income”). Very generally, under the diversification test, at the close of each quarter of a RIC’s taxable year, at least 50 percent of the value of its assets must be made up of cash, government securities and securities of other issuers, and no more than 25 percent of the value of its assets may be invested in the securities of a single issuer.

Special rules apply to investments held by a RIC in a qualified PTP. A partnership that is publicly traded will qualify as a qualified PTP unless 90 percent or more of its gross income consist of income that would, if realized by a RIC, count towards the 90 percent income requirement described above. If a RIC holds interests in a partnership that is a qualified PTP, qualifying income for purposes of the 90 percent gross income test includes net income derived from interests in the qualified PTP and the 25 percent asset limitation described above applies to the equity securities of the qualified PTP. If a RIC holds interests in a partnership that is not a qualified PTP, then the RIC generally is required to look through to its distributable share of the partnership’s gross income for purposes of applying the income test. The IRS has ruled in certain circumstances that a RIC also should look through to the assets of a partnership that is not a qualified PTP for purposes of the diversification test.

99

The Sponsor has not determined whether or not the Funds will be treated as qualified PTPs. Potential RIC investors are urged to consult their own tax advisor regarding the application of the RIC rules to an investment in a Fund.

U.S. Federal Income Tax Considerations for Non-U.S. Shareholders

Generally, non-U.S. persons who derive U.S.-source income or gain from investing or engaging in a U.S. trade or business are taxable on two categories of income. The first category consists of amounts that are fixed or determinable, annual or periodic income, such as interest, dividends, and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest,” as discussed below) generally is subject to a 30 percent U.S. withholding tax, which may be reduced for certain categories of income by a treaty between the United States and the recipient’s country of residence. In contrast, ECI generally is subject to U.S. federal income tax on a net basis at graduated rates.

Withholding on Allocations and Distributions. The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year also will be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer in such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if (i) the commodities are of a kind customarily dealt in on an organized commodity exchange and (ii) the transaction is of a kind customarily consummated at such place. Although the matter is not free from doubt, in light of the activities currently contemplated for each Fund, the Sponsor does not believe the Funds will be treated as engaged in a trade or business within the United States. However, there can be no assurance that the IRS would not be successful in asserting that a Fund is engaged in a U.S. trade or business.

In the event that a Fund is considered to be engaged in a U.S. trade or business, the Fund would be required to withhold at the highest rate specified in section 1 of the Code (currently 39.6 percent) on allocations of its ECI to non-corporate Non-U.S. Shareholders and the highest rate specified in section 11(b) of the Code (currently 35 percent) on allocations of its ECI to corporate Non-U.S. Shareholders when such income is distributed. A Non-U.S. Shareholder with ECI generally will be required to file a U.S. federal income tax return, and the return will provide the Non U.S. Shareholder with the mechanism to seek a refund of any withholding in excess of such Shareholder’s actual U.S. federal income tax liability. In addition, non-U.S. Shareholders that are corporations may be subject to a 30 percent branch profits tax.

Even if the Funds did not realize ECI, a Non U.S. Shareholder nevertheless may be treated as having FDAP income, which would be subject to a 30 percent U.S. withholding tax (possibly subject to reduction by an applicable income tax treaty), with respect to some or all of its distributions from a Fund or its allocable share of the Fund’s income.

Amounts withheld by each Fund on behalf of a Non-U.S. Shareholder will be treated as being distributed to such Shareholder to the extent possible. In some cases, the Funds may not be able to match the economic cost of satisfying their withholding obligations to a particular Non-U.S. Shareholder, which may result in that cost being borne by the Funds, generally, and accordingly, by all Shareholders proportionately.

100

To the extent that any interest income allocated to a Non-U.S. Shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the Non-U.S. Shareholder nor a subsequent distribution of such interest income to the Non-U.S. Shareholder will be subject to withholding, provided that the Non-U.S. Shareholder is not otherwise engaged in a trade or business in the United States and provides each Fund with a timely and properly completed and executed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable form. In general, portfolio interest is interest (other than certain contingent interest) paid on debt obligations issued in registered form, unless the recipient is a bank or owns 10 percent or more of the voting power of the issuer.

The Trust expects that most of each Fund’s interest income will qualify as portfolio interest. In order for the Funds to avoid withholding on any interest income allocable to Non-U.S. Shareholders that would qualify as portfolio interest, it will be necessary for all Non-U.S. Shareholders to provide the Funds with a timely and properly completed and executed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable form.

Gain from Sale of Shares. Assuming the Funds are not engaged in a U.S. trade or business, gain from the sale or exchange of Shares still may be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act generally requires the Funds to comply with various tax reporting requirements and imposes a 30 percent U.S. withholding tax on payments of certain types of income to “foreign financial institutions” that fail to enter into an agreement with the U.S. Treasury Department to report certain required information with respect to accounts held by U.S. persons (or held by certain foreign entities that have U.S. persons as substantial owners). The types of income subject to the tax include U.S.-source interest and dividends and the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30 percent U.S. withholding tax on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10 percent U.S. owner or provides the withholding agent with identifying information on each greater than 10 percent U.S. owner. Depending on the status of a Non-U.S. Shareholder and the status of the intermediaries through which it holds Shares, a Non-U.S. Shareholder could be subject to this 30 percent U.S. withholding tax with respect to distributions on its Shares and proceeds from the sale of its Shares. Under certain circumstances, a Non-U.S. Shareholder may be eligible for a refund or credit of such taxes.

Prospective Non-U.S. Shareholders should consult their own tax advisor regarding these and other tax issues unique to Non-U.S. Shareholders.

Backup Withholding

Each Fund may be required to withhold U.S. federal income tax (“backup withholding”) from payments to: (1) any Shareholder who fails to furnish a Fund with his, her or its correct taxpayer identification number or a certificate that the Shareholder is exempt from backup withholding, and (2) any Shareholder with respect to which the IRS notifies a Fund that the Shareholder is subject to backup withholding. Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular U.S. federal income tax liability if appropriate information is provided to the IRS. The backup withholding rate is the fourth lowest rate applicable to individuals under section 1(c) of the Code (currently 28 percent), and may increase in future tax years.

101

Other Tax Considerations

In addition to U.S. federal income taxes, Shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, inheritance, or intangible taxes that may be imposed by the various jurisdictions in which the Funds do business or own property or where the Shareholders reside. Although an analysis of those various taxes is not presented herein, each prospective Shareholder should consider their potential impact on its investment in the Funds. It is each Shareholder’s responsibility to file the appropriate U.S. federal, state, local, and non-U.S. tax returns. Kaye Scholer has not provided an opinion concerning any aspects of state, local, or non-U.S. tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.

Investment By ERISA Accounts

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of an employee benefit plan as defined in ERISA or a plan as defined in Section 4975 of the Code who has investment discretion should take into account before deciding to invest the plan’s assets in either Fund. Employee benefit plans under ERISA and plans under the Code are collectively referred to below as “plans,” and fiduciaries with investment discretion are referred to below as “plan fiduciaries.”

This summary is based on the provisions of ERISA and the Code as of the date hereof. This summary is not intended to be complete, but only to address certain questions under ERISA and the Code likely to be raised by your advisors. The summary does not include state or local law.

Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in a Fund and the manner in which Shares should be purchased.

Special Investment Considerations

Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in a Fund, including the role that an investment in the Fund would play in the plan’s overall investment portfolio. Each plan fiduciary, before deciding to invest in a Fund, must be satisfied that the investment is prudent for the plan, that the investments of the plan are diversified so as to minimize the risk of large losses, and that an investment in the Fund complies with the terms of the plan.

The Funds and Plan Assets

A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a statutory trust will result in the underlying assets of the statutory trust being deemed plan assets for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of a statutory trust will not be plan assets of a plan that purchases an equity interest in the statutory trust if the equity interest purchased is a publicly-offered security. If the underlying assets of a statutory trust are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that trust would be subject to and, in some cases, limited by the provisions of ERISA and Section 4975 of the Code.

102

The publicly-offered security exception described above applies if the equity interest is a security that is:

(1)	freely transferable (determined based on the relevant facts and circumstances);

(2)	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

(3)	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the 1934 Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The plan asset regulations under ERISA state that the determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law; and (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security.

The Sponsor believes that the conditions described above are satisfied with respect to each Fund’s Shares. The Sponsor believes that each Fund’s Shares therefore constitute publicly-offered securities, and the underlying assets of each Fund should not be considered to constitute plan assets of any plan that purchases its Shares.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving a plan and persons who have certain specified relationships to the plan. In general, Shares of a Fund may not be purchased with the assets of a plan if the Sponsor, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees either:

•	exercise any discretionary authority or discretionary control with respect to management of the plan;

•	exercise any authority or control with respect to management or disposition of the assets of the plan;

•	render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan;

•	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or

•	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in Shares of a Fund is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in Shares of a Fund constitutes an arrangement under which the Fund is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the Shares, (3) the investing plan, by itself, has the authority or influence to cause a Fund to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause a Fund to engage in such transactions with such person.

103

Special IRA Rules

IRAs are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from a Fund and its custodial arrangement. If a separate qualifying custodial arrangement is not maintained, an investment in the Shares of a Fund will be treated as a distribution from the IRA. Second, IRAs are prohibited from investing in certain commingled investments, and the Sponsor makes no representation regarding whether an investment in Shares of a Fund is an inappropriate commingled investment for an IRA. Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Certain employee benefit plans may be governmental plans or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the prohibited transaction provisions described above apply to them. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which are similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in a Fund (and any continued investment in a Fund), or the operation and administration of a Fund, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in a Fund is not to be construed as a representation by the Trust, such Fund, the Sponsor, any trading advisor, any clearing broker, the Marketing Agent or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan. The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in a Fund in light of the circumstances of the particular plan, current tax law and ERISA.

104

INFORMATION YOU SHOULD KNOW

This prospectus contains information you should consider when making an investment decision about the Shares of any Fund. You should rely only on the information contained in this prospectus or any applicable prospectus supplement. None of the Trust, either Fund or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the Shares of any Fund in any jurisdiction where the offer or sale of such Shares is not permitted.

The information contained in this prospectus was obtained from the Trust and other sources believed by the Trust to be reliable.

You should disregard anything the Trust said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement. Where the context requires, when the Trust refers to this “prospectus,” it is referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

The Trust includes cross references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed on behalf of each Fund a registration statement on Form S-1 with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust, either Fund or the Shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Trust, each Fund and their Shares can also be obtained from the Funds’ website, which is www.forceshares.com. The Funds’ website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Trust is subject to the informational requirements of the 1934 Act and will file certain reports and other information with the SEC under the 1934 Act. The Sponsor will file an updated prospectus annually for each Fund pursuant to the 1933 Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

105

APPENDIX A:
Glossary of Defined Terms

In this prospectus, each of the following terms has the meaning set forth after such term:

Administrator: USBancorp Fund Services, LLC.

Authorized Purchaser: An entity that has entered into an agreement permitting it to purchase or redeem Creation Baskets or Redemption Baskets, respectively, from or to either Fund.

Benchmark: The closing settlement prices for futures contracts the daily changes in which each Fund attempts to track.

Benchmark Component Futures Contracts: The futures contracts that at any given time make up the Benchmark.

Big S&P Contracts: Standard & Poor’s 500 Stock Price Index Futures contracts.

Business Day: Any day other than a day when either of the Exchange or CME is closed for regular trading.

CEA: The Commodity Exchange Act.

CFTC: Commodity Futures Trading Commission, an independent federal agency with the mandate to regulate commodity futures and options in the United States.

Chicago Mercantile Exchange (CME): The primary exchange on which Primary S&P Interests are traded in the U.S. Each Fund expressly disclaims any association with the CME or endorsement of either Fund by the CME and acknowledges that “CME” and “Chicago Mercantile Exchange” are registered trademarks of such exchange.

Code: The U.S. Internal Revenue Code of 1986, as amended.

Covered Persons: The Sponsor, the Trustee and their respective affiliates.

Creation Basket: A block of 50,000 Shares used by a Fund to issue Shares.

Custodian: U.S. Bank National Association

Deferred month futures contract: A futures contract that is the “later month” or “second-to-expire” futures contract.

DTC: The Depository Trust Company. DTC will act as the securities depository for the Shares.

DTC Participant: An entity that has an account with DTC.

ECI: Income that is effectively connected with the conduct of a U.S. trade or business.

A-1

E-Minis: E-Mini™ S&P 500® Futures contracts.

EOD: End of day.

ERISA: Employee Retirement Income Security Act of 1974

Exchange: NYSE Arca, Inc.

FCMs: Futures commission merchants.

FDAP: Fixed or determinable, annual or periodic income, such as interest, dividends, and rent that are not connected with the operation of a U.S. trade or business.

FINRA: Financial Industry Regulatory Authority, Inc., formerly the National Association of Securities Dealers.

Funds: The Long Fund and the Short Fund.

IFV: The indicative fund value calculated and disseminated by the Exchange throughout each trading day.

Indirect Participants: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

IRA: Individual retirement account.

IRS: The U.S. Internal Revenue Service.

JOBS Act: The Jumpstart Our Business Startups Act.

Lead month futures contract: A futures contract that is the “near month” or “next-to-expire” futures contract.

Long Fund: ForceShares Daily 4X US Market Futures Long Fund.

Marketing Agent: ALPS Distributors, Inc.

NAV: Net Asset Value of a Fund.

NFA: National Futures Association.

Non-U.S. Shareholder: A holder of Shares that is not a U.S. Shareholder and is not treated as a partnership for U.S. federal income tax purposes.

1933 Act: The Securities Act of 1933, as amended.

1934 Act: The Securities Exchange Act of 1934, as amended.

1940 Act: The Investment Company Act of 1940, as amended.

A-2

Other S&P Interests: Contracts, securities and instruments, other than Primary S&P Interests, such as swaps, that the Sponsor determines, in its sole discretion, further a Fund’s primary investment objective.

Primary S&P Interests: Big S&P Contracts and E-Minis.

Purchase Settlement Date: The date on which a purchase order for Shares of a Fund is to be settled between the Fund and the applicable Authorized Purchaser.

Redemption Basket: A block of 50,000 Shares used by a Fund to redeem Shares.

Redemption Settlement Date: The date on which a redemption order for Shares of a Fund is to be settled between the Fund and the applicable Authorized Purchaser.

Register: The record of all Shareholders and holders of the Shares in certificated form that is maintained by the Custodian.

Registered Representative: An employee of the Sponsor registered with the Marketing Agent.

Sarbanes Oxley: The Sarbanes Oxley Act of 2002.

SEC: The U.S. Securities and Exchange Commission.

Shareholders: Holders of Shares of a Fund.

Shares: Common units representing fractional undivided beneficial interests in a Fund.

Short Fund: ForceShares Daily 4X US Market Futures Short Fund.

Sponsor: ForceShares LLC, a Delaware limited liability company.

Stop Options: Put options purchased by the Long Fund or call options purchased by the Short Fund in furtherance of the Funds’ secondary investment strategy.

S&P 500 Index: The S&P 500® or Standard & Poor’s 500® is an index of 500 U.S. operating companies and real estate investment trusts operated by S&P Dow Jones Indices. The Benchmark value is derived from Big S&P Contracts whose value is related to the S&P 500 Index.

S&P Interests: Primary S&P Interests and Other S&P Interests.

Treasury Regulations: U.S. Department of Treasury regulations promulgated under the Code.

Trust: ForceShares Trust, a Delaware Statutory Trust.

Trust Agreement: The Declaration of Trust and Trust Agreement of the Trust effective as of [•].

Trustee Indemnified Parties: The Trustee and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants.

A-3

U.S. Shareholder: A Shareholder that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized in the United States or under the laws of the United States or any state thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust (X) the administration over which a U.S. court can exercise primary supervision and all of the substantial decisions of which one or more U.S. persons have the authority to control as described in section 7701(a)(30) of the Code or (Y) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

UBTI: Unrelated business taxable income.

A-4

PROSPECTUS

FORCESHARES TRUST

$[•] ForceShares Daily 4X US Market Futures Long Fund Shares
$[•] ForceShares Daily 4X US Market Futures Short Fund Shares

Until ________, 2016 (25 calendar days after the date of this prospectus), all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

________, 2016

PART II

Information Not Required in the Prospectus

Item 13. Other Expenses of Issuance and Distribution

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the units pursuant to the prospectus contained in this registration statement.

Amount
SEC registration fee (actual)	$	[•]
Exchange Listing Fee	$	[•]
FINRA filing fees (actual)	$	[•]
Blue Sky expenses	$	[•]
Auditor’s fees and expenses	$	[•]
Legal fees and expenses	$	[•]
Printing expenses	$	[•]
Miscellaneous expenses		[•]
Total	$	[•]

Item 14. Indemnification of Directors and Officers

The Declaration of Trust and Trust Agreement (the “Trust Agreement”) of the ForceShares Trust (the “Trust”) provides that ForceShares LLC, as sponsor of the Trust (the “Sponsor”) shall be indemnified by the series of the Trust (or, by a series of the Trust separately to the extent the matter in question relates to a single series or disproportionately affects a series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the applicable trust estate or trust estates. All rights to indemnification permitted by the Trust Agreement and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the foregoing, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

Certain officers of the Sponsor are insured against liability for certain errors or omissions which an officer may incur or that may arise out of his or her capacity as such. The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited by the Trust Agreement.

II-1

Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Sponsor shall be paid by the applicable series of the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the applicable series in cases in which it is not entitled to indemnification under the Trust Agreement.

For purposes of the indemnification provisions of the Trust Agreement, the term “Sponsor” includes, in addition to the Sponsor, any other covered person performing services on behalf of the Trust and acting within the scope of the Sponsor’s authority as set forth in the Trust Agreement.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to Trust business, such Shareholder (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

The payment of any amount pursuant to the Trust Agreement shall take into account the allocation of liabilities and other amounts, as appropriate, among the series of the Trust.

Item 15. Recent Sales of Unregistered Securities

On [•], the Sponsor made a $[•] capital contribution to each Fund in exchange for [•] Shares of each Fund representing a beneficial interest in the Fund.

The above-described transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”) or Regulation D promulgated thereunder as a transaction not involving a public offering. No general solicitation was made by either Fund, the Trust or any person acting on their behalf; the securities sold are subject to transfer restrictions and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

4.1 (1)	Declaration of Trust and Trust Agreement of the registrant.
4.2 (1)	Certificate of Trust of the registrant.
4.3 (1)	Form of Global Certificate for Long Fund Shares.
4.4 (1)	Form of Global Certificate for Short Fund Shares.
4.5 (1)	Sponsor Agreement.
5.1 (1)	Opinion of Kaye Scholer LLP relating to the legality of the Shares.
8.1 (1)	Opinion of Kaye Scholer LLP with respect to federal income tax consequences.
10.1 (1)	Form of Authorized Purchaser Agreement.
10.2 (1)	Marketing Agent Agreement.
10.3 (1)	Global Custody Agreement.
10.4 (1)	Services Agreement.
10.5 (1)	Transfer Agency and Service Agreement.
10.6 (1)	Depository Agreement.

II-2

23.1 (1)	Consent of Kaye Scholer LLP.
23.2 (1)	Consent of Independent Registered Public Accounting Firm.
24.1 (1)	Powers of Attorney.

(1)	To be filed by Pre-Effective Amendment to the Registration Statement.

(b)          Financial Statement Schedules

The financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.

Item 17. Undertakings

(a)          Each undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the 1933 Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)          That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the 1933 Act to any purchaser:

(i)           If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-3

(5)          That, for the purpose of determining liability of the registrant under the 1933 Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of St. Louis, state of Missouri, on September 30, 2016.

ForceShares Trust

By:	ForceShares LLC, Sponsor

By:	/s/ Kris Wallace
Name:	Kris Wallace
Title:	Principal Executive Officer and Member

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date

/s/ Kris Wallace	Principal Executive Officer of the Sponsor	September 30, 2016
Kris Wallace

/s/ John A. Flanagan	Principal Financial Officer of the Sponsor	September 30, 2016
John A. Flanagan